                                                                EXHIBIT (p)(1.1)

                      CODE OF ETHICS AND BUSINESS PRACTICES



                          AEW CAPITAL MANAGEMENT, L.P.

                         AEW REAL ESTATE ADVISORS, INC.
                               AEW ADVISORS, INC.
                        AEW MANAGEMENT AND ADVISORS, L.P.








I.   INTRODUCTION

     AEW Capital Management ("AEW" or the "Firm") puts its clients' interests first and expects each of its employees to do the same. AEW expects its employees to hold themselves to the highest standard of conduct. It is of paramount importance to AEW that our clients never have reason to doubt their decision to place their faith and confidence in us. It is the policy of AEW that investment advisory services of AEW and all related activities comply fully with the highest principles of fiduciary responsibility and with the provisions of the Investment Advisors Act of 1940 and the rules and regulations thereunder, as well as other federal and state statutes and regulations pertaining to AEW's activities.

     One of the most valued assets of the Firm is the dedication, service and integrity of its employees. AEW constantly strives to maintain the highest level of ethical business practices, which its clients expect and deserve. Exactly what constitutes an unethical business practice or a conflict of interest is both a moral and legal question. The Firm recognizes and respects each employee's right to engage in activities outside of his or her employment which are private in nature and do not in any way conflict with or reflect poorly on the Firm. Management reserves the right, however, to determine when an employee's activities represent a conflict with the Firm's interest and to take whatever action is necessary to resolve the situation.
To this end, all employees of AEW and its subsidiaries (including, without limitation, AEW Real Estate Advisors, Inc., AEW Advisors, Inc. and AEW Management and Advisors, L.P.) are required to abide by the following policies and guidelines (as used herein, the term "AEW" or the "Firm" shall include, as appropriate, subsidiaries of AEW Capital Management, L.P.). Failure to comply with them may result in sanctions up to and including termination of employment, and, in some instances, damages in civil lawsuits or criminal penalties which could involve fines and/or imprisonment. If you should have any questions about these policies and guidelines or their applicability to any given situation, you should immediately contact the Firm's Compliance Officer or, in his absence, the General Counsel.

II.  CONFLICTS OF INTEREST

     Prohibited Conduct:

     You may not:

     - Use your position in the Firm or knowledge of its clients' affairs for outside personal gain.

     - Misuse proprietary or privileged information or reveal confidential data to outsiders.

     - Simultaneously be employed by or do consulting work for another firm, particularly if that firm is a competitor with or supplier to AEW.

     - Have, either directly or through a family member or other relative, a significant ownership interest or other participation in a firm with which AEW does business.

     - Serve on the Board of Directors of a publicly-traded company, absent prior authorization of the President of AEW. If Board service is authorized, appropriate "FORMAL SCREEN" procedures will be adopted and enforced.

     - Accept gifts or excessive entertainment from any person or entity doing business or seeking to do business with AEW. (See Employee Handbook for details on this policy).

     - Pay, solicit or accept bribes or kickbacks.

     - Engage in any other form of conduct raising an issue regarding a possible conflict of interest with AEW or one or more of its clients.

III. INSIDER TRADING

     GENERAL RULE: Neither you nor any member of your family may trade in any type of securities of an issuer, either personally or on behalf of AEW or others, while in possession of material, nonpublic information about issuer, I.E., inside information and insider trading. In addition, you may not communicate material, nonpublic information to others.

     DEFINITIONS:

          "MATERIAL" means information about an issuer, its prospects or securities which is likely to be considered important by reasonable investors in determining whether or not to trade in securities of an issuer or which could affect the market price of that issuer's securities. Some examples of material information are information about earnings and cash flow, dividend action, pending acquisitions and dispositions, major personnel changes, etc.

          "NONPUBLIC" means information that has not been disclosed generally to the marketplace. In this case, a press release or newspaper or magazine article are among the best evidence of the public nature of information.

IV.  TRADING IN REAL ESTATE SECURITIES

     GENERAL RULE FOR ALL EMPLOYEES: No employee shall purchase or sell, directly or indirectly, or by reason of any such transaction acquire, any direct or indirect legal or beneficial ownership of any securities of any real estate investment trust, partnership, limited liability company, business trust or other type of entity that invests primarily in commercial, industrial, office, retail or multi-family residential real estate, mortgages, hotels or other interests in real estate ("Real Estate Securities") without submitting a prior written request to and receiving approval from the Compliance Officer on the form attached as EXHIBIT B. ANY QUESTIONS AS TO WHAT CONSTITUTES REAL ESTATE SECURITIES SHOULD BE ADDRESSED TO THE COMPLIANCE OFFICER.

     EXCEPTIONS:

          MUTUAL FUND SHARES: Shares of open-end mutual funds that invest in Real Estate Securities should not be considered to be Real Estate Securities and hence may be traded by employees without obtaining approval in advance.

          INDEPENDENTLY MANAGED DISCRETIONARY ACCOUNTS: Employees who have arrangements with investment managers who manage their investment accounts on a discretionary basis do not need to pre-clear transactions in Real Estate Securities in such accounts, PROVIDED THAT such employees shall not make recommendations or give instructions to such investment managers with respect to any decision to buy or sell particular Real Estate Securities in such accounts without prior approval from the Compliance officer as provided above.

     RULE FOR ALL PERSONS INVOLVED IN TRADING OR RECOMMENDING SECURITIES FOR CLIENT ACCOUNTS: Any employee of AEW who recommends or executes trades in Real Estate Securities for client accounts shall not purchase or sell, or by reason of any such transaction acquire any direct or indirect beneficial interest in, Real Estate Securities which are the primary focus of such client accounts. Any other purchase or sale of Real Estate Securities by such persons shall require pre-clearance as provided above. The Firm will, from time to time, directly identify the employees who are subject to this limitation.

     REPORTING:

          INITIAL REPORT: Upon adoption of this Code or commencement of employment, if later, you must complete and return a copy of EXHIBIT A to the Firm's Compliance Officer.

          REQUEST PERMISSION TO TRADE: If you are eligible to seek permission to trade in Real Estate Securities, you must complete a copy of EXHIBIT B, in duplicate, and have it approved in writing by the Compliance Officer prior to the trade.

          PERIODIC REPORT: If you have received permission to purchase or sell any Real Estate Securities and have actually purchased or sold such securities during a calendar quarter ending March 31, June 30, September 30 or December

31, you must within ten days after the end of that quarter complete a copy of EXHIBIT C and return it to the Compliance Officer.

          ANNUAL REPORT: Once each year, you will be asked to complete, sign and return to the Firm's Compliance Officer a copy of the form attached as EXHIBIT D.

          SPECIAL MUTUAL FUND REPORTING: If you won 5% or more of the total outstanding securities of any registered investment company that invests in Real Estate Securities, you should note such holdings on the periodic and annual reports discussed above.


V.   CONCLUSION

     This Code of Ethics is adopted pursuant to the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940, as amended. This Code supersedes the prior Code of Ethics and Business Practices of Aldrich, Eastman & Waltch, L.P. and Aldrich, Eastman & Waltch, Inc., and, with respect to AEW Real Estate Advisors, Inc. AEW Advisors, Inc. and AEW Management and Advisors, L.P., this Code supersedes the Conduct and Ethics Policy of Copley Real Estate Advisors, Inc., Copley Investment Group, Inc. and Affiliates.

     Depending on your responsibilities and duties at AEW, you may be bound by one or more additional codes of ethics or trading policies. For example, AEW Commercial Mortgage Securities Fund, Inc., for which AEW acts as investment adviser, has its own Code of Ethics. In addition, BBC Investment Advisors, L.P., and affiliate of AEW, has its own code of ethics. If you are deemed to be subject to any such other Codes, you will receive a separate memorandum from the Compliance Officer.

     This Code is intended to be as straight forward and concise as possible. Regardless of length, it is impossible to cover all of the types of conflicts of interests and restricted conduct and the nuances thereto. Compliance with this Code is your responsibility. Do not hesitate to obtain advice on the interpretation of this Code from the Compliance Officer.

                                   EXHIBIT A

                            AEW CAPITAL MANAGEMENT

To the Compliance Officer of AEW Capital Management:

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Business Practices (the "Code").

2. I hereby certify that I am in compliance with the Code and will comply with it in the future.

3. As of the date below, I had a direct or indirect beneficial ownership in the following Real Estate Securities:



                                                    Type of Interest
Name of Securities         Number of Shares         Direct or Indirect



-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------

Date:______________                                 Signature:______________

                                                    Print Name:_____________

                              EXHIBIT B

                        AEW CAPITAL MANAGEMENT

                  REQUEST FOR PERMISSIONS TO ENGAGE IN
                    PERSONAL SECURITIES TRANSACTION

To the Compliance Officer of AEW Capital Management:

On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Code of Ethics and Business Practices adopted by AEW.



              DATE OF               DOLLAR       NATURE OF
              TRANSACTION           AMOUNT       TRANSACTION
             (OR PROPOSED)  NO. OF  OF           (PURCHASE,     PROPOSED
SECURITY      TRANSACTION   SHARES  TRANSACTION  SALE, OTHER)   BROKER/DEALER


--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------



With respect to transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any conflict of interest which may involve AEW or an AEW Client in connection with my proposed transaction[s]; and

(b) Such transactions are in compliance with the AEW Code of Ethics and Business Practices.


Date:______________                                 Signature:______________

                                                    Print Name:_____________

==============================================================================
In accordance with the provisions of the Code of Ethics and Business
Practices of AEW, the transaction[s] proposed to be effected as set forth in this Report [is] [are]:

         Authorized [ ]                     Not Authorized [ ]

Signature:____________________                Date: ________, 19__
          Compliance Officer

IF AUTHORIZED FOR TRADING, SAID APPROVAL IS ONLY VALID FOR THE DATE OR DATES INDICATED IN THIS AUTHORIZATION.

==============================================================================

                              EXHIBIT C

                        AEW CAPITAL MANAGEMENT

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:

___________, 19__

To the Compliance Officer of AEW Capital Management:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to AEW's Code of Ethics and Business Practices.

                                    DOLLAR       NATURE OF
                                    AMOUNT       TRANSACTION            BROKER/DEALER
             DATE OF        NO. OF  OF           (PURCHASE,             THROUGH WHOM
SECURITY     TRANSACTION    SHARES  TRANSACTION  SALE, OTHER) PRICE     EFFECTED
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------



(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve AEW or an AEW Client in connection with the transaction[s] described herein; and

(b)  I am in compliance with AEW's Code of Ethics and Business Practices.

Date:______________                                 Signature:______________

                                                    Print Name:_____________

                                   EXHIBIT D

                            AEW CAPITAL MANAGEMENT

                             ANNUAL CERTIFICATION

To the Compliance Officer of AEW Capital Management:

I have read and understand AEW's Code of Ethics and Business Practices and recognize that I am subject thereto.

I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of the Code and have reported all securities transactions required to be reported pursuant to the Code.

I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve AEW or any AEW client.

As of December 31, ____, I had a direct or indirect beneficial ownership in the following Real Estate Securities:




                                                    Type of Interest
Name of Securities         Number of Shares         Direct or Indirect



-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------


Date:______________                                 Signature:______________

                                                    Print Name:_____________

                                                                EXHIBIT (p)(1.2)




                                                                   FEBRUARY 2000
                                                         AS AMENDED AND RESTATED

                       ALLIANCE CAPITAL MANAGEMENT L.P.

        CODE OF ETHICS AND STATEMENT OF POLICY AND PROCEDURES REGARDING
                       PERSONAL SECURITIES TRANSACTIONS

1.     PURPOSES

       (a) Alliance Capital Management L.P. ("Alliance", "we" or "us") is a registered investment adviser and acts as investment manager or adviser to investment companies and other Clients. In this capacity, we serve as fiduciaries and owe our Clients an undivided duty of loyalty. We must avoid even the appearance of a conflict that may compromise the trust Clients have placed in us and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with us, any of our subsidiaries or our general partner (the "Alliance Group").

       (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act which applies to us because we serve as an investment adviser to registered investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably necessary to prevent our "access persons" (defined in Rule 17j-1 to cover persons such as officers, directors, portfolio managers, traders, research analysts and others) from engaging in fraudulent conduct, including insider trading. Each investment company we advise has also adopted a code of ethics with respect to its access persons. As set forth in
              Section 3 below, our Code and Statement applies to all Employees and all other individuals who are Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act") which requires us to maintain records of securities transactions in which certain of our personnel have any Beneficial Ownership.

       (c) All Employees and all other individuals who are Access Persons (collectively, "you") also serve as fiduciaries with respect to our Clients and in this capacity you owe an undivided duty of loyalty to our Clients. As part of this duty and as expressed throughout the Code and Statement, you must at all times:

              (i)    Place the interests of our Clients first;

              (ii) Conduct all personal securities transactions consistent with this Code and Statement and in such a manner that avoids any actual or potential conflict of interest or any abuse of your responsibility and position of trust; and

              (iii) Abide by the fundamental standard that you not take inappropriate advantage of your position.

       (d) This Code and Statement does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield you from liability for personal trading or other conduct which violates your fiduciary duties to our Clients. In addition to the specific prohibitions contained in this Code and Statement, you are also subject to a general requirement not to engage in any act or practice that would defraud our Clients. This general prohibition includes, in connection with the purchase or sale of a Security held or to be acquired or sold (as this phrase is defined below in Section 2(k)) by a Client:

              (i)    Making any untrue statement of a material fact;

              (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

              (iii) Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of our Clients;

              (iv) Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our Clients;

              (v) Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a Client in order to avoid economic injury to you or anyone other than our Clients;

              (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for a Client;

              (vii) Revealing to any other person (except in the normal course of your duties on behalf of a Client) any information regarding Securities transactions by any Client or the consideration by any Client of Alliance of any such Securities transactions; or

              (viii) Engaging in any manipulative practice with respect to any
                     Client.

       (e) The provisions contained in this Code and Statement MUST be followed when making a personal securities transaction. These policies and procedures, which must be followed, are considerably more restrictive and time-consuming than those applying to investments in the mutual funds and other Clients we advise. If you are not prepared to comply with these policies and procedures, you must forego personal trading.



2.     DEFINITIONS

       The following definitions apply for purposes of the Code and Statement in addition to the definitions contained in the text itself.

       (a) "ACCESS PERSON" means any director or officer of the general partner of Alliance, as well as any of the following persons:

              (i) any Employee who, in connection with his or her regular functions or duties --

                     (A) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

                     (B) obtains information from any source regarding any change, or consideration of any change in Alliance's internal research coverage, a research rating or an internally published view on a Security or issuer; or

                     (C) obtains information from any source regarding the placing or execution of an order for a Client account; and

              (ii) any natural person having the power to exercise a controlling influence over the management or policies of Alliance (unless that power is solely the result of his or her position with Alliance) who:

                     (A) obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Security;

                     (B) obtains information from any source regarding any change, or consideration of any change in research coverage, research rating or a published view on a Security or issuer; and

                     (C) obtains information from any source regarding the placing or execution of an order for a Client account.

       (b)    A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" WHEN:

              (i)    an Alliance research analyst issues research information

                     (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security;

              (ii) a portfolio manager has indicated (during the daily morning call or otherwise) his or her intention to purchase or sell a Security;


              (iii)  a portfolio manager places an order for a Client; or

              (iv) a portfolio manager gives a trader discretion to execute an order for a Client over a specified period of time.

       (c) "BENEFICIAL OWNERSHIP" is interpreted in the same manner as in determining whether a person is subject to the provisions of
              Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Rule 16a-1 and the other rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For example, an individual has an indirect pecuniary interest in any Security owned by the individual's spouse. Beneficial Ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power," as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

       (d) "CLIENT" means any person or entity, including an investment company, for which Alliance serves as investment manager or adviser.

       (e)    "COMPLIANCE OFFICER" refers to Alliance's Compliance Officer.

       (f) "CONTROL" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

       (g) "EMPLOYEE" refers to any person who is an employee of any member of the Alliance Group, including both part-time employees, as well as consultants (acting in the capacity of a portfolio manager, trader or research analyst) under the control of Alliance who, but for their status as consultants, would otherwise come within the definition of Access Person.

       (h) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

       (i)    "INVESTMENT PERSONNEL" refers to:

              (i) any Employee who acts in the capacity of a portfolio manager, research analyst or trader;

              (ii) any Employee who assists someone acting in the capacity of a portfolio manager, research analyst or trader and as an assistant has access to information generated or used by portfolio managers, research analysts and traders (including, for example, assistants who have access to the Alliance Investment



                     Review or the Alliance International Investment Review);

              (iii) any Employee who receives the Alliance Investment Review or the Alliance International Investment Review; or
              (iv) any natural person who Controls Alliance and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client.


       (j) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) thereof or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

       (k) "PERSONAL ACCOUNT" refers to any account (including, without limitation, a custody account, safekeeping account and an account maintained by an entity that may act in a brokerage or a principal capacity) in which an Access Person or Employee has any Beneficial Ownership and any such account maintained by or for a financial dependent. For example, this definition includes Personal Accounts of:

              (i) an Access Person's or Employee's spouse, including a legally separated or divorced spouse who is a financial dependent,

              (ii) financial dependents residing with the Access Person or Employee, and

              (iii) any person financially dependent on an Access Person or Employee who does not reside with that person, including financially dependent children away at college.

       (l) "PURCHASE OR SALE OF A SECURITY" includes, among other transactions, the writing or purchase of an option to sell a Security and any short sale of a Security.

       (m) "SECURITY" has the meaning set forth in Section 2(a)(36) of the Investment Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Investment Company Act, securities issued by the Government of the United States, short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

       (n)    "SECURITY HELD OR TO BE ACQUIRED OR SOLD" means:

              (i) any Security which, within the most recent 15 days (1) is or has been held by a Client or (2) is being or has been considered by a Client (to the extent known by Alliance) or Alliance for purchase by the Client; and

              (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

       (o) "SUBSIDIARY" refers to either of the following types of entities with respect to which Alliance, directly or indirectly, through the ownership of voting securities, by contract or otherwise has the power to direct or cause the direction of management or policies of such entity:

              (i)    any U.S. entity engaged in money management; and

              (ii) any non-U.S. entity engaged in money management for U.S. accounts.

3.     APPLICATION

       (a) This Code and Statement applies to all Employees and to all other individuals who are Access Persons. Please note that certain provisions apply to all Employees while other provisions apply only to Access Persons and others apply only to certain categories of Access Persons who are also Investment Personnel (e.g., portfolio managers and research analysts).

       (b) Alliance will provide a copy of this Code and Statement to all Employees and all individuals who are Access Persons. In addition, the Compliance Officer will maintain lists of Access Persons and Investment Personnel, including a separate list of portfolio managers and research analysts.

4.     LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

       (A)    ALL EMPLOYEES

              It is the responsibility of each Employee to ensure that all personal securities transactions are made in strict compliance with the restrictions and procedures in the Code and Statement and otherwise comply with all applicable legal and regulatory requirements.

              EMPLOYEES MUST HOLD ALL SECURITIES IN A PERSONAL ACCOUNT. This requirement applies to all types of personal securities transactions including, for example, the purchase of Securities in a private placement or other direct investment. In addition, Employees may not take physical possession of certificates or other formal evidence of ownership.



              Personal securities transactions for Employees may be effected only in a Personal Account and in accordance with the following provisions:

              (i)    DESIGNATED BROKERAGE ACCOUNTS

                           All Personal Accounts of an Employee that are maintained as brokerage accounts must be held only at the following designated broker-dealers: Donaldson, Lufkin & Jenrette, Merrill Lynch & Co., and Charles Schwab.

              (ii)   SECURITIES BEING CONSIDERED FOR CLIENT PURCHASE OR SALE

              An Employee may not purchase or sell a Security, or engage in any short sale of a Security, in a Personal Account if, at the time of the transaction, the Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client. The following non-exhaustive list of examples illustrates this restriction:

              - An Alliance research analyst issues research information (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security.

              - A portfolio manager has, during the daily morning call, indicated his or her intention to purchase or sell a Security.

              - A portfolio manager places an order in the Security to purchase or sell the Security for a Client.

              -      An open order in the Security exists on the trading desk.

              - An open limit order exists on the trading desk, and it is reasonably likely that the Security will reach that limit price in the near future.

       (iii)  RESTRICTED LIST

              A Security may not be purchased or sold in a Personal Account if, at the time of the transaction, the Security appears on the Alliance Daily Restricted List and is restricted for Employee transactions. The Daily Restricted List is made available each business day to all Employees via Lotus Notes and the Alliance Alert.

       (iv)   PRECLEARANCE REQUIREMENT

              An Employee may not purchase or sell, directly or indirectly, any Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless the Employee obtains the prior written approval to the transaction from the Compliance Department and, in the case of Investment



              Personnel, the head of the business unit in which the Employee works. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

              a.     the name of the Security involved,

              b. the number of shares or principal amount to be purchased or sold, and

              c. a response to all questions contained in the appropriate pre-clearance form.

              Preclearance requests will be acted on only between the hours of 10:00 a.m. and 3:30 p.m. Any approval given under this paragraph will remain in effect only until the end of the trading day on which the approval was granted.

              When a Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client following the approval on the same day of a personal trading request form with respect to the same security, the Compliance Department is authorized to cancel the personal order if (x) it has not been executed and the order exceeds a market value of $50,000 or (y) the Compliance Department determines, after consulting with the trading desk and the appropriate business unit head (if available), that the order, based on market conditions, liquidity and other relevant factors, could have an adverse impact on a Client or on a Client's ability to purchase or sell the Security or other Securities of the issuer involved.

       (v)    AMOUNT OF TRADING

              No more than an aggregate of 20 securities transactions may occur in an Employee's Personal Accounts in any consecutive thirty-day period.

       (vi)   DISSEMINATION OF RESEARCH INFORMATION

              An Employee may not buy or sell any Security that is the subject of "significantly new" or "significantly changed" research during a forty-eight hour period commencing with the first publication or release of the research. The terms "significantly new" and "significantly changed" include:

              a. the initiation of coverage by an Alliance research analysts;

              b. any change in a research rating or position by an Alliance research analyst (unless the research analyst who makes the change advises the Compliance Department in writing that the change is the result of an unanticipated widely disseminated announcement or market event, e.g., the announcement of a major earnings warning as opposed to the research analysts independently rethinking his or her subjective assessment of the security); and

              c. any other rating, view, opinion, or advice from an Alliance research analyst, the issuance (or reissuance) of which in the opinion of such research analyst or head of research would be reasonably likely to have a material effect on the price of the security.

       (b)    ACCESS PERSONS

              In addition to the requirements set forth in paragraph (a) of this
              Section 4, the following restrictions apply to all Access Persons:

              (i)    SHORT SALES

                     No Access Person shall engage in any short sale of a Security if, at the time of the transaction, any Client has a long position in such Security (except that an Access Person may engage in short sales against the box and covered call writing provided that these personal securities transactions do not violate the prohibition against short-term trading).

              (ii)   SHORT-TERM TRADING

                     All Access Persons are subject to a mandatory buy and hold of all Securities for 60 calendar days. An Access Person may, however, after 30 calendar days, sell a Security if the sale price is lower than the original purchase price (i.e., at a loss on the original investment). Any trade made in violation of this paragraph shall be unwound, or, if that is not practicable, all profits from the short-term trading must be disgorged as directed by the Compliance Officer.

              (iii)  NON-EMPLOYEE ACCESS PERSONS

                     Any non-Employee Access Person with actual knowledge that a Security is being considered for purchase or sale for a Client may not purchase or sell such Security.

       (c)    INVESTMENT PERSONNEL

              In addition to the requirements set forth in paragraphs (a) and
              (b) of this Section 4, the following restrictions apply to all Investment Personnel:

              (i)    INITIAL PUBLIC OFFERINGS

                     No Investment Personnel shall acquire any direct or indirect Beneficial Ownership in any Securities in any Initial Public Offering.

              (ii)   LIMITED OFFERINGS


                     No Investment Personnel shall acquire any Beneficial Ownership in any Securities in any Limited Offering of Securities unless the Compliance Officer and the business unit head give express prior written approval and document the basis for granting or denying approval after due inquiry. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with the Alliance Group. Investment Personnel so authorized to acquire Securities in a Limited Offering must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Alliance to purchase Securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer.

              (iii)  BOARD MEMBER OR TRUSTEE

                     No Investment Personnel shall serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client. This prohibition does not include non-profit corporations, charities or foundations; however, approval from the Investment Personnel's supervisor is necessary.

              (iv)   RECEIPT OF GIFTS

                     No Investment Personnel shall receive any gift or other thing of more than DE MINIMIS value from any person or entity, other than a member of the Alliance Group, that does business with Alliance on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                     a. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                     b. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                     c.     a gift approved in writing by the Compliance
                            Officer.

       (d)    PORTFOLIO MANAGERS


              In addition to the requirements set forth in paragraphs (a), (b) and (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a portfolio manager of a Client account:

              (i)    BLACKOUT PERIODS

                     No person acting in the capacity of a portfolio manager shall buy or sell a Security for a Personal Account within seven calendar days before and after a Client trades in that Security. In the case of Client accounts managed by more than one portfolio manager, this restriction will apply to the portfolio manager who makes the decision to purchase or sell the relevant Security. If a portfolio manager engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

              (ii)   ACTIONS DURING BLACKOUT PERIODS

                     No person acting in the capacity of a portfolio manager shall delay or accelerate a Client trade due to a previous purchase or sale of a Security for a Personal Account. In the event that a portfolio manager determines that it is in the best interest of a Client to buy or sell a Security for the account of the Client within seven days of the purchase or sale of the same Security in a Personal Account, the portfolio manager should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

              (iii)  TRANSACTIONS CONTRARY TO CLIENT POSITIONS

                     No person acting in the capacity of a portfolio manager shall purchase or sell a Security in a Personal Account contrary to investment decisions made on behalf of a Client, unless the portfolio manager represents and warrants in the personal trading request form that (x) it is appropriate for the Client account to buy, sell or continue to hold that Security and (y) the decision to purchase or sell the Security for the Personal Account arises from the need to raise or invest cash or some other valid reason specified by the portfolio manager and approved by the Compliance Officer and is not otherwise based on the portfolio manager's view of how the Security is likely to perform.

              (e)    RESEARCH ANALYSTS

                     In addition to the requirements set forth in paragraphs
                     (a), (b), (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a research analyst:

                     (i)    BLACKOUT PERIODS

                            No person acting as a research analyst shall buy or sell a Security within seven calendar days before and after making a change in a rating or other published view with respect to that Security. If a research analyst engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

                     (ii)   ACTIONS DURING BLACKOUT PERIODS

                            No person acting as a research analyst shall delay or accelerate a rating or other published view with respect to any Security because of a previous purchase or sale of a Security in such person's Personal Account. In the event that a research analyst determines that it is appropriate to make a change in a rating or other published view within seven days of the purchase or sale of the same Security in a Personal Account, the research analyst should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

                     (iii)  ACTIONS CONTRARY TO RATINGS

                            No person acting as a research analyst shall purchase or sell a Security (to the extent such Security is included in the research analyst's research universe) contrary to an outstanding rating or a pending ratings change, unless (x) the research analyst represents and warrants in the personal trading request form that (as applicable) there is no reason to change the outstanding rating and (y) the research analyst's personal trade arises from the need to raise or invest cash or some other valid reason specified by the research analyst and approved by the Compliance Officer and is not otherwise based on the research analyst's view of how the security is likely to perform.

5.     EXEMPTED TRANSACTIONS

       (a) The pre-clearance requirements, as described in Section 4(a)(iv) of this Code and Statement, do not apply to:

              (i)    NON-VOLITIONAL TRANSACTIONS

                     Purchases or sales that are non-volitional (including, for example, any Security received as part of an individual's compensation) on the part of an Employee (and any Access Person who is not an Employee) or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

              (ii)   EXERCISE OF PRO RATA ISSUED RIGHTS

                     Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

       (b) The restrictions on effecting transactions in a (1) Security being considered for purchase or sale, as described in Sections 4(a)(ii) and 4(b)(iii) or (2) that is the subject of "significantly new" or "significantly changed" research, as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

              (i)    NON-VOLITIONAL TRANSACTIONS

                     Purchases or sales that are non-volitional (including, for example, any Security received as part of an individual's compensation) on the part of an Access Person or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

              (ii)   EXERCISE OF PRO RATA ISSUED RIGHTS

                     Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

              (iii)  DE MINIMIS TRANSACTIONS -- FIXED INCOME SECURITIES

                     Any of the following Securities, if at the time of the transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by the Client or that the Security is the subject of significantly new or significantly changed research:

                     a. Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

                     b. Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories.

              (iv)   DE MINIMIS TRANSACTIONS -- EQUITY SECURITIES

                     Any equity Securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided

                     a. any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as "market on open" or "market on close";

                     b. the aggregate value of the transactions do not exceed (1) $10,000 for securities with a market capitalization of less than $1 billion; (2) $25,000 for securities with a market capitalization of $1 billion to $5 billion and (3) $50,000 for securities with a market capitalization of greater than $5 billion; and

                     c. the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by or for the Client or that the Security is the subject of significantly new or significantly changed research.

       (c)    NON-EMPLOYEE ACCESS PERSONS

              The restrictions on Employees and Access Persons, as described in Sections 4(a) and 4(b) of this Code and Statement, do not apply to non-Employee Access Persons, if at the time of the transaction involved, such person has no actual knowledge that the Security involved is being considered for purchase or sale.

       (d)    EXTREME HARDSHIP

              In addition to the exceptions contained in Section 5(a) and (b), the Compliance Officer may, in very limited circumstances, grant other exceptions under any Section of the Code and Statement on a case-by-case basis, provided:

              (i) The individual seeking the exception furnishes to the Compliance Officer:

                     a. a written statement detailing the efforts made to comply with the requirement from which the individual seeks an exception;

                     b. a written statement containing a representation and warranty that (1) compliance with the requirement would impose a severe undue hardship on the individual and (2) the exception would not, in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

                     c. any supporting documentation that the Compliance Officer may request;

              (ii) The Compliance Officer conducts an interview with the individual or takes such other steps the Compliance Officer deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

              (iii) The Compliance Officer maintains, along with statements provided by the individual, a written record that contains:

                     a.     the name of the individual;

                     b. the specific requirement of Section 4 from which the individual sought an exception;

                     c. the name of the Security involved, the number of shares or principal amount purchased or sold, and the date or dates on which the Securities were purchased or sold;

                     d. the reason(s) the individual sought an exception from the requirements of Section 4;

                     e. the efforts the individual made to comply with the requirements of Section 4 from which the individual sought to be excepted; and

                     f. the independent basis upon which the Compliance Officer believes that the exemption should be granted.

       (e) Any Employee or Access Person who acquires an interest in any private investment fund (including a "hedge fund") or any other Security that cannot be purchased and held in a Personal Account shall be excepted from the requirement that all Securities be held in a Personal Account, as described in Section 4(a) of this Code and Statement. Such Employee or Access Person shall provide the Compliance Officer with a written statement detailing the reason why such Security cannot be purchased and held in a Personal Account. Transactions in these Securities nevertheless remain subject to all other requirements of this Code and Statement, including applicable private placement procedures, preclearance requirements and blackout period trading restrictions.

6.     REPORTING


       (a)    INITIAL HOLDINGS REPORTS BY ALL ACCESS PERSONS

              Each Access Person must, at the time of becoming an Access Person, provide an initial holdings report to the Compliance Officer disclosing the following:

              (i) all Securities beneficially owned by the Access Person (including the title, number of shares and/or principal amount of each Security beneficially owned);

              (ii) the name of any broker-dealer or financial institution where the Access Person maintains a Personal Account; and

              (iii)  the date the report is submitted by the Access Person.

                     This report must be submitted no later than 10 days after a person becomes an Access Person. In the event that Alliance already maintains a record of the required information via account statements received from the Access Person's broker-dealer (because, for example, a new Access Person is already an Alliance Employee), the Access Person may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy of the record within 10 days after becoming an Access Person and (ii) recording the date of the confirmation.

(a)    ANNUAL HOLDINGS REPORTS BY ACCESS PERSONS

              Each Access Person must, by January 30 of each year, provide an annual holdings report to the Compliance Officer disclosing the following:

              (i) all Securities beneficially owned by the Access Person (including the title, number of shares and/or principal amount of each Security beneficially owned);

              (ii) the name of any broker-dealer or financial institution where the Access Person maintains a Personal Account; and

              (iii)  the date the report is submitted by the Access Person.

                     The first annual holdings report submitted will be for the year ending December 31, 2000 and must be provided to the Compliance Officer by January 30, 2001.

                     The information must be current as of a date not more than
              30 days before the report is submitted. In the event that Alliance already maintains a record of the required information via account statements received from the Access Person's broker-dealer, an Access Person may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy of the record and

              (ii) recording the date of the confirmation.


       (b)    DISCLOSURE OF PERSONAL ACCOUNTS AND BENEFICIALLY OWNED SECURITIES

              Upon commencement of employment with a member of the Alliance Group, an Employee must:

              (i) file with the Compliance Officer a list of all Personal Accounts by completing the Employee Compliance Statement (a copy of which is attached as Appendix A), and while so employed maintain the list on a current basis; and

              (ii) Disclose to the Compliance Officer all Securities holdings in which the Employee has any Beneficial Ownership, and thereafter on an annual basis, to the extent these Securities do not appear on the Employee's account statements.

       (c)    ACCESS PERSONS WHO ARE NOT EMPLOYEES OF ALLIANCE

              Every Access Person who is not an Employee of Alliance, shall report to the Compliance Officer the information described in
              Section 6(a) and (b) as well as 6(e) below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the Security; provided, however, that such Access Person is not required to make a report with respect to transactions effected in any account over which the Access Person does not have any direct or indirect influence or control, including such an account in which an Access Person has any Beneficial Ownership.

       (d)    REPORT CONTENTS

              Every report of a non-Employee Access Person required by Section 6(D) (b) above shall be in writing and shall be delivered not later than ten days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

              (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

              (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (iii)  the price at which the transaction was effected; and

              (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

       (e)    REPORT REPRESENTATIONS


              Any such report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the

              Security to which the report relates.

       (f)    MAINTENANCE OF REPORTS

              The Compliance Officer shall maintain the information required by
              Section 6 and such other records, if any, as are required by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Transaction Compliance Committee, the Securities and Exchange Commission and by other third parties pursuant to applicable law.


7.     ANNUAL VERIFICATIONS

       Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

8.     SANCTIONS

       Upon learning of a violation of this Code and Statement, any member of the Alliance Group, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.

                                 CERTIFICATION

       I hereby acknowledge receipt of the Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") of Alliance Capital Management L.P. and its Subsidiaries. I certify that I have read and understand the Code and Statement and recognize that I am subject to its provisions. I also certify that I have complied with the requirements of the Code and Statement and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and Statement.

            Name
                        -----------------------------------------
                        (PLEASE PRINT)

       Signature
                        -----------------------------------------

            Date
                        -----------------------------------------

                                  APPENDIX A

                       ALLIANCE CAPITAL MANAGEMENT L.P.

                         EMPLOYEE COMPLIANCE STATEMENT

       I hereby certify that I have read and understand the Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement"), dated August 1999 and hereby agree, in consideration of my continued employment by Alliance Capital Management L.P. or one of its subsidiaries, to comply with the policies and procedures contained in the Code and Statement.

1.     In connection therewith, I agree to:

       a. file with the Compliance Officer and maintain on a current basis a list of ALL Personal Accounts (as defined in paragraph 2(h) of the Code and Statement);

       b. arrange to have duplicate trade confirmations and periodic statements for EACH Personal Account submitted to the Compliance Officer directly by the securities firm maintaining the Account(s); and

       c. be personally responsible for determining if any security transaction for my Personal Account(s) is prohibited by the Code and Statement or any other Alliance policy statement.

2. The following Personal Account(s) are maintained at the broker-dealer(s) and/or financial institution(s) named below (if none write "none"):

       a. registered in my name at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S):

              -----------------------------------------------------------------
              -----------------------------------------------------------------
              -----------------------------------------------------------------

       b. registered in the name of my spouse at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S):

              -----------------------------------------------------------------
              -----------------------------------------------------------------
              -----------------------------------------------------------------


       c. registered in the name of a family member who resides with me at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S):

              name of family member       name of broker-dealer and/or financial
                                          institution(s)
              --------------------
       -------------------------------------------------
              --------------------
       -------------------------------------------------
              --------------------
                    -------------------------------------------------

         d. registered in the name of any other person who resides with me and is financially dependent on me at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S):

              name of person              name of broker-dealer and/or financial
                                          institution(s)
              --------------------
       -------------------------------------------------
              --------------------
       -------------------------------------------------
              --------------------
                    -------------------------------------------------

       e. registered in the name of any other person who does not reside with me, but who is financially dependent on me, at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S):

              name of person              name of broker-dealer and/or financial
                                          institution(s)
              --------------------
       -------------------------------------------------
              --------------------
       -------------------------------------------------
              --------------------
       -------------------------------------------------


3. I have investment discretion over the following other account(s) at the following BROKER-DEALER(S) AND/OR FINANCIAL INSTITUTION(S) (do NOT list Client accounts):

              name and description        name of broker-dealer and/or
              of account                  financial institution(s)

              --------------------
       -------------------------------------------------
              --------------------


       -------------------------------------------------
              --------------------
       -------------------------------------------------


4. I will notify the Compliance Officer if a Personal Account is opened or closed. If the answers to paragraphs a through e of Section 2 above are all "none", I certify that neither I nor any member of my family who resides with me, any other person who resides with me currently and is financially dependent on me, or any other person who is financially dependent on me maintains a BROKERAGE ACCOUNT OR OTHER TYPE OF FINANCIAL ACCOUNT.


----------------------------                 ------------------------------
Date                                          Employee Signature


                                              ------------------------------
                                              Type or print name

                                                                EXHIBIT (p)(1.4)




BARCLAYS GLOBAL INVESTORS, N.A.
     And its Subsidiaries:
     BARCLAYS GLOBAL FUNDS ADVISORS
     BARCLAYS GLOBAL INVESTORS SERVICES

CODE OF ETHICS


INTRODUCTION

Barclays Global Investors, N.A. and its subsidiaries Barclays Global Funds Advisors (BGFA) and Barclays Global Investors Services (BGIS), collectively referred to as "BGI", have adopted the following Code of Ethics regarding personal securities transaction policies and procedures intended to prevent their US officers, directors and employees from engaging in any fraudulent or manipulative acts with respect to accounts managed or advised by BGI as set forth in SEC 17 CFR 270 Rule 17j-1, SEC 17 CFR 275 Rule 204-2 and OCC Regulation 12 CFR 12.7. Policies and Procedures on Insider Trading and Chinese Walls are included in Appendix A.

DEFINITIONS

"Securities" are defined as any SEC registered or privately placed equity and fixed income security, future or option contract, or other related commodity derivative investment. This includes closed-end mutual funds, unit investment trusts, physical-form securities, and exchange traded funds. "Securities" do not include US Treasuries and other direct obligations of the US Government, banker's acceptance, commercial paper, and shares of registered open- end investment companies.

"Employee" include any US directors, officers and employees of BGI and his/her spouse, domestic partner, minor children, a relative who shares the employee's home or other persons by reason of any contract, arrangement, understanding or relationship that provides to the employee with sole or shared voting or investment powers.

"Personal Account" includes any securities account or portfolio in which securities are held for the employee in which the employee has a direct or indirect pecuniary (monetary) interest. The term includes IRA and 401(k) accounts in which securities can be purchased or sold.



PROHIBITED TRADING ACTIVITIES

INSIDER TRADING

-    All employees are prohibited from engaging in insider trading or tipping.

Insider trading occurs when a personal securities transaction occurs on the basis of or while in possession of material, nonpublic information. Information is considered material if it could reasonably affect the employee's decision to invest (or not to invest) in a security. Nonpublic information is that which is generally not available to the ordinary investors in the marketplace.
Refer to Appendix A for further details on insider trading.

PARALLEL TRADING, FRONT RUNNING AND SHADOWING RESTRICTIONS

- All employees are prohibited from conducting personal securities transactions that are considered parallel trading, front running and shadowing.

Shadowing and parallel trading occur when an employee observes a BGI trade or trading pattern and places the same (or similar) trade in his/her account or passes the information to others inside or outside of the company. Front running occurs when an employee uses (or passes to others who use the information) advance knowledge of a BGI trade to enter into a personal transaction in the same security ahead of BGI's order and to capitalize on the impact of the BGI order.

RESTRICTED TRADING ACTIVITIES

TRADING IN BARCLAYS PLC SECURITIES AND SECURITIES UNDERWRITTEN BY BARCLAYS' AFFILIATES

- All Members of the Board of Directors of BGI, members of the Management Committee, employees reporting directly to BGI's Chief Financial Officer and all employees within the U.S. and Global Finance and Treasury Groups are prohibited from trading in the securities of Barclays PLC during the period from the end of the accounting year or half year until the relevant results are announced, i.e., from January 1 to the preliminary results announcement in February and from July 1 to the interim results announcement in August. During other times, these individuals must pre-clear trades in Barclays PLC securities in accordance with the Barclays PLC policy.

- Access Persons are not permitted to purchase securities underwritten by Barclays' affiliates as manager or co-manager for a period of sixty days after an offering is commenced.



REQUIREMENTS FOR ALL EMPLOYEES

REPORTING OF PERSONAL ACCOUNTS AND SECURITIES TRANSACTIONS

- All employees must disclose all personal accounts to US Compliance and must authorize US Compliance to receive duplicate trade confirmations and account statements.

- Upon employment, new employees must sign a document stating that they understand and agree to abide by BGI's personal trading requirements, restrictions and prohibitions.

ANNUAL CERTIFICATION

- All employees must provide an annual certification of their personal accounts and securities holdings.

- All employees must certify at least annually their understanding and compliance with the Code of Ethics.

60 DAY HOLDING PERIOD

- Employees are required to hold securities including options and futures for a minimum of 60 days, and to avoid short-term trading practices. US Compliance may pre-approve exceptions to the 60 day holding period.

PRE-CLEARANCE PRIOR TO TRANSACTIONS IN IPOS, PRIVATE PLACEMENTS, OPTIONS, AND FUTURES

- All employees must obtain pre-clearance for transactions in IPOs, private placements, options and futures. For options and futures, the employee must execute the transaction by the end the next business day or request another pre-clearance.

BLACKOUT PERIODS

- Employees are restricted from trading securities in selected indexes during a designated "blackout" period when the specific index is undergoing a major scheduled reconstitution. US Compliance will notify employees of the "blackout" periods which will include the period 15 days before and after a major scheduled index reconstitution.

ADDITIONAL REQUIREMENTS FOR ACCESS PERSONS

Access persons include all employees whose Group 1) participates in making securities purchase and sell recommendations or 2) may have access to timely and material information concerning BGI's securities transactions. Access Persons also include the Boards of Directors and officers of BGFA and BGIS.

US Compliance will identify BGI's Access Persons who are required to submit reports under this Code of Ethics and inform them of their reporting and securities preclearance obligations.

REPORTING OF SECURITIES TRANSACTIONS AND HOLDINGS

- All Access Persons must provide a listing of securities holdings to US Compliance within 10 calendar days from when a personal account is opened and provide US Compliance with transaction information until such time as US Compliance receives duplicate confirmations and statements.

- All newly hired Access Persons must provide a complete listing of securities holdings on their initial day of employment.

ACCESS PERSONS REQUIRING PRE-CLEARANCE BY MANAGEMENT AND US COMPLIANCE

All Access Persons, whose Group directly participates in making securities purchase or sell recommendations or has timely and material knowledge of BGI's securities transactions, must pre-clear their personal securities transactions with their Group manager in addition to pre-clearance by US Compliance. The manager will verify that there is no timely or material knowledge of trades pending for specific securities within the Access Person's Group. These Groups include Portfolio Management, Trading, Trading Operations, Client Order Management, Transition Services, Index Research Group, Alpha Strategy Group and other Groups identified by US Compliance from time to time.

ACCESS PERSONS REQUIRING PRE-CLEARANCE FROM US COMPLIANCE ONLY

- The following Groups have access to information relating to BGI's securities transactions. Employees within these Groups must pre-clear their securities transactions with US Compliance. These Groups include Internal Audit, US Compliance, US Risk Management, the US Executive Committee, US members of the Management Committee, BGFA and BGIS Board of Directors and officers. In addition, all BGI staff who have access to the following systems must also pre-clear trades with US Compliance: Landmark, Bulk Console, Beacon, Bidbook, Fifus, TOC, ITOC, TSC, IntelProd, Quantex and any other systems identified by US Compliance from time to time.

 Pre-clearance authorization is valid until the next day's closing of the relevant market.



Access Persons are not required to pre-clear transactions in accounts managed by a registered investment advisor for which full discretion has been granted. Documentation of such an arrangement must be provided and an exemption must be obtained from US Compliance who will confirm the discretionary arrangement.

Pre-clearance is not required for transactions in automatic dividend reinvestment plans, periodic stock purchase plans or in selling or exercising rights obtained as a shareholder in an issue.

MONITORING OF PERSONAL SECURITIES TRANSACTIONS

POST TRADE REVIEW

- US Compliance will review personal securities transactions to identify violations of the Code of Ethics. Violations to this policy will be reviewed by management and disciplinary action may be taken up to and including dismissal.

ADOPTION AND APPROVAL OF BGI CODE OF ETHICS

- US Compliance will present the BGI Code of Ethics for approval by the Board of Directors or Trustees of all funds for which BGFA or BGIS is the investment advisor. This will be done at the initiation of investment advisory services provided by BGFA or BGIS to the fund and no later than six months after a material change has been adopted. In connection with each approval, BGFA and BGIS will certify to the board that they have adopted procedures reasonably necessary to prevent the Access Persons from materially violating the BGI Code of Ethics.

- BGFA and BGIS will provide to the fund's board a written report describing issues, material violations and sanctions, and will certify to the board that procedures have been adopted which are intended to prevent Access Persons from violating the BGI Code of Ethics. This report and certification will be submitted Code of Ethics at least annually.

RECORDKEEPING REQUIREMENTS

BGI will follow the recordkeeping practices outlined below:

- A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place.

- A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.



- A copy of each personal account statement, trade confirmation and any information provided in lieu of a report will be retained for five years, two years in an easily accessible location.

- A record of all persons, currently or within the past five years, who are or were required to make reports, and who are or were responsible for reviewing these reports will be retained in an easily accessible location.

- A copy of each report submitted to a fund board pursuant to the Code of Ethics will be maintained for at least five years after the end of the fiscal year in which it is made, two years in an easily accessible location.

- A record of any decision to approve and the reasons supporting the decision to approve the acquisition by employees of IPOs and private placements will be maintained for at least five years after the end of the fiscal year in which the approval is granted.





APPENDIX A

     INSIDER TRADING AND CHINESE WALL POLICY


A.   INTRODUCTION

     The continued success of Barclays depends on its relationships with its customers and on its well-deserved reputation as an institution grounded in a tradition of integrity and ethical conduct in all of its dealings. To maintain this high standard and, thus, Barclays' reputation in today's regulatory and business climate, requires strict observance of ethical behavior as well as of legal obligations created by the Federal securities laws and specific contractual undertakings of Barclays such as confidentiality agreements. This Policy emphasizes generally the importance of adhering to professional and ethical conduct and provides specific policies and, in certain instances, procedures, with respect to Personal Securities Transactions and Chinese Walls. These guidelines will help employees meet Barclays' contractual, ethical and statutory obligations.

     BGI EMPLOYEES WHO VIOLATE THESE POLICIES AND PROCEDURES WILL BE SUBJECT TO SUCH DISCIPLINARY ACTION AS MANAGEMENT DEEMS APPROPRIATE, INCLUDING A LETTER OF CENSURE OR SUSPENSION, OR REMOVAL FROM OFFICE, OR SUMMARY TERMINATION OF EMPLOYMENT.

B.   INSIDER TRADING

     All employees must strictly comply with Federal, provincial or state securities laws in transactions on behalf of Barclays and in their own personal transactions. Such securities laws prohibit trading on material non-public information ("Insider Trading") or communicating such information to others who may trade on it ("Tipping").

     What constitutes material non-public information ("Inside Information") must be determined on the basis of all pertinent circumstances. First, the information must be material. Material information is generally defined as
     (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (ii) information that is reasonably certain to have a substantial effect on the price of a company's securities. Second, the information must be non-public. Information that has been communicated to the market place is generally public and, therefore, not Inside Information. For example, information found in a filing or a report made with the Securities and Exchange Commission or appearing in newspapers, industry journals, financial newsletters or other publications would be considered public, although information obtained by word-of-mouth or through rumors would not necessarily be public. Information that is known only inside a company or to a limited number of outsiders such as accountants, bankers, financial advisors or attorneys, is not public.

     The following information will generally be Inside Information if not publicly known: (a) information concerning a company, including information concerning its business, financial matters and management, such as changes in earnings or dividends, significant technical achievements, important discoveries of natural resources, the obtaining or losing of major contracts, or changes in management; and (b) information concerning a company's securities, including the market for a security or its terms, such as a prospective tender offer, merger or acquisition, prospective block trade, prospective private placement or public offering, impending stock dividend or stock split or proposed recapitalization. A BGI employee who had any of the types of Inside Information described above would be guilty of Tipping if he or she (a) either communicated the Information to another person or (b) simply told another person, without explanation, to buy or sell the securities of that company, and the other person did indeed purchase such securities as a result of such Tipping. Similarly, a staff member, possessing Inside Information, would be guilty of Insider Trading if he or she bought or sold securities for his or her personal account, or for BGI's account, based on that Inside Information.


C.   CONFIDENTIALITY AND CHINESE WALL POLICY

     Beyond simply complying with the letter of the law, employees are expected to understand and observe the highest professional and ethical standards in conducting BGI's business. All BGI employees have a duty to respect the confidential nature of information received from customers and to use that information only for the purpose for which it is provided, whether or not that information is Inside Information and regardless of the basis on which confidentiality is required - whether it be statutory requirements, ethical considerations or contractual obligations. Maintaining strict standards with respect to the confidentiality of information will accomplish several goals. It will enable BGI to (a) preserve its reputation for corporate integrity, (b) maintain compliance with the Federal securities laws, and
     (c) reduce the occurrence of conflicts of interest both within divisions (and even within teams) as well as between separate operating entities of Barclays. Indeed, maintaining strict standards of confidentiality will enable BGI to serve the needs of its customers more effectively.

     In certain areas Chinese Walls will be, or have been, established to ensure that employees have adopted procedures to safeguard the confidentiality of information. The term "Chinese Wall" is a familiar one to most people. However, what it means or how it actually operates in the workplace is often misunderstood.



     A Chinese Wall is a barrier that controls or restricts the flow of confidential information. It is essentially a system or set of procedures designed to segregate information and prevent the communication of that information between certain people or operating areas. The procedures that comprise each Chinese Wall may vary depending on the location of the particular wall or the times when it is operative. A Chinese Wall may need to be in place only at certain times or on a constant basis. A Chinese Wall may need to be located between various operating areas, between divisions, between teams within a division and even, temporarily, between staff who are on the same team but assigned to different accounts. The existence and proper maintenance of Chinese Walls will allow Barclays to serve simultaneously the needs of customers who have competing interests. For the most part, the maintenance of Chinese Walls will reduce the occurrence of conflicts of interest within Barclays as well as reduce the possibility of abuse of Inside Information.

     Regardless of the existence of specific Chinese Walls, the following procedures should be observed by all employees at all times:

     1. Never communicate confidential information to anyone outside Barclays except for communications with auditors, approved counsel or other experts who have been specifically engaged for certain matters. Communicate confidential information inside Barclays only on a need-to-know basis.

     2. Do not communicate confidential information through a Chinese Wall unless permission is obtained from the appropriate designated manager or the Manager of Compliance.

     3. Never discuss confidential information in a public place such as an elevator, a restaurant or a hallway.

     4. Always log off your computer before leaving the area for any length of time and at the end of the day.

     5.   Use systems and information solely for authorized activities.

     6. Notify a supervisor of any unauthorized use or misuse of the system or information or any activity that appears questionable.

     7. Maintain the secrecy of passwords and other system access identification.

     8. Prevent others from using a terminal to which another employee has logged on until that employee has logged off.

     9. Keep documents and papers containing confidential information in locked file cabinets or other secured facilities. Do not leave papers and documents containing confidential information exposed on desks or credenzas.

                                                                EXHIBIT (p)(1.5)


CONFIDENTIAL INFORMATION AND
SECURITIES TRADING POLICY

CONTENTS
--------

                                                                          Page

INTRODUCTION.............................................................    1

PART I
APPLICABLE TO ALL ASSOCIATES
SECTION ONE
CONFIDENTIAL INFORMATION.................................................    2
-Types of Confidential Information.......................................    2
-Rules for Protecting Confidential Information...........................    3
-Supplemental Procedures.................................................    4

SECTION TWO
INSIDER TRADING AND TIPPING..............................................    5
-Legal Prohibitions......................................................    5
-Mellon's Policy.........................................................    6

SECTION THREE
RESTRICTIONS ON THE FLOW OF INFORMATION
WITHIN MELLON (THE "CHINESE WALL").......................................    7
-Rules for Maintaining the Chinese Wall..................................    7
-Reporting Receipt of Material Nonpublic Information.....................    8
-Functions "Above the Wall"..............................................    9
-Supplemental Procedures.................................................    9

SECTION FOUR
RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES........................   10
-Beneficial Ownership....................................................   11

SECTION FIVE
RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES.........................   12

SECTION SIX
CLASSIFICATION OF ASSOCIATES.............................................   14
-Insider Risk Associate..................................................   14
-Investment Associate....................................................   15
-Other Associate.........................................................   15

PART II
APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY.....................................................   16
-Prohibition on Investments in Securities of Financial
Services Organizations...................................................   16
-Conflict of Interest....................................................   17
-Preclearance for Personal Securities Transactions.......................   17
-Personal Securities Transactions Reports................................   19
-Confidential Treatment..................................................   19

PART III
APPLICABLE TO INVESTMENT
ASSOCIATES ONLY..........................................................   20
-Special Standards of Conduct for Investment Associates..................   20
-Preclearance for Personal Securities Transactions.......................   21
-Personal Securities Transactions Reports................................   23
-Confidential Treatment..................................................   24

PART IV
APPLICABLE TO OTHER
ASSOCIATES ONLY..........................................................   25
-Preclearance for Personal Securities Transactions.......................   25
-Personal Securities Transactions Reports................................   25
-Restrictions on Transactions in Other Securities........................   25
-Confidential Treatment..................................................   26

PART V
APPLICABLE TO NONMANAGEMENT
BOARD MEMBERS............................................................   27
-Nonmanagement Board Member..............................................   27
-Standards of Conduct for Nonmanagement Board Member.....................   27
-Preclearance for Personal Securities Transactions.......................   28
-Personal Securities Transactions Reports................................   29
-Confidential Treatment..................................................   29

GLOSSARY

DEFINITIONS..............................................................   30

INDEX OF EXHIBITS........................................................   33

INTRODUCTION
------------

                    Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed this CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY (THE "POLICY") to establish specific standards to promote compliance with applicable laws. Further, the Policy is intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

                    The Policy set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policy is designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

                    Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                    Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

                    Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.

                         Associates must read the Policies and MUST COMPLY with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

PART I - APPLICABLE TO ALL ASSOCIATES
-------------------------------------

SECTION ONE
CONFIDENTIAL INFORMATION

                        As an associate you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All associates are expected to strictly comply with measures necessary to preserve the confidentiality of information.

                        TYPES OF CONFIDENTIAL INFORMATION - Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that associates might receive in the ordinary course of carrying out their job responsibilities.

                  - INFORMATION OBTAINED FROM BUSINESS RELATIONS - An associate might receive confidential information regarding customers or other parties with whom Mellon has business relationships. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both the associate and Mellon to liability for damages.

                  - MELLON FINANCIAL INFORMATION - An associate might receive financial information regarding Mellon before such information has been disclosed to the public. It is the policy of Mellon to disclose all material corporate information to the public in such a manner that all those who are interested in Mellon and its securities have equal access to the information. Disclosing such information to unauthorized persons could subject both the associate and Mellon to liability under the federal securities laws.

                  - MELLON PROPRIETARY INFORMATION - Certain nonfinancial information developed by Mellon - such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation - constitutes valuable Mellon proprietary information. Disclosure of such information to unauthorized persons could harm, or reduce a benefit to, Mellon and could result in liability for both the associate and Mellon.

                  - MELLON EXAMINATION INFORMATION - Banks and certain other Mellon subsidiaries are periodically examined by regulatory agencies. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from these reports to anyone not officially connected with Mellon is a criminal offense.

                  - PORTFOLIO MANAGEMENT INFORMATION - Portfolio management information relating to investment accounts or funds managed by Mellon or Dreyfus, including investment decisions or strategies developed for the benefit of investment companies advised by Dreyfus, is for the benefit of such account or fund. Disclosure or exploitation of such information by an associate in an unauthorized manner may cause detriment to such accounts or funds and may subject the associate to liability under the federal securities laws.

                        RULES FOR PROTECTING CONFIDENTIAL INFORMATION - The following are some basic rules to follow to protect confidential information.

                  - LIMITED COMMUNICATION TO OUTSIDERS - Confidential information should not be communicated to anyone outside Mellon, except to the extent they need to know the information in order to provide necessary services to Mellon.

                  - LIMITED COMMUNICATION TO INSIDERS - Confidential information should not be communicated to other associates, except to the extent they need to know the information to fulfill their job responsibilities and their knowledge of the information is not likely to result in misuse or a conflict of interest. In this regard, Mellon has established specific restrictions with respect to material nonpublic information in order to separate and insulate different functional areas and personnel within Mellon. Please refer to Section Three, "Restrictions on The Flow of Information Within Mellon" (The "Chinese Wall").

                  - CORPORATE USE ONLY - Confidential information should be used only for Corporate purposes. Under no circumstances may an associate use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

                  - OTHER CUSTOMERS - Where appropriate, customers should be made aware that associates will not disclose to them other customers' confidential information or use the confidential information of one customer for the benefit of another.

                  - NOTIFICATION OF CONFIDENTIALITY - When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.

                  - PREVENTION OF EAVESDROPPING - Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where unauthorized persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

                  - DATA PROTECTION - Data stored on personal computers and diskettes should be properly secured to ensure they are not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, associates should comply with applicable Mellon policies on electronic data security.

                  - CONFIDENTIALITY AGREEMENTS - Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

                  - CONTACT WITH THE PUBLIC - All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

                        SUPPLEMENTAL PROCEDURES - Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

                  -     establishing records retention and destruction policies;

                  -     using code names;

                  - limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and word processors); and

                  - requiring written confidentiality agreements from certain associates.

                        ANY SUPPLEMENTAL PROCEDURES SHOULD BE USED ONLY TO PROTECT CONFIDENTIAL INFORMATION AND NOT TO CIRCUMVENT APPROPRIATE REPORTING AND RECORDKEEPING REQUIREMENTS.

SECTION TWO
INSIDER TRADING AND TIPPING

                        LEGAL PROHIBITIONS - Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along the material nonpublic information upon which a trade is based (tipping) may also be liable.

                        "MATERIAL" - Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                  - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                  - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                  -     dividend declarations or changes;

                  -     extraordinary borrowings or liquidity problems;

                  - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                  - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                  - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                  - a proposal or agreement concerning a financial restructuring;

                  - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                  -     a significant expansion or contraction of operations;

                  - information about major contracts or increases or decreases in orders;

                  - the institution of, or a development in, litigation or a regulatory proceeding;

                  -     developments regarding a company's senior management;

                  - information about a company received from a director of that company; and

                  - information regarding a company's possible noncompliance with environmental protection laws.

                        This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                        "NONPUBLIC" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                        If an associate can refer to some public source to show that the information is generally available (that is, available not from inside sources only) and that enough time has passed to allow wide dissemination of the information, the information is likely to be deemed public. While information appearing in widely accessible sources - such as newspapers - becomes public very soon after publication, information appearing in less accessible sources - such as regulatory filings - may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

                        MELLON'S POLICY - Associates who possess material nonpublic information about a company - whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company - may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, associates may not recommend trading in those securities and may not pass the information along to others, except to associates who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                        Associates who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                        Associates managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                        Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

SECTION THREE
RESTRICTIONS ON THE FLOW OF
INFORMATION WITHIN MELLON
(THE "CHINESE WALL")

                        As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all associates. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities - for Mellon's account or for the accounts of others - or provide investment advice (Investment Functions).

                        EXAMPLES OF POTENTIAL INSIDER FUNCTIONS - Potential Insider Functions include, among others, certain commercial lending, corporate finance, and credit policy areas. Insider Risk Associates (see Section Six, "Insider Risk Associates") should consider themselves to be in Potential Insider Functions unless their particular job responsibilities clearly indicate otherwise.

                        EXAMPLES OF INVESTMENT FUNCTIONS - Investment Functions include, among others, securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions.

                        RULES FOR MAINTAINING THE "CHINESE WALL" - Without the prior approval of the General Counsel, material nonpublic information obtained by anyone in a Potential Insider Function should not be communicated to anyone in an Investment Function. To reduce the risk of material nonpublic information being communicated, communications between these associates in these functions must be limited to the maximum extent consistent with valid business needs.

                        PARTICULAR RULES -

                  - FILE RESTRICTIONS - Associates in Investment Functions must not have access to commercial credit files, corporate finance files, or any other Potential Insider Function files that might contain material nonpublic information. All such files that contain material nonpublic information should be marked as "Confidential" and, if feasible, segregated from nonconfidential files.

                  - ELECTRONIC DATA - Associates in Investment Functions must not have access to personal computer or word processing files of associates in Potential Insider Functions.

                  - MEETINGS - Associates in Investment Functions must not attend meetings between customers and associates in Potential Insider Functions unless appropriate steps have been taken to ensure that material nonpublic information will not be disclosed or discussed.

                  - COMMITTEE SERVICE - Without the prior approval of the General Counsel, associates other than those "Above the Wall" (see page 9) must not serve simultaneously on a committee having responsibility for any Investment Function and a committee having responsibility for any Potential Insider Function.

                  - INFORMATION REQUESTS - Requests for nonmaterial information or public information across the "Chinese Wall" should be made in writing to an appropriate associate in the applicable area. Associates sending or receiving such a request should resolve any questions regarding the materiality or nonpublic nature of the requested information by consulting their department head, who will contact the General Counsel, as appropriate.

                  - INFORMATION BACKFLOW - Associates should take care to avoid inadvertent backflow of information that may be interpreted as the prohibited communication of material nonpublic information. For example, the mere fact that someone in a Potential Insider Function, such as a mergers and acquisitions specialist, requests information from an associate in an Investment Function could give the latter person a clue as to possible material developments affecting a customer.

                  - CUSTOMERS - Associates in Investment Functions must not state or imply to customers that associates making decisions or recommendations will have the benefit of information from Mellon's Potential Insider Functions. When appropriate, associates should inform customers of Mellon's "Chinese Wall" policy.

                  - CONFLICTS OF INTEREST - Associates should not receive or pass on any information that would create an undue risk of Mellon or any associate having a conflict of interest or breaching a fiduciary obligation.

                        REPORTING RECEIPT OF MATERIAL NONPUBLIC INFORMATION - Associates in Investment Functions who receive any suspected material nonpublic information must report such receipt promptly to their department or entity head. A department or entity head who receives information believed to be material and nonpublic should report the matter promptly to the General Counsel. If the General Counsel determines that the information is material and nonpublic, the affected department or entity will:

                  - immediately SUSPEND ALL TRADING in the securities of the issuer to which the information applies, as well as all recommendations with respect to such securities. The suspension will remain in effect as long as the information remains both material and nonpublic.

                  - NOTIFY THE GENERAL COUNSEL before resuming transactions or recommendations in the affected securities. The General Counsel will advise as to possible further steps, including ascertaining the validity and nonpublic nature of the information with the issuer of the securities; requesting the issuer of the securities, or other appropriate parties, to disseminate the information promptly to the public if the information is valid and nonpublic; and publishing the information.

                        In certain circumstances, the department or entity head may be able to demonstrate conclusively that the receipt of the material nonpublic information has been confined to an individual or small group of individuals and that measures other than those described above will comparably reduce the likelihood of trading on the basis of the information. These measures might include temporarily relieving individuals of responsibility for any Investment Functions and preventing any contact between those individuals and associates in Investment Functions. In these circumstances, the department head, with the approval of the General Counsel, may take those measures rather than the measures described above.

                        FUNCTIONS "ABOVE THE WALL" - Some functions at Mellon are deemed to be "Above the Wall." For example, members of senior management, Auditing, Risk Management and Compliance, and the Legal Department will typically need to have access to information on both sides of the "Chinese Wall" to carry out their job responsibilities. These individuals cannot rely on the procedural safeguards of the "Chinese Wall" and, therefore, need to be particularly careful to avoid any improper use or dissemination of material nonpublic information.

                        SUPPLEMENTAL PROCEDURES - As appropriate, certain Mellon departments or areas, such as Mellon Trust, should establish their own procedures to reduce the possibility of information being communicated to associates who should not have access to that information.

SECTION FOUR
RESTRICTIONS ON TRANSACTIONS
IN MELLON SECURITIES

                        Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                        The following restrictions apply to ALL transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                  - SHORT SALES - Short sales of Mellon securities by associates are prohibited.

                  - SALES WITHIN 60 DAYS OF PURCHASE - Sales of Mellon securities within 60 days of acquisition are prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

                        In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

                  - MARGIN TRANSACTIONS - Purchases on margin of Mellon's publicly traded securities by associates is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                  - OPTION TRANSACTIONS - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

                  - MAJOR MELLON EVENTS - Associates who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

                  - MELLON BLACKOUT PERIOD - Associates are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

                        BENEFICIAL OWNERSHIP - The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

                  - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                  - accounts of any other member of the associate's household (e.g., a relative living in the same home);

                  - trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

                  - Corporate accounts controlled, directly or indirectly, by the associate;

                  - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

                  - any other account for which the associate is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

SECTION FIVE
RESTRICTIONS ON TRANSACTIONS
IN OTHER SECURITIES

                        Purchases or sales by an associate of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such associate. Associates should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to the following provisions.

                        The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Associates should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                        The following restrictions apply to ALL securities transactions by associates:

                  - CREDIT OR ADVISORY RELATIONSHIP - Associate may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending associates who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

                  - CUSTOMER TRANSACTIONS - Trading for customers and Mellon accounts should always take precedence over associates' transactions for their own or related accounts.

                  - FRONT RUNNING - Associates may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                  - INITIAL PUBLIC OFFERINGS - Mellon prohibits its associates from acquiring any securities in an initial public offering ("IPO").

                  - MARGIN TRANSACTIONS - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all associates are urged to avoid margin trading.

                        Prior to establishing a margin account, the associate must obtain the written permission of the Manager of Corporate Compliance. Any associate having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

                        All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management Account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. Examples of an instruction letter to a broker are shown in Exhibits B1 and B2.

                  - MATERIAL NONPUBLIC INFORMATION - Associates possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                  - NAKED OPTIONS, EXCESSIVE TRADING - Mellon discourages all associates from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an associate's job responsibilities.

                  - PRIVATE PLACEMENTS - Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Preclearance Compliance Officer (applicable only to Investment Associates), the Manager of Corporate Compliance and the associate's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, associates are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                  - SCALPING - Associates may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

                  - SHORT-TERM TRADING - Associates are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Associates only, any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

SECTION SIX
CLASSIFICATION OF ASSOCIATES

                        Associates are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on associates based on the nature of their activities for Mellon. To assist the associates in complying with the requirements and limitations imposed on them in light of their activities, associates are classified into one of three categories: Insider Risk Associate, Investment Associate and Other Associate. Appropriate requirements and limitations are specified in the Policy based upon the associate's classification.

                        INSIDER RISK ASSOCIATE -

                        You are considered to be an Insider Risk Associate if you are:

                  - employed in any of the following departments or functional areas, however named, of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                        - Auditing                    -  International
                        - Capital Markets             -  Leasing
                        - Corporate Affairs           -  Legal
                        - Credit Policy               -  Mellon Business Credit
                        - Credit Recovery             -  Middle Market
                        - Credit Review               -  Portfolio and Funds
                                                          Management
                        - Domestic Corporate Banking  -  Risk Management and
                                                          Compliance
                        - Finance                     -  Strategic Planning
                        - Institutional Banking       -  Wholesale,
                                                          Administration and
                                                          Operations

                  - a member of the Mellon Senior Management Committee, provided that those members of the Mellon Senior Management Committee who have management responsibility for fiduciary activities or who routinely have access to information about customers' securities transactions are considered to be Investment Associates and are subject to those provisions of the Policy pertaining to Investment Associates;

                  - employed by a broker/dealer subsidiary of a Mellon entity other than Dreyfus;

                  - an associate in the Stock Transfer business unit and have been specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance; or

                  - an associate specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance.

                        INVESTMENT ASSOCIATE -

                        You are considered to be an Investment Associate if you are:

                  - a member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about customers' securities transactions;

                  -     a Dreyfus associate;

                  - an associate of a Mellon entity registered under the Investment Advisers Act of 1940;

                  -     employed in the trust area of Mellon and:

                        - have the title of Vice President, First Vice President or Senior Vice President; or

                        - have access to material, confidential information regarding securities transactions by or on behalf of Mellon customers; or

                  - an associate specifically designated as an Investment Associate by the Manager of Corporate Compliance.

                        OTHER ASSOCIATE -

                        You are considered to be an Other Associate if you are an associate of Mellon Bank Corporation or any of its direct or indirect subsidiaries who is not either an Insider Risk Associate or an Investment Associate.

PART II - APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY
-------------------------------

                        PROHIBITION ON INVESTMENTS IN SECURITIES OF FINANCIAL SERVICES ORGANIZATIONS

                        You are prohibited from acquiring any security issued by a financial services organization if you are:

                  - a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.

                  - employed in any of the following departments of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                        -   Strategic Planning                    -  Finance
                        -   Institutional Banking                 -  Legal

                  - an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                        FINANCIAL SERVICES ORGANIZATIONS - The term "security issued by a financial services organization" includes any security issued by:

                        -   Commercial Banks                      -  Bank Holding Companies
                            (other than Mellon)                      (other than Mellon)
                        -   Thrifts                               -  Savings and Loan Associations
                        -   Insurance Companies                   -  Broker/Dealers
                        -   Investment Advisory Companies         -  Transfer Agents
                        -   Shareholder Servicing Companies       -  Other Depository Institutions

                        The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                        EFFECTIVE DATE - The foregoing restrictions will be effective upon adoption of this Policy. Securities of financial services organizations properly acquired before the later of the effective date of this Policy or the date of hire may be maintained or disposed of at the owner's discretion.

                        Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of this Policy or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

                        Within 30 days of the later of the effective date of this Policy or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

                        CONFLICT OF INTEREST - No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

                        PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to these provisions.

                        EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - Preclearance is NOT required for the following transactions:

                  -     purchases or sales of Exempt Securities (see Glossary);

                  -     purchases or sales of municipal bonds;

                  - purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;

                  - transactions that are non-volitional on the part of an associate (such as stock dividends);

                  - the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                  - the automatic reinvestment of dividends under a DRIP (preclearance is required for OPTIONAL cash purchases under a DRIP);

                  - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                  - sales of rights acquired from an issuer, as described above; and/or

                  - those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

                        REQUESTS FOR PRECLEARANCE - All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (see Exhibit C1).

                        The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

                        Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

                        As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                        Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

                  - preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

                  - preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and

                  - Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

                        Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

                        RESTRICTED LIST - The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                        To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

                  - Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;

                  - Mellon is involved as a selling shareholder in a public distribution of the company's securities;

     - Mellon is involved as an agent in the distribution of the company's securities;

     -    Mellon has received material nonpublic information on the company;

     - Mellon is considering the exercise of significant creditors' rights against the company; or

     -    The company is a Mellon borrower in Credit Recovery.

          Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

          PERSONAL SECURITIES TRANSACTIONS REPORTS

     - BROKERAGE ACCOUNTS - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. An example of an instruction letter to a broker is contained in Exhibit B1.

     - REPORT OF TRANSACTIONS IN MELLON SECURITIES - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

          DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

          STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

          CONFIDENTIAL TREATMENT
          THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

PART III - APPLICABLE TO
INVESTMENT ASSOCIATES ONLY
--------------------------

          Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below.

          SPECIAL STANDARDS OF CONDUCT FOR INVESTMENT ASSOCIATES

          CONFLICT OF INTEREST - No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

     - any direct or indirect beneficial ownership of any securities of such issuer;

     - any contemplated transaction by the Investment Associate in such securities;

     -    any position with such issuer or its affiliates; and

     - any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in Section Four, "Restrictions On Transactions in Mellon Securities").

          PORTFOLIO INFORMATION - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

          MATERIAL NONPUBLIC INFORMATION - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

          SHORT-TERM TRADING - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

          ADDITIONAL RESTRICTIONS FOR DREYFUS ASSOCIATES AND ASSOCIATES OF MELLON ENTITIES REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940 ONLY ("40 Act Associates")

     - OUTSIDE ACTIVITIES - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (other than Mellon) without the prior approval of the Manager of Corporate Compliance.

     - GIFTS - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a DE MINIMIS value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered DE MINIMIS if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.

     - BLACKOUT PERIOD - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pending buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

          In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Investment Associates must notify the Preclearance Compliance Officer (see Glossary) in writing and receive preclearance BEFORE they engage in any purchase or sale of a security.

          EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - Preclearance is not required for the following transactions:

     -    purchases or sales of "Exempt Securities" (see Glossary);

     - purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;

     - transactions which are non-volitional on the part of an associate (such as stock dividends);

     - the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);

     - purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for OPTIONAL cash purchases under a DRIP);

     - purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent such rights were acquired from such issuer;

     -    sales of rights acquired from an issuer, as described above; and/or

     - those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

          REQUESTS FOR PRECLEARANCE - All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form. (Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C2.)

          The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

          Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

          As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

          Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

     - preclearance authorization will expire at the end of the day on which preclearance is given;

     - preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and

     - Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

          Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

          RESTRICTED LIST - Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

          In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

          PERSONAL SECURITIES TRANSACTIONS REPORTS

     - BROKERAGE ACCOUNTS - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. Examples of instruction letters to a broker are contained in Exhibits B1 and B2.

     - REPORT OF TRANSACTIONS IN MELLON SECURITIES - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

          DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

          STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

     - STATEMENT OF SECURITIES HOLDINGS - Within ten days of receiving this Policy and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the Glossary. Investment Associates should refer to "Beneficial Ownership" in Section Four, "Restrictions on Transactions in Mellon Securities," which is also applicable to Investment Associates. Such statements should be in the format shown in Exhibit D. The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.

     - SPECIAL REQUIREMENT WITH RESPECT TO AFFILIATED INVESTMENT COMPANIES - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of receiving this Policy (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

          CONFIDENTIAL TREATMENT
          THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES, AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY. DOCUMENTS RECEIVED FROM DREYFUS ASSOCIATES ARE ALSO AVAILABLE FOR INSPECTION BY THE BOARDS OF DIRECTORS OF DREYFUS AND BY THE BOARDS OF DIRECTORS (OR TRUSTEES OR MANAGING GENERAL PARTNERS, AS APPLICABLE) OF THE INVESTMENT COMPANIES MANAGED OR ADMINISTERED BY DREYFUS.

PART IV - APPLICABLE TO
OTHER ASSOCIATES ONLY
-----------------------

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - Except for private placements, Other Associates ARE PERMITTED to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown as Exhibit C1.)

          PERSONAL SECURITIES TRANSACTIONS REPORTS - Other Associates are NOT required to report their personal securities transactions OTHER THAN margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts. Examples of an instruction letter to a broker are shown in Exhibit B1.

          REPORT OF TRANSACTIONS IN MELLON SECURITIES - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:

     - DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

     - STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

          RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

          MARGIN TRANSACTIONS - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

          All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. An example of an instruction letter to a broker is shown in Exhibit B1.

          PRIVATE PLACEMENTS - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

          As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

          Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

     - preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

     - preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and

     - Other Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

          Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

          CONFIDENTIAL TREATMENT
          THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

PART V - APPLICABLE TO
NONMANAGEMENT BOARD MEMBER
--------------------------

          NONMANAGEMENT BOARD MEMBER -

          You  are considered to be a Nonmanagement Board Member if you are:

     - a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

     - a director, trustee or managing general partner of any investment company who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").

          The term "Independent" Mutual Fund Board Member means those Mutual Fund Board Members who are NOT deemed "interested persons" of an investment company, as defined by the Investment Company Act of 1940, as amended.

          STANDARDS OF CONDUCT FOR NONMANAGEMENT BOARD MEMBER

          OUTSIDE ACTIVITIES - Nonmanagement Board Members are prohibited from:

     - accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, WITHOUT the express prior approval of the board of directors of Dreyfus and the board of directors/trustees or managing general partners of the pertinent Dreyfus-managed fund(s) for which a Nonmanagement Board Member serves as a director, trustee or managing general partner;

     - accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company without the express prior approval of the board of directors of Dreyfus;

     - owning Mellon securities if the Nonmanagement Board Member is an "Independent" Mutual Fund Board Member, (since that would destroy his or her "independent" status); and/or

     - buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.

          INSIDER TRADING AND TIPPING - The provisions set forth in Section Two, "Insider Trading and Tipping," are applicable to Nonmanagement Board Members.

          CONFLICT OF INTEREST - No Nonmanagement Board Member may recommend a securities transaction for Mellon, Dreyfus or any Dreyfus-managed fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded securities where the total investment is less than or equal to $25,000), including:

     - any direct or indirect beneficial ownership of any securities of such issuer;

     - any contemplated transaction by the Nonmanagement Board Member in such securities;

     -    any position with such issuer or its affiliates; and

     - any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board Member or any party in which the Nonmanagement Board Member has a beneficial ownership interest (see "Beneficial Ownership", Section Four, "Restrictions on Transaction in Mellon Securities").

          PORTFOLIO INFORMATION - No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Dreyfus-managed fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

          MATERIAL NONPUBLIC INFORMATION - No Nonmanagement Board Member may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon, Dreyfus or any Dreyfus-managed fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS -

          Nonmanagement Board Members ARE PERMITTED to engage in personal securities transactions without obtaining prior approval from the Preclearance Compliance Officer.

          PERSONAL SECURITY TRANSACTIONS REPORTS -

     - "INDEPENDENT" MUTUAL FUND BOARD MEMBERS - Any "Independent" Mutual Fund Board Members, as defined above, who effects a securities transaction where he or she knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding or after the date of such transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus (including any investment company or other account managed by Dreyfus), are required to report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified. Notwithstanding the foregoing, personal securities transaction reports are NOT required with respect to any securities transaction described in "Exemption from the Requirement to Preclear" in Part III.

     - DREYFUS BOARD MEMBERS AND "INTERESTED" MUTUAL FUND BOARD MEMBERS - Dreyfus Board Members and Mutual Fund Board Members who are "interested persons" of an investment company, as defined by the Investment Company Act of 1940, are required to report their personal securities transactions. Personal securities transaction reports are required with respect to any securities transaction other than those described in "Exemptions from Requirement to Preclear" on Page 21. Personal securities transaction reports are required to be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified.

          CONFIDENTIAL TREATMENT
          THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

GLOSSARY
--------

DEFINITIONS

     -    APPROVAL - written consent or written notice of nonobjection.

     - ASSOCIATE - any employee of Mellon Bank Corporation or its direct or indirect subsidiaries; does not include outside consultants or temporary help.

     - BENEFICIAL OWNERSHIP - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

          Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

          In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

          With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

          To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

          Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

          The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

     - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. (see pages 12-14).

     -    CORPORATION - Mellon Bank Corporation.

     -    DREYFUS - The Dreyfus Corporation and its subsidiaries.

     - DREYFUS ASSOCIATE - any employee of Dreyfus; does not include outside consultants or temporary help.

     -    EXEMPT SECURITIES - Exempt Securities are defined as:

          - securities issued or guaranteed by the United States government or agencies or instrumentalities;

          -    bankers' acceptances;

          -    bank certificates of deposit and time deposits;

          -    commercial paper;

          -    repurchase agreements; and

          -    securities issued by open-end investment companies.

     - GENERAL COUNSEL - General Counsel of Mellon Bank Corporation or any person to whom relevant authority is delegated by the General Counsel.

     - INDEX FUND - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.

     - INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public.

     - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

     - MANAGER OF CORPORATE COMPLIANCE - - the associate within the Risk Management and Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

     - MELLON - Mellon Bank Corporation and all of its direct and indirect subsidiaries.

     - NAKED OPTION - an option sold by the investor which obligates him or her to sell a security which he or she does not own.

     - NONDISCRETIONARY TRADING ACCOUNT - an account over which the associated person has no direct or indirect control over the investment decision-making process.

     - OPTION - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time.

     - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.

     - PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.

     - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Bank Corporation.

     - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

INDEX OF EXHIBITS
-----------------

EXHIBIT A                  SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE

EXHIBIT B                  SAMPLE INSTRUCTION LETTER TO BROKER

EXHIBIT C                  PRECLEARANCE REQUEST FORM

EXHIBIT D                  PERSONAL SECURITIES HOLDINGS FORM

EXHIBIT A
---------

SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


MELLON INTEROFFICE

MEMORANDUM


Date:
From:     Associate
To:       Manager, Corporate Compliance
Dept:
Aim #:
Aim #:    151-4342                                                        Phone:

Fax:

--------------------------------------------------------------------------------

          RE:      REPORT OF SECURITIES TRADE

          Type of Associate: ____________
Insider Risk: ___________
Investment: ___________
Other: ___________

Type of Security:  ____________
Mellon Bank Corporation: ___________
Mellon Bank Corporation - optional cash purchases under Dividend Reinvestment and Common Stock Purchase Plan: ___________
Mellon Bank Corporation - exercise of an employee stock option: ___________


          Attached is a copy of the confirmation slip for a securities trade I engaged in on _____________________, 19xx.

          or

          On _____________________, 19xx, I (purchased/sold) __________________
          shares of ___________________________ through (broker). I will arrange to have a copy of the confirmation slip for this trade delivered to you as soon as possible.

--------------------------------------------------------------------------------

EXHIBIT B1
----------

FOR NON-DREYFUS ASSOCIATES

--------------------------------------------------------------------------------

          Date

          Broker ABC
          Street Address
          City, State  ZIP


          Re:      John Smith & Mary Smith
                  Account No. xxxxxxxxxxxxx


          In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Mellon Bank should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

          Please send the requested documentation ensuring the account holder's name appears on all correspondence to:


                                   Manager, Corporate Compliance
                                   Mellon Bank
                                   P.O. Box 3130
                                   Pittsburgh, PA 15230-3130

          Thank you for your cooperation in this request.


          Sincerely yours,



          Associate


          cc:      Manager, Corporate Compliance (151-4342)


--------------------------------------------------------------------------------

EXHIBIT B2
----------

FOR DREYFUS ASSOCIATES

--------------------------------------------------------------------------------

          Date

          Broker ABC
          Street Address
          City, State  ZIP


          Re:      John Smith & Mary Smith
                   Account No. xxxxxxxxxxxxx


          In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Dreyfus Corporation should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

          Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

                               Compliance Officer at The Dreyfus Corporation 200 Park Avenue
                               Legal Department
                               New York, NY 10166

          Thank you for your cooperation in this request.


          Sincerely yours,



          Associate


          cc:      Dreyfus Compliance

--------------------------------------------------------------------------------

EXHIBIT C1
----------



PRECLEARANCE REQUEST FORM
NON DREYFUS ASSOCIATES
--------------------------------------------------------------------------------
To: Manager, Corporate Compliance 151-4342 (All Insider and Other Associates) Designated Preclearance Compliance Officer (All Investment Associates excluding Dreyfus)
--------------------------------------------------------------------------------
Associate Name:                   Title:                               Date:

--------------------------------------------------------------------------------
Phone #:                          AIM #:          Social Security #:
Department:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ACCOUNT INFORMATION
--------------------------------------------------------------------------------
Account Name:                 Account Number:               Name of Broker/Bank:

--------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

--------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TRANSACTION DETAIL
--------------------------------------------------------------------------------
Buy:                             Sell:                Security/Contract:
No. of Shares:

--------------------------------------------------------------------------------
If sale, date acquired:      Margin Transaction:     Initial Public Offering:
Private Placement:
/ /  Yes                        / /  Yes                            / / Yes

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1) attempting to benefit personally from any existing business relationship between the issuer and Mellon or any Mellon-related fund or affiliate; (2) engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.

--------------------------------------------------------------------------------
Associate Signature:                 Date:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMPLIANCE OFFICER USE ONLY
--------------------------------------------------------------------------------
Approved:                      Disapproved:           Authorized Signatory:
Date:

--------------------------------------------------------------------------------
Comments:

--------------------------------------------------------------------------------
Note: This preclearance will lapse at the end of the day on _____________________, 19__. If you decide not to effect the trade, please notify me.
--------------------------------------------------------------------------------
Date:                                                         By:
--------------------------------------------------------------------------------

EXHIBIT C2
----------


PRECLEARANCE REQUEST FORM
DREYFUS ASSOCIATES ONLY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
To:        Dreyfus Compliance Officer
--------------------------------------------------------------------------------
Associate Name:                      Title:                               Date:

--------------------------------------------------------------------------------
Phone #:                              AIM #:              Social Security #:
Department:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ACCOUNT INFORMATION
--------------------------------------------------------------------------------
Account Name:                         Account Number:      Name of Broker/Bank:

--------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

--------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TRANSACTION DETAIL
--------------------------------------------------------------------------------
Buy:                                  Sell:                  Security/Contract:
Symbol:

--------------------------------------------------------------------------------
Amount:                      Current Market Price:     If sale, date acquired:
Margin Transaction:

--------------------------------------------------------------------------------
Is this a New Issue?          Is this a Private Placement?
/ / Yes             / / No                  / / Yes                 / / No
--------------------------------------------------------------------------------
Reason for Transaction, identify source:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DISCLOSURE STATEMENT
--------------------------------------------------------------------------------
I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1) attempting to benefit personally from any existing business relationship between the issuer and Mellon or any Mellon-related fund or affiliate; (2) engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.
--------------------------------------------------------------------------------
Associate Signature:
Date:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMPLIANCE OFFICER USE ONLY
--------------------------------------------------------------------------------
Approved:                         Disapproved:           Authorized Signatory:
Date:

--------------------------------------------------------------------------------
Comments:

--------------------------------------------------------------------------------
Note: This preclearance will lapse at the end of the day on
_____________________________, 19__. If you decide not to effect the trade, please notify me.
--------------------------------------------------------------------------------
Date:                                                          By:

--------------------------------------------------------------------------------

EXHIBIT D1
----------

     Return to:      Manager, Corporate Compliance
                     Mellon Bank
                     P.O. Box 3130
                     Pittsburgh, PA  15230-3130



                                                 STATEMENT OF SECURITY HOLDINGS

     As of _________________________

     1. List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial ownership - (see Glossary in Policy). If none, write NONE. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need NOT be listed. IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FROM YOUR BROKER(S), RATHER THAN LIST THEM ON THIS FORM.

     ---------------------------------------------------------------------------
          NAME OF SECURITY       TYPE OF SECURITY              AMOUNT OF SHARES
     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     2. List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

     ---------------------------------------------------------------------------
             BROKER/          ADDRESS         NAME OF ACCOUNT        ACCOUNT
             DEALER         REGISTERED         REGISTRATION          NUMBER(S)
                                              REPRESENTATIVE
     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

      I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the Confidential Information and Securities Trading Policy.

      --------------------------------------------------------------------------
      Date:                                                Printed Name:

      --------------------------------------------------------------------------
                                                           Signature:

      --------------------------------------------------------------------------

EXHIBIT D2
----------

    Return to:     Compliance Officer at the Dreyfus Corporation
                   200 Park Avenue
                   Legal Department
                   New York, NY 10166


                        STATEMENT OF SECURITY HOLDINGS


     As of  _____________________________

     1. List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial interest. If none, write NONE. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need NOT be listed. IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FROM YOUR BROKER(S), RATHER THAN LIST THEM ON THIS FORM.


     ---------------------------------------------------------------------------
                NAME OF SECURITY       TYPE OF SECURITY        AMOUNT OF SHARES
     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     -------------------------------------- ------------------------------------

     2. List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

     ---------------------------------------------------------------------------
          BROKER/      ADDRESS           NAME OF         ACCOUNT       ACCOUNT
          DEALER                       REGISTERED      REGISTRATION   NUMBER(S)
                                     REPRESENTATIVE
     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     --------------------- -------------------- ------------------------- ------

     I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the Confidential Information and Securities Trading Policy.

     ---------------------------------------------------------------------------
     Date:                                                       Printed Name:

     ---------------------------------------------------------------------------
                                                                 Signature:

     ---------------------------------------------------------------------------

                                                                EXHIBIT (p)(1.6)



                              CODE OF CONDUCT AND
                      STATEMENT OF POLICY AND PROCEDURES
                             REGARDING TRADING FOR
                               PERSONAL ACCOUNTS


This memorandum is intended to serve as a guide to each partner, officer and employee of CapitalWorks Investment Partners regarding his or her activities and trading for personal accounts. The Code and Statement is intended to ensure that the activities of partners, officers and employees of CapitalWorks Investment Partners and their personal securities transactions are conducted in accordance with the following principles:

1.       A duty at all times to place first the interests of clients;

2. The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

3. The fundamental standard that partners, officers and employees of CapitalWorks Investment Partners not take inappropriate advantage of their positions.

In addition to the specific prohibitions on certain personal securities transactions described in this Code and Statement, all partners, officers and employees of CapitalWorks Investment Partners are prohibited from:

1.       Employing any device, scheme or artifice to defraud any client;

2. Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit; and

3.       Engaging in any manipulative practice with respect to any client.

DEFINITION OF PERSONAL ACCOUNT

For purposes of this Code and Statement, "personal accounts" include the account of any partner, officer or employee of CapitalWorks Investment Partners, the account of CapitalWorks Investment Partners, and any other account as to which CapitalWorks Investment Partners or any partner, officer or employee has a direct or indirect pecuniary interest or exercises direct or indirect control or influence ("affiliated accounts"). Affiliated accounts include accounts of:

1. a spouse (other than a legally separated or divorced spouse) of a partner, officer or employee;

2.       a minor child or grandchild of a partner, officer or employee;

3. any other family member who resides with a partner, officer or employee or whose account is managed by a partner, officer or employee; and

4. any entity or other account as to which a partner, officer or employee, or any person specified in clauses 1 through 3 above, has a pecuniary interest or exercises direct or indirect control or influence (such as a trust or estate, a partnership of which the person is a partner or a corporation in which the person has a pecuniary interest), except that affiliated accounts do not include, for this purpose, CapitalWorks Cypress Fund, L.P., CapitalWorks Cypress Fund II, L.P. and CapitalWorks Small Cap Fund, L.P.

A partner, officer or employee may, by written application to either John Wylie or Jack Marshall, request a waiver from the application of part or all of this Code and Statement to any personal account over which such person does not have any direct or indirect influence or control; although neither Mr. Wylie nor Mr. Marshall is, under any circumstances, obligated to grant any such waiver.

Note: Partners, officers and employees are cautioned that under the federal securities laws, a wide variety of indirect interests, or accounts over which partners, officers or employees may exercise direct or indirect control or influence, may constitute a "personal account" and in case of any doubt or uncertainty such persons are strongly urged to discuss the applicability of these rules with either Mr. Wylie or Mr. Marshall, who may consult with legal counsel.

RESTRICTIONS ON TRANSACTIONS FOR PERSONAL ACCOUNTS

1. A transaction for a personal account may not be effected without the prior approval of Mr. Wylie or Mr. Marshall, and any transaction for a personal account may be cancelled at the end of the day by either Mr. Wylie or Mr. Marshall, as the case may be, and that execution given to a client. Mr. Wylie or Mr. Marshall, as the case may be, shall promptly notify the partner, director or employee of clearance or denial of clearance to trade by indicating such action on the trading order ticket.

2. Duplicates of all confirmations and monthly statements for each personal account are required to be sent to CapitalWorks Investment Partners to the attention of Laurie Appel. Mr. Wylie or Mr. Marshall, in their sole discretion, may prohibit personal accounts from being maintained at certain brokerage firms.

3. A security may not be purchased or sold for a personal account on a day when the same security is purchased or sold for clients unless ALL of the following conditions are met:

         a. All client orders have been filled and there is no buying or selling program in progress; and

         b. The transaction for the personal account is on the same side as the client.

4. A security held for a personal account which is still held for client accounts may not be sold from the personal account unless there are no existing unfilled client orders in the security and no buying or selling program is underway.

5. When any partner, officer or employee recommends that a security be bought or sold for client accounts, such person must disclose to Mr. Wylie or Mr. Marshall if a position in that security is currently held in a personal account in which such person has a direct or indirect pecuniary interest or exercises direct or indirect control or influence. Mr. Wylie or Mr. Marshall may restrict such person from buying or selling the position from any personal account until a specified period of time after the client orders have been filled and there is no buying or selling program in progress.

6. Transactions in listed options are considered to be transactions in the underlying security.


7. The foregoing restrictions do not apply to purchases and sales of U.S. government securities, shares of money market funds or shares of registered open-end investment companies.

8. Exceptions to these restrictions may be granted by either Mr. Wylie or Mr. Marshall in the case of extenuating or unusual circumstances.

STATEMENT OF COMPLIANCE

         Every partner, officer or employee of CapitalWorks Investment Partners will be required upon the adoption of the Code and Statement by CapitalWorks Investment Partners or the commencement of such person's employment with CapitalWorks Investment Partners and, after that, annually, to execute a statement (substantially in the form of Exhibit A hereto) to the effect that he or she has read and understands, has complied with and will continue to comply with, the procedures set forth in this Code and Statement.

ENFORCEMENT

Responsibility for enforcement of the Code and Statement will lie with Mr. Wylie and Mr. Marshall. There shall be maintained a file by CapitalWorks Investment Partners which will include all memoranda and other materials referred to in the Code and Statement.


I have read and understand this Code of Conduct and Statement of Policy and Procedures Regarding Trading of Personal Accounts and I agree that I will comply in all respects with the procedures set forth therein, including, in particular, the requirement that all transactions for personal accounts be approved in advance by Mr. Wylie or Mr. Marshall.


                                   Signature:


                                   -------------------------------------


                                   Print Name:
                                               -------------------------


                                   Date:
                                         -------------------------------

                                                                       EXHIBIT A

ANNUAL STATEMENT OF COMPLIANCE WITH CODE OF CONDUCT AND
STATEMENT OF POLICY AND PROCEDURES REGARDING TRADING
FOR PERSONAL ACCOUNTS


         I have read and understand the procedures set forth in the "Code of Conduct and Statement of Policy and Procedures Regarding Trading for Personal Accounts" (the "Procedures"). All transactions from ______________, 199__ through the date hereof for personal accounts in which I have an interest have compiled with the Procedures and, in particular, were approved in advance by Mr. Wylie or Mr. Marshall. Further, I agree that I will continue to comply in all respects with the Procedures, including, in particular, the requirement that all transactions for personal accounts be approved in advance by Mr. Wylie or Mr. Marshall.

Date: ______________________       __________________________
                                   Print Name

                                                                EXHIBIT (p)(1.7)



                    COHEN & STEERS CAPITAL MANAGEMENT, INC.

                                CODE OF ETHICS


INTRODUCTION

This Code of Ethics shall apply to all directors, officers and employees of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries and affiliates.

FOR PURPOSES OF THIS CODE:

(a) "Access Person" means any director, officer or employee of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries or affiliates ("Cohen & Steers").

(b) Purchase or sale of a security includes, among other things, the writing of any option to purchase or sell a security or any transaction by reason of which a person acquires or disposes of any direct or indirect ownership in a security.

(c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when a person seriously considers making such a recommendation.


THIS CODE APPLIES TO ALL TRANSACTIONS (OTHER THAN BONA FIDE CLIENT TRANSACTIONS) IN ALL ACCOUNTS IN WHICH AN ACCESS PERSON MAY EXERCISE CONTROL OR HAS A BENEFICIAL INTEREST. UPON DISCOVERING A VIOLATION OF THIS CODE, THE CHAIRMAN OR PRESIDENT MAY IMPOSE SUCH SANCTIONS AS DEEMED APPROPRIATE, INCLUDING A LETTER OF CENSURE OR SUSPENSION OR EVEN TERMINATION OF THE EMPLOYMENT OF THE VIOLATOR. FURTHER, ANY PROFITS REALIZED IN CONNECTION WITH A VIOLATION OF THIS CODE WILL BE REQUIRED TO BE DISGORGED.


PROHIBITED TRANSACTIONS

The following transactions are prohibited, except as provided for below:

(a) No Access Person shall purchase or sell any security that the Access Person knew or reasonably should have known is being or has been considered for purchase or sale for a Client, or is being purchased or sold by a Client.

(b) No Access Person shall purchase or sell any security issued or guaranteed by a real estate investment trust or other company engaged in the real estate business (as defined below), except that an Access Person may invest in shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc. and, with the written prior approval of the Chairman or President, shares of Cohen & Steers Realty Income Fund, Inc. and Cohen & Steers Total Return Realty Fund, Inc. (see Attachment A).

(c) No Access Person shall purchase any security issued in an initial public offering.

(d) No Access Person shall purchase any security issued in a private placement unless the Chairman or President approves the transaction in advance. In determining whether or not to grant approval, the Chairman or President will consider whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered by virtue of the Access Person's position with Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision. Any Access Person who has been authorized to acquire securities in a private placement must disclose the investment to the Chairman or President if the Access Person is involved in any subsequent consideration of an investment in the issuer, and these investment decisions will be subject to independent review by investment personnel with no personal interest in the issuer.

(e) No Access Person shall execute any securities transaction on a day during which any Client has a pending buy or sell order in that same security until that order is executed or withdrawn. Furthermore, no Access Person shall buy or sell a security within seven calendar days before or after a Client trades in that security.

(f) No Access Person shall receive any gift of more than DE MINIMIS value from any person or entity that does business with or on behalf of Cohen & Steers, its affiliates and subsidiaries, or a Client.

(g) No Access Person shall serve on the board of directors of a publicly traded company, unless approved in advance by the Chairman or President. This authorization will be provided only if the Chairman or President concludes that service on the board would be consistent with the interests of Clients. Access Persons who have received this approval shall not trade for a Client or their own account in the securities of the company while in possession of material, non-public information ("Inside Information"). Cohen & Steers' Inside Information Policy and Procedures provide further details on the obligations of Access Persons concerning Inside Information.




EXEMPTED TRANSACTIONS

The prohibitions of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence (including any account that is managed on a discretionary basis by a person other than the Access Person and with respect to which the Access Person does not in fact influence or control the transactions).

(b) Purchases or sales that are non-volitional on the part of either the Access Person or a Client.

(c) Purchases that are part of an automatic dividend reinvestment plan.

(d) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of rights so acquired.

(e) Purchases or sales that receive the prior approval of the Chairman or President of Cohen & Steers (such approving officer having no personal interest in such purchases or sales) because they: (i) are only remotely potentially harmful to any Client account, (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, or sold or held on behalf of a Client or (iv) are a result of the sale of securities that were acquired prior to February 1995 (and such person was an employee of Cohen & Steers Capital Management, Inc. prior to February 1995) or acquired prior to the time a person became an employee of Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision.

REPORTING

(a) Every Access Person shall report all transactions in any security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to report transactions effected for any account over which the Access Person does not have any direct or indirect influence or control.

(b) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     (i) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of the security involved;

     (ii) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

     (iii) the price at which the transaction was effected;

     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected;

     (v) with respect to any account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and

     (vi) the date the report is submitted.

(c) Any report may contain a statement that the report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(d) Every Access Person must provide a list of all personal securities holdings no later than 10 days after commencement of employment ("Initial Holdings Report") and no later than 30 days after the beginning of each year ("Annual Holdings Report") thereafter (see Attachment B). Both the Initial Holdings Report and Annual Holdings Report also shall provide the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Each Annual Holdings Report must provide information that is current as of a date no more than 30 days before the report is submitted. Both the Initial Holdings Report and the Annual Holdings Report shall state the date the report is submitted by the Access Person.

(e) The Applicant's compliance administrator and general counsel shall be responsible for reviewing all quarterly securities transaction reports, the Initial Holdings Report and the Annual Holdings Report, and shall report to the Chairman and President all potential violations of this Code of Ethics. The Chairman and President, in consultation with the general counsel, shall determine the appropriate response to any violation.

(f) All Access Persons must certify on the attached form initially and annually thereafter that they have read and understand this Code of Ethics and that they recognize that they are subject to the provisions of this Code. Furthermore, all Access Persons must certify annually that they have complied with the requirements of the Code of Ethics and that they have reported all personal securities transactions and accounts required to be reported pursuant to the Code.

FUND BOARD APPROVAL AND REPORTING

The Board of Directors of each Cohen & Steers Fund, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940), must approve this Code and any material changes to the Code. This approval shall be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act of 1940. In connection with this approval, Cohen & Steers shall provide a certification to the Board that Cohen & Steers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Cohen & Steers shall furnish annually to the Directors a written report (i) describing any issues arising under the Code of Ethics and related supervisory procedures, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (ii) certifying that Cohen & Steers has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code.

ADDITIONAL DEFINITIONS

(a) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

(b) "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

(c) A company is engaged in the "real estate business" if it derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets in such real estate. Any questions as to whether a company is engaged in the real estate business should be referred to the Chairman or President.

                    COHEN & STEERS CAPITAL MANAGEMENT, INC.
               CERTIFICATION OF PERSONAL SECURITIES TRANSACTIONS
                    AND COMPLIANCE WITH THE CODE OF ETHICS

                  I hereby certify that I have received, read and understand the Cohen & Steers Code of Ethics. Furthermore, I understand that I am subject to the Code of Ethics and that any failure to follow the Code could subject me to discipline, including the possible termination of my employment with Cohen & Steers.

                  I further certify that, for the preceding calendar year, I have complied with the requirements of the Code of Ethics in effect for the year and that I have reported all personal securities transactions, holdings and accounts required to be reported pursuant to this Code.



           --------------------------------------------------------------------
           Name


           --------------------------------------------------------------------
           Signature


           --------------------------------------------------------------------
           Date

                                                                EXHIBIT (p)(1.8)


                                CODE OF ETHICS

                        THE DJG VALUE EQUITY FUND, INC.
                       THE SEI TAX-MANAGED SMALL CAP FUND
                          THE DJG SMALL CAP VALUE FUND
                       FRIC EQUITY II/SPECIAL GROWTH FUND
                           RIF AGGRESSIVE EQUITY FUND


I    Introduction
     ------------

     This Code of Ethics is intended to fulfill the firm's obligations as investment adviser to the DJG Value Equity Fund, Inc., and the DJG Small Cap Value Fund as well as the sub-adviser to the SEI Tax-Managed Small Cap Fund, the FRIC Equity II/Special Growth Fund and the RIF Aggressive Equity Fund by setting forth guidelines for those persons deemed to be advisory or access persons to prevent them from engaging in any act, practice or course of business prohibited by paragraph (a) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended. This Code of Ethics is required by paragraph (b) of the Rule.

II   Definitions
     -----------

     In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

     1. "Fund" or "Funds" means the DJG Value Equity Fund, Inc., the SEI Tax-Managed Small Cap Fund, the FRIC Equity II/Special Growth Fund, the RIF Aggressive Equity Fund and/or the DJG Small Cap Value Fund, either individually or collectively.

     2. "Company" means David J. Greene & Company, LLC, a registered investment adviser, the Adviser or sub-adviser to the above-referenced Funds.

     3.   "Access person" means any principal or advisory person of the Company.

     4. "Advisory person" means (a) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

     5. "Beneficial ownership" has the meaning set forth in Rule 16a-1 (a) of the Securities Exchange Act of 1934, as amended. The determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     6. "Control" has the meaning set forth in Section 2(a) (9) of the Investment Company Act of 1940, as amended.

     7. "Independent director" means a director of any of the Funds who is not an "interested person" of the Company within the meaning of Section
          (a) (19) of the Investment Company Act of 1940, as amended.

     8. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     9. "Security" has the meaning set forth in Section 2(a) (36) of the Investment Company Act of 1940, as amended, except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, certificates of deposit for any such securities banker's acceptance, bank certificates of deposit, commercial paper, other money market instruments and shares of registered open-end investment companies. For purposes of the foregoing definition, the term"money market instruments" shall mean instruments that satisfy the credit quality and maturity requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, other than any instruments which are illiquid or not widely traded in efficient markets.

III  Aggregation of Orders - Conditions
     ----------------------------------

     In accordance with guidance from the Securities and Exchange Commission ("SEC") in the SMC Capital no-action letter of September 5, 1995, the Company may aggregate orders for the Funds with those orders for its other advisory and proprietary accounts in compliance with Section 17(d) of the Investment Company Act of 1940 so that each such account, including the Funds and the Company, participates on terms no less advantageous than those of other participants. To comply with this stated policy, the following conditions will apply to orders that are aggregated by the Company:

1. This policy for the aggregation of transactions is fully disclosed in the Company's Form ADV, and is separately disclosed to the Adviser's existing clients and broker-dealers through which such orders are placed.

2. The Company will not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution (which includes the duty to seek best price) for its accounts, including the Funds, and is consistent with the terms of the Company's investment advisory agreement with each client for which trades will be aggregated.

3. No advisory account will be favored over any other account; each account that participates in an aggregated order will participate at the average share price for all the Company's transactions in that security on a given business day, with any transaction costs, other than commission charges, shared pro rata based on each account's participation in the transaction;

4. The Company will prepare a computer run (the "Allocation Statement") specifying the participating client accounts and how it intends to allocate the order among those accounts before entering an aggregated order. The Company will maintain the Allocation Statement, including any amendments thereto, as a part of its books and records.

5. If the aggregated order is filled in its entirety, it will be allocated among accounts in accordance with the Allocation Statement. In the event the aggregated order is not filled, then it will be allocated by the Company in accordance with its allocation procedures as set forth in its Compliance Manual and as described in its Form ADV Part II. When an aggregated order is completed, a supplemental computer run documenting the allocation will be maintained by the Company's Compliance Department with the original Allocation Statement.

6. Notwithstanding the foregoing, the order may be allocated on a basis different from that specified in the Allocation Statement if all accounts receive fair and equitable treatment and the reason for the different allocation is explained in writing and is approved in writing by the Company's compliance principal no later than one hour after the opening of the markets on the trading day following the day the order was executed.

7. The Company's books and records will separately reflect, for each account the orders of which area aggregated, the securities held by, and bought and sold for, that account.

8. Funds and securities of accounts whose orders are aggregated are deposited with one or more banks or brokers-dealers, and neither the accounts' cash nor their securities will be held collectively any longer than is necessary to settle the purchase or sale in question on a delivery versus payment basis. No cash or securities will be held collectively for accounts by the Company.

9. The Company will receive no additional compensation or remuneration of any kind as a result of the aggregation of any transactions on behalf of any accounts.

10. Individual investment advice and treatment will be accorded each separate advisory account, including the Funds.

IV   Prohibitions and Restrictions Applicable to Company Personnel
     -------------------------------------------------------------

     A.   Prohibition Against Fraud, Deceit and Manipulation.

          Access persons, cannot, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a
          Fund:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     B.   Limits on Accepting or Receiving Gifts.

          Access persons cannot accept or receive any gift of more than de minimis value from any person or entity in connection with any Fund.

     C.   Prohibition on Selling Recently-Acquired Securities.

          Access persons may not sell any security purchased in connection with an aggregated order within 60 days of acquiring that security without the prior approval of the Compliance Principal or member of the Executive Committee of the Company.

     D.   Pre-Approval of Investments in IPO's and Limited Offerings.

          Access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund or Natural Control Persons who obtain information concerning recommended securities must obtain approval from the Review Officer, (as defined in Section V below), before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

V    Reporting
     ---------

     1. Subject to the provisions of paragraph 2 below, every access person shall report to the Company the information described in paragraph 3 below with respect to transactions in any security in which the access person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

     2. (a) An access person is not required to make a report with respect to any transaction effected for any account over which the access person does not have any direct or indirect influence.

          (b) An access person shall submit to the Review Officer an initial holding report within 10 days of becoming an access person.

          (c) Each access person shall submit an annual holding report to the Review Officer within 30 days of the close of each year, which shall include all securities beneficially owned.

     3. To fulfill the reporting requirements, each access person shall cause a duplicate copy of all confirms and monthly brokerage statements for themselves and those in their immediate family to be sent to the Review Officer of the Company, which shall contain the following information:

     (a) The date of the transaction, the title and the number of shares and the principal amount of each security involved;

     (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c)  The price at which the transactions was effected; and

     (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

     4. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the security to which the report relates.

VI   Appointment of Review Officer and Specification of his Duties
     -------------------------------------------------------------

     A.   Appointment of a Review Officer.

          The CEO of the Company has appointed the Company's Compliance Principal to act as the Review Officer hereunder.

     B.   The Review Officer's Duties and Responsibilities.

          1. The Review Officer shall notify each person who becomes an access person of the Adviser and who is required to report under this Code of Ethics and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

          2. The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

          3. If the Review Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report any explanatory material provided by the person, to the CEO, who will independently determine whether the person violated the Code.

          4.  Resolution; Sanction(s).

              If the CEO finds that a person has violated the Code, he will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the CEO deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Directors at the next regularly scheduled board meeting.

          5. The Review Officer will create a written report detailing any approval(s) granted to access persons for the purchase of securities offered in connection with an IPO or a limited offering. The report must include the rationale supporting any decision to approve such a purchase.

          6.  Annual Written Report to the Board

              At least once a year, the Company will provide the Fund's Board of Directors a written report that includes:

          (1) Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s);

          (2) Certification: Each report must be accompanied by a certification to the Board that the Company, as adviser or sub-adviser to a Fund, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

VII  Confidentiality
     ---------------

     No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company or the Adviser of any such securities transaction.

     All information obtained from any access person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


VIII Recordkeeping
     -------------

     The Company will maintain records as set forth below in accordance with Rule 31a-2 under the 1940 Act and such other regulatory requirements as the Company may be subject to as a registered investment adviser and broker/dealer.

     1.   A copy of this Code will be preserved in an easily accessible place.

     2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     3. A copy of each Quarterly Transaction Report, Initial Holding Report, and Annual Holding Report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of a least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     4. A copy of each annual report required by this Code, and each access person's annual compliance certification, must be maintained for a least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     5. The Fund must maintain a record of any decision, and the reason supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for a least five years after the end of the fiscal year in which the approval is granted.

Adopted this 21st day of September, 2000.

                                                                EXHIBIT (p)(1.9)

FIDELITY'S COMMITMENT TO ETHICS

Our company's commitment to the highest standards of integrity and loyalty to customers and shareholders is underscored by our name - Fidelity. We are known by our decisions and actions, as a company and as individuals. The accompanying Code of Ethics enables the company and its employees to act in a way that does not conflict - or appears to conflict - with the interests of our clients.

We believe that customer interests can be protected even when employees make personal investments, exchange certain gifts or engage in certain outside activities. But there must be limits.

No written Code can anticipate all activity that would conflict (or might appear to conflict) with the interest of Fidelity or its clients. Fidelity employees are expected to understand and respect the spirit of the rules - and always to
                                           ------
act in a way that demonstrates our commitment to our customers and to doing the right thing.

FOREWORD

All employees of Fidelity International Limited and its subsidiary companies ("Fidelity") are bound by this Code of Ethics which sets out the standards we expect from you in personal account trading, managing conflicts of interest, and receiving gifts and hospitality. Parts of the Code apply, not only to you as an employee, but also to close relatives, spouses, partners, and others in whose affairs you could have a beneficial interest.

As a fund management organisation we have a duty to our customers to meet the highest standards of personal behaviour. The Code is designed so that employees can conduct themselves and buy and sell stocks and shares in a way which does not conflict with the management of our clients' assets. It is important to our reputation that we avoid giving even the appearance of any conflict of interest.

In the financial services industry the major asset of any company is its reputation. The Code not only underlines Fidelity's commitment to keeping the Fidelity reputation untarnished, but also provides a framework in which employees can manage their personal affairs in a way consistent with that reputation.

A WORD ABOUT THE STRUCTURE OF THE CODE

The Code is contained in the first section of this document. All the general provisions are contained in this Code and these apply to everyone throughout Fidelity.

Annex 1 contains specific provisions and additional information for employees in certain locations or working on specific products. Your local Compliance Officer will tell you if any of these provisions apply to you.

General administrative provisions are explained in Annex 2. These apply to all employees.

Finally, if you have any questions contact your local Compliance Department. Contact details for your local Compliance department can be found in Appendix A.

CODE OF ETHICS 2001

This Code must be followed by all Fidelity employees wherever they work.

     1.   Introduction

     2.   Who must follow the Code

     3.   Which trades are subject to the Code

     4.   Trades which are not allowed

     5.   Trades which need special permission

     6.   Times when you are not allowed to trade

     7.   How to trade

     8.   What to do after you have traded

1.     INTRODUCTION

1.1 The purpose of the Code is to provide a framework within which you can conduct your personal affairs without coming into conflict with our duties to our customers. A lot of the Code covers your own trades in stocks and shares, but some of it also covers receiving gifts and invitations to sporting and other events.

1.2 Many of our regulators require Fidelity to have such a Code, but Fidelity has always believed in the principles set out in the Code. We look after the savings and pensions of many hundreds of thousands of people and we have a duty to safeguard these and not to use them to our personal advantage.

1.3 As a result there may be times when you, or a member of your close family, will not be allowed to buy or sell a particular share. This could be because we are trading in that share on behalf of our customers. We do not want to put that trade at risk. Neither do we want to give the impression that we are using knowledge of what we are doing for customers to make a profit or avoid a loss in our personal trading.

1.4 With regards to gifts and hospitality, Fidelity actively discourages the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. Fidelity's Gifts and Gratuities Policy, which is separate from this Code and can be found at Section 2 of Annex 2, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

1.5 We also recognise that there are times when it might be awkward for you to follow the Code to the letter. In exceptional circumstances we can grant waivers from particular requirements of the Code. If you have a problem you must raise it as early as possible with your local Compliance Department.

1.6 Please read the Code carefully. It is an important document that forms part of your contract of employment with Fidelity. In fact, we ask you to confirm to us each year that you have read and understood the Code. This is for your own protection as a serious breach of the Code can lead to a fine or even dismissal. In some jurisdictions breaches of parts of the Code may be a criminal offence.

A final word...

The Code cannot cover every situation that might come up. It is up to you to behave responsibly and for you to follow the Code. Even if you have received some permission you still must make sure that what you plan to do is allowed under the Code. This is your personal responsibility. If you are in doubt or have a question contact your local Compliance Department BEFORE you do anything. Their contact details are set out in Appendix A.

2.   WHO MUST FOLLOW THE CODE

------------------------------------------------------------------------------
  Summary Box
  -----------
  .  The Code covers employees of Fidelity and close family members
  .  Each employee falls within one of three categories
  .  Check if you need to follow one of the supplements
------------------------------------------------------------------------------

2.1 All employees of Fidelity have to follow the Code. The Code also covers members of your immediate family, spouses and partners and others living in the same house. It will also cover trading in stocks and shares where you have a financial interest. Appendix B sets out when the Code will apply to someone other than you. This can be a complex area and if you are in any doubt as to whether a particular person is covered by the code you must ask your local Compliance Department (see Appendix A). Broadly, if something applies to you, it applies to your immediate family and partners in the same household, but you should read Appendix B carefully.

2.2 You are told when you join Fidelity which employee category you fall into. This category will also apply to people who must follow the Code because of Appendix B. Your category is important because there are some rules in the Code that only apply to particular categories of employees.

2.3  There are three categories:
          Access Persons
          Investment Professionals
          Senior Executives

     These are described in the following section. Your category will appear on the forms that you have to fill in each quarter. The categories are based on what sort of work you do and what sort of information you have access to. So when you change jobs or the type of work you do, your category may also change.

2.3.1 Everyone in Fidelity has to follow the Access Person rules, but some will also have to follow the rules of another category.

       Access Persons are:
          .  All employees of any Fidelity company
          .  All directors of such companies
          . All directors of a Fidelity fund (e.g. one of the UK investment trusts or Fidelity Funds)

       If you are a director of a Fidelity fund who has signed a separate letter you are treated as a different category. Details can be found in Appendix C.

2.3.2  Investment Professionals

       You are an Investment Professional if you are:
          .  A portfolio manager
          .  A research analyst or associate
          .  A trader or a trading assistant
          .  A member of an asset allocation group

       Some people may also be categorised as an Investment Professional even when they might not fall into one of the above descriptions. If this happens to you, you will be told in writing.

2.3.3  Senior Executives

       You are a Senior Executive if you are:
          .  A board director of any Fidelity company
          .  A director or vice-president  of such a company
          .  In the Fund Treasurer's department
          .  In the Compliance or Legal departments
          .  In the Operations, Audit and Analysis, Risk or Security Departments

       Some people may also be categorised as a Senior Executive even when not falling into one of the above descriptions. If this happens to you, you will be told in writing.

               Please note:  All Investment Professionals and Senior Executives are also Access Persons. Some parts of the Code only apply to Investment Professionals and Senior Executives.

2.4  Supplements

     If you are a director or an employee of the following companies you must read and also follow (if appropriate) the relevant supplement in Annex 1.


     . Fidelity Investments Securities Investment Trust Co. Ltd ("SITE") - Supplement No. 1
     .    Fidelity Investment (Taiwan) Limited - Supplement 2
     .    Fidelity Investment Services, GmbH - Supplement 3
     .    Fidelity Investments Japan - Supplement 4

2.5  FMR's 1940 Act Funds

     . If you are involved with the investment management of the 1940 Act Funds run by Fidelity Management & Research Company or any other fund or account subject to US SEC registration, then Supplement 4 of Annex 1 may apply. Your local Compliance Officer will notify you if this section applies to you.

3.        WHICH TRADES ARE SUBJECT TO THE CODE

-------------------------------------------------------------------------------
  Summary Box
  -----------

  .  The Code regulates personal trading in Reportable Securities
  . Reportable Securities includes all stocks and shares unless specifically excluded.
  . Shares in unit trusts, OEICs and mutual funds are not Reportable Securities . Simple life assurance, endowment policies and bank accounts are not
     Reportable Securities.
--------------------------------------------------------------------------------

3.1 The Code only covers some of the personal trades that you may do. Any trade in a Reportable Security is covered by the Code. A purchase or a sale of an investment that is not a Reportable Security is not covered by the Code.

3.2     Reportable Securities are all shares, bonds and other securities unless
                                                                         ------
        they are excluded in 3.3 below.

3.3     The following are not Reportable Securities:
                          ---

        .   Shares or units in open-ended investment companies, mutual funds and unit trusts (including Fidelity products).
        .   Government Securities issued by the USA, Japan and members of the
            European Economic Area (EEA). A list of EEA Countries can be found at Appendix D.
        .   Securities issued by agencies of these governments which have a remaining maturity of one year or less.
        .   Life assurance and endowment policies.
        .   Bank savings or current accounts.
        .   Certificates of Deposit and other money market investments such as commercial paper.
        .   Securities issued by companies in the Fidelity Group
        .   Commodities
        .   Futures or options on commodities

3.4 All other securities (and options and futures on such securities and securities indices) are Reportable Securities and are covered by the Code. This includes Fidelity's Investment Trusts listed in the UK for example, as well as other closed-end funds.

3.5 Any form of "spread betting" that is based on securities that are Reportable Securities is also covered by the Code.

4.      TRADES WHICH ARE NOT ALLOWED

-------------------------------------------------------------------------------
  Summary Box
  -----------
  . If you have inside information, trades using that inside information are not permitted.
  .  Neither is using knowledge of a fund's transactions.
  .  Investments in certain futures may not be allowed
  .  Selling a security short is not permitted.
--------------------------------------------------------------------------------

4.1 Certain types of trades are not permitted under any circumstances. It is not possible to set out every type of trade that is inappropriate so the list below may be added to from time to time.

4.2 You are not allowed to do a trade (or encourage someone else to trade) if you have inside information which is relevant to the security you wish to trade. In some countries trading on inside information is a criminal offence. In all countries trading with inside information may lead to disciplinary action being taken. A summary of the insider trading law is in Appendix G.

4.3 You are not allowed to trade if you are using information about what a fund or account is doing. This is not allowed as you might profit by what effect this will have on the market.

4.4    You must not invest in hedge funds.

4.5    You must not invest in or through investment clubs and similar groups.

4.6 You are not allowed to `sell short' i.e. sell securities which you do not own. This includes purchasing naked/uncovered put options or selling naked/uncovered call options.

4.7 You are not allowed to purchase put or sell call options or futures on Stock Market indices other than the following:
                            ----------

          .    FTSE 100
          .    Nikkei 225
          .    S&P100, 400 and 500
          .    Morgan Stanley Consumer Index

4.8. You must not purchase investments in a stockbroker, securities trader or broker dealer which appears on the restricted list kept by Global Compliance. This list changes, so if you want to buy shares in such a company you must first of all check with your local Compliance contact (see Appendix A).

4.9. You must not trade in any derivative of a Reportable Security which has the effect of evading the requirements of the Code.

4.10. You must not place good-until-cancelled orders. Good-until-cancelled orders may inadvertently cause you to violate the preclearance provisions of this Code.

4.11. Fidelity believes that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. An unusually high level of personal trading activity is discouraged and may be monitored by the Compliance Department. A pattern of excessive trading may lead to the taking of appropriate action under the Code.

Note: Even if you have obtained pre-clearance to do anything listed above, that is no defence. It is your responsibility to make sure you do not do any
                            ----
       of the above. For example, if you buy the shares of a restricted stockbroker you will have breached the Code.

5.   TRADES WHICH NEED SPECIAL PERMISSION

------------------------------------------------------------------------------
  Summary Box
  -----------
  .  Purchase of public offerings and private placements requires approval.
  .  So does trading in certain closed-end funds
------------------------------------------------------------------------------

5.1 You may only execute certain types of trades if you get permission, and permission will not always be granted.

5.2 You can only buy shares or bonds in an initial public offering (IPO), privatisation or flotation of shares if you have written approval from Compliance. Sometimes a general permission will be given (for a privatisation for example). At other times you can get a special permission if you or your spouse have a priority allocation. This can be because you or your spouse are a customer or an employee of the company involved. Please refer to the note at Appendix E and Form H.

5.3 If you are an Investment Professional or Senior Executive you must get prior permission to invest in a private placement. This is to ensure that any placement is considered, first of all, for Fidelity's funds and accounts. A checklist for such trades is included in Form D. This must be completed by you and forwarded to your Director or Department Head and then to the local Compliance department (see Appendix A) before you buy.

5.4 If approval is granted you must report the actual purchase to Compliance within ten working days. If afterwards you are involved in managing or advising a Fidelity fund or segregated account investing in the same company you:

      .  Must declare your interest
      . Have the holding independently reviewed by the Chief Investment Officer and Compliance.

5.5 You must obtain permission in writing before trading in Thailand International Fund as Fidelity carries out administration and accounting services for the fund.

Note: Even if you have obtained pre-clearance to do a trade which is listed above that is no defence. It is your responsibility to make sure you do
                                       ----
       not do any of the above without having got the right permission.

6.   TIMES WHEN YOU ARE NOT ALLOWED TO TRADE

-------------------------------------------------------------------------------
  Summary Box
  -----------
  . No trading if you have inside information or knowledge that a fund will trade.

  . Investment Professionals and Senior Executives have to wait two clear business days after a research note is issued by any Fidelity office.

  . Portfolio Managers cannot trade within seven calendar days of one of their funds trading in that security.

  . Investment Professionals and Senior Executives have to surrender any profits if securities are sold within sixty calendar days of their purchase.

  . Portfolio Managers and Research Analysts must ensure any new information on a company goes into a research note before they trade.
-------------------------------------------------------------------------------

6.1.  You are not allowed to trade when:

      . You have inside information which is relevant to the security you want to trade in (see Section 9).

      . You have knowledge that a fund or account will be trading in that security (or a related security).

      . You have knowledge that a fund or account has just traded in that security (or a related security).

6.2. There are other periods when certain categories of employee are not allowed to trade.

6.3.  The Two Day Rule
      Applies to Investment Professionals and Senior Executives

      You may not trade in a security for two clear business days after a research note relating to the issuer of that security has been published. For example, a research note published at noon on Monday blocks your trading until Thursday.

6.4.  The Seven Day Rule
      Applies to Portfolio Managers

      You may not trade a security within seven calendar days of one of your funds trading in that security. In other words, you may not trade in a security within seven days before or seven days after the fund has traded. If you are the assigned fund manager to a portfolio where trades are initiated by an asset allocation group it is still your responsibility to observe this rule in respect of trades in that portfolio. This prohibition will not apply to trades made by a portfolio manager during the seven days preceding a fund trade if the fund trade arises as a result of a standing instruction placed with a trading desk to purchase or sell securities in amounts proportional to the relative weightings of such securities in the portfolio in response to fund cash flows.

6.5.  The Sixty Day Rule
      Applies to Investment Professionals and Senior Executives

      If you sell a security within sixty calendar days of purchasing it you will be required to surrender any profit made. Any loss you make is your own. The purpose of this rule is to discourage short-term trading. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. If unforeseen circumstances mean that you will want to sell within the sixty days please contact your local Compliance department before trading if you wish to keep any profit. This paragraph does not apply to matching option or futures trades on the indices listed in paragraph 4.7 above.

6.6.  The Affirmative Duty Rule
      Applies to Portfolio Managers and Research Analysts

      You have an affirmative duty (i.e. you must use your own initiative) to ensure that any fresh and material information that you receive on a company is included in a research note. This applies regardless of whether you are formally assigned to the company in question. You may not trade until after the research note is issued and two clear business days have passed.

      Should you own a security, or should you have decided to buy a security, you also have an affirmative duty to disclose this in any research note or other investment communication about that security.

      If there is any question as to whether the information is new and material you should contact your Director of Research or Chief Investment Officer who will decide if a research note should be issued.

Note: Even if you have obtained pre-clearance to do a trade that is no defence if you are in fact in breach of any of the above rules.  It is your
                                                                     ----
      responsibility to follow the rules above.

7.   HOW TO TRADE

--------------------------------------------------------------------------------
  Summary box
  -----------
  . Trading must be through an Approved Broker unless special permission has been granted.
  .  Pre-clearance is required for virtually all trades.
  .  Pre-clearance is good for that day only.
-------------------------------------------------------------------------------

7.1 The general principle is that if you want to trade in a Reportable Security you must first get permission ("pre-clearance"). This is in addition to any special permission you may need under section 5. Any trading must be done through a broker that appears on our list of Approved Brokers (see Appendix
     F).

7.2  Approved Brokers

     7.2.1. You must trade through an Approved Broker. Your local Compliance Department (see Appendix A) can provide you with the relevant paperwork or contact for setting up an account.

     7.2.2 A list of Approved Brokers is at Appendix F. These brokers have been selected by Fidelity and all personal trades must be done through them unless you have prior written approval from Compliance. You must hold all Reportable Securities yourself (i.e. have them registered in your own name, or physically hold the certificates) or hold them through an Approved Broker.

     7.2.3. Approved Brokers forward (to the relevant Compliance Department) reports of trades on your account and also provide monthly statements. By opening an account at an Approved Broker you agree that we can receive these documents and permit us access to all account information relating to your period of employment with Fidelity. If for some reason the Approved Broker does not provide the report we may ask you to, and you must respond promptly.

     7.2.4. In exceptional circumstances you may be allowed to hold a personal trading account with a different broker. You can only do this with the prior written approval of Compliance. Approval may not always be given. If given, it will usually be subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you break any special conditions that we might set you will be treated as having broken the Code itself.

7.3.  Pre-clearance

      7.3.1.  Before you place an order with your broker you must have pre-
              ------
              cleared that order with the relevant area (see Appendix A). Please note that pre-clearance lines may be recorded.

      7.3.2. The pre-clearing department will check if there is any fund or segregated account trading. Generally, a pre-clearance request will not be approved if the pre-clearance desk determines that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by funds or accounts. If you get pre-clearance you will be given a pre-clearance number which you should keep for your own records.

     7.3.3. Pre-clearance is only valid for the calendar day on which it is given. If for any reason your trade is not done on that day you must get a fresh pre-clearance the following day or cancel the order with your broker.

     7.3.4. You will be asked to provide details of the trade before we give pre-clearance. If the trade done by your broker differs from those details we will ask for an explanation and it could be a breach of the Code.

     Note: Pre-clearance only means that there is no trading activity to stop you trading. You are still responsible for checking that you have any special permission needed and that the trade is allowed under the Code.

     7.3.5. If you are repeatedly refused pre-clearance you can refer this to your local Compliance Department which may be able to give you special pre-clearance.

     7.3.6. Trades in the following securities do not require pre-clearance but have to be reported afterwards:

                  .  Options on the following indices:

                        -  FTSE 100
                        -  Nikkei 225
                        -  S&P 100, 400 and 500
                        -  Morgan Stanley Consumer Index

                  .  Currency warrants

     7.3.7. The following types of trades do not require pre-clearance but have to be reported afterwards:

               .  Gifting of securities
               .  Rights subscriptions
               . Automatic and scrip dividend reinvestments where you have no discretion as to the transaction taking place

     7.3.8. When buying a Reportable Security through a monthly savings plan or similar arrangement, permission should be obtained from the local Compliance Department when the plan is set up and after that pre-clearance will not be required for regular investments. You will still need to report such transactions and lump sum investments will still need pre-clearance. The local Compliance Department will tell you how often. Please remember that if you sell a Reportable Security you bought through a monthly savings plan, that sale will need pre-clearance in the normal way.

     7.3.9. If you have someone else who manages your investments for you on a discretionary basis, you will not need pre-clearance as long as:

               . there is a written agreement between you and the third party; . you have no say in what is bought or sold; and . Compliance has given you prior written approval.

             Trades must still be reported.

8.  WHAT TO DO AFTER YOU HAVE TRADED

-------------------------------------------------------------------------------
  Summary Box
  -----------
  .  Reporting of trades is done automatically by Approved Broker

  .  It is your responsibility to report if using non-Approved Broker
--------------------------------------------------------------------------------

8.1 If you are trading through an Approved Broker and have told them you are a Fidelity employee, Fidelity will contact your broker and make arrangements for them to forward a copy of the contract note or confirmation directly to your local Compliance Officer. However, since you have the contractual relationship with your broker, it is your responsibility to ensure that your broker is complying with these arrangements.

8.2 If you are trading, under special permission, with a non-Approved Broker, it is your responsibility to make arrangements for the broker to forward a copy of the contract note or confirmation directly to your local Compliance Officer.

8.3 If we have a question about a trade or are missing a report on a trade you have done, we may come back to you. (This is one of the reasons we recommend you keep a note of your pre-clearance number.) Please make sure you respond to any request promptly.

SUPPLEMENT NUMBER 4

Employees involved with the management of FMR's 1940 Act Funds and other funds and accounts subject to US SEC registration.

1.        INTRODUCTION

1.1 The following provisions apply to individuals who are involved with the investment management of certain funds and accounts for which one of FMR Corp.'s subsidiaries has delegated all or some part of the investment management task to us. As a result, certain SEC regulations will apply in addition to the main
                                                     --------------
provisions of the Code. Your local Compliance Officer will tell you whether these additional provisions apply to you.

2.        WHO MUST FOLLOW THE CODE?

2.1 In addition to the categories of individuals listed at paragraph 2.1 of the Code, the Code and this Supplement will also apply to individuals for whom you are financially responsible under a legal obligation. This would include wards of court and anyone who you are legally obliged to support financially.

2.2 Unless you have prior approval from your Compliance Officer, you must not make any investment decisions for accounts in which you have no beneficial interest, unless these are accounts that you manage on behalf of Fidelity.

3.        WHICH TRADES ARE SUBJECT TO THE CODE?

3.1 Paragraph 3.2 of the Code of Ethics provides a definition of Reportable Securities. Please note that the definition of Reportable Securities for the purposes of individuals affected by this Supplement shall include any derivatives on Reportable Securities.

3.2 Paragraph 3.3 of the Code of Ethics provides a list of items that are not considered to be Reportable Securities, which includes "Shares or units in open-ended investment companies, mutual funds and unit trusts (including Fidelity products)."

3.3 Mutual Funds, for the purposes of this supplement mean only US mutual funds registered under the Investment Company Act of 1940, whether offered by Fidelity or by another product provider. These are not Reportable Securities for the purposes of this supplement. All other open-end fund products are Reportable Securities. Similarly, for the purposes of this supplement all Government securities other than US Government securities are regarded as Reportable Securities.

3.4 Any transactions by you in Reportable Securities are subject to the provisions of the Code with the following exceptions in respect of non-US mutual fund and non-US Government securities trades:

          Section 5 - Trades which need special permission - does not apply
          Section 6 - Times when you are not allowed to trade - paragraphs 6.1 and 6.6 apply, but the rest of this section does not
          Section 7 - How to Trade - does not apply
          Section 8 - What to do after you have traded - does not apply (although please refer to the paragraph 4 reporting below).

3.5 If you have any doubt whatsoever as to whether or not a transaction you are about to commit involves reportable securities, you should contact your local Compliance Officer immediately.

4         REPORTING

4.1 When returning your Quarterly Trade Verification you must include on that form all non-US mutual fund and non-US Government securities transactions. In addition, US regulations require that for any bonds, you also provide details of the interest rate and maturity date of any purchases. Your local Compliance Officer will prompt you for such information.

4.2 In addition to the reporting obligations the Code places upon you, an Annual Holdings Report must be completed showing your total holdings of Reportable Securities (which will include non-US mutual funds and non-US Government securities). A form for supplying this information will be forwarded to you by your local Compliance Officer at the relevant time each year.

4.3       Where your transaction in a non-US mutual fund is:

 .   in a Fidelity open-ended fund (e.g. Fidelity Funds, the OEICs or the
    Japanese domestic investment trusts); or

 .   in any open-ended fund transacted through FundsNetwork(TM)

        There is no need to include details of these transactions or holdings on either your Quarterly Verification or your Annual Holdings Report.

5.        WHICH FORMS HAVE TO BE COMPLETED AND WHEN
          All these forms can be found in Appendix H


          Failure to return a form within the required time limit will lead automatically to suspension of trading privileges until such time as the form is received. Further sanctions may also be imposed.

5.1       From A - Annual Code of Ethics Acknowledgement

          .  Must be signed by all employees
                               -------------
          .  Issued 1 January
          .  To be returned by 28 January
          .  New employees to return within seven days of joining


5.2       Form B - Quarterly Trade Verification

          .  Must be completed by Investment Professionals and Senior Executives
                                  ----------------------------------------------
             only
             ----
          .  Issued 1 January; 1 April; 1 July; 1 October
          .  To be returned within ten days of the end of the prior quarter
          .  Nil returns are required


5.3       Form C - Outside Activity Disclosure

          .   Must be completed by any employee wishing to undertake outside
                                   ------------
              activities
          .   Approval required before taking up the activity
          .   New employees to return within seven days of joining

5.4       Form D - Private Placement Approval Request

          .   Must by completed by any Investment Professional or Senior
                                       ---------------------------------
              Executive wishing to invest in a private placement.
              ---------
          .   Approval required before any commitment to invest is made

5.5       Form E - Inside Information Notification

          .   Must be completed by any employee receiving inside information
                                   ------------
          .   To be completed and filed as soon as possible

5.6       Form F - Gift Notification Form

          .  Must be completed by any employee receiving a gift of more than
                                  ------------
             nominal value.
          .  To be filed within five days of receipt of the gift

5.7       Form G - Hospitality Notification Form

          .  Must be completed by any employee receiving hospitality other than
                                  ------------
             a normal business meal.

          .  To be filed within five days of acceptance of the hospitality.

5.8       Form H - IPO Permission to invest: Manager's Statement

          .  Must be completed by the Manager of any employee seeking to invest
                                                 ------------
             in an IPO prior to subscribing.
                       -----
          .  To be filed and waiver received prior to subscription.
                                             -----

                                                                          FORM A

 .   Form A must be completed by ALL EMPLOYEES

 .   Some sections only need to be completed by SENIOR EXECUTIVES and INVESTMENT
    PROFESSIONALS

Forms should be returned as follows:

-------------------------------------------------------------------------------------------------------
 UK                           Continental Europe                Germany
-------------------------------------------------------------------------------------------------------
 The Compliance Officer       The Compliance Officer            The Compliance Officer
 Ethics Compliance Group      Ethics Compliance Group           Ethics Compliance Group
 Fidelity Investments         Fidelity Investments              Fidelity Investment Services GmbH
 25 Cannon Street             3/rd/ Floor, Kansallis House      11th Floor, Eurohaus
 London EC4M 5TA              Place de L'Etoile                 24-26 Lyoner Strasse
 Mail Zone: XLC13             BP 2174                           D-60528
                              L-1021, Luxembourg                Frankfurt, Germany
                              Mail Zone: XX                     Mail Zone XG
-------------------------------------------------------------------------------------------------------
 Hong Kong / Australia / Korea                      Taiwan
-------------------------------------------------------------------------------------------------------
        The Compliance Officer                                The Compliance Officer
        Ethics Compliance Group                               Ethics Compliance Group
        Fidelity Investments                                  Fidelity Investments (Taiwan) Limited
        17/th/ Floor                                          ("SICE")
        One International Finance Centre                      Taipei Metro, 10/th/ Floor
        1 Harbour View Street, Central                        207, Tun-Hwa S. Road
        Hong Kong                                             Sec 2, Taipei 106
        Mail Zone: XHK                                        Taiwan
                                                              Republic of China
                                                              Mail Zone: XW

                                                              The Compliance Officer
                                                              Ethics Compliance Group
                                                              Fidelity Investments Securities
                                                              Investment Trust Co. Ltd ("SITE")
                                                              Taipei Metro, 15/th/ Floor
                                                              207, Tun-Hwa S. Road
                                                              Sec 2, Taipei 106
                                                              Taiwan
                                                              Republic of China
                                                              Mail Zone: XW
-------------------------------------------------------------------------------------------------------
 Japan                                              Bermuda
-------------------------------------------------------------------------------------------------------
        The Compliance Officer                                The Compliance Officer
        Ethics Compliance Group                               Ethics Compliance Group
        Fidelity Investments                                  Fidelity Investments
        Across Shinkawa Bldg, 10th Floor                      Pembroke Hall, 42 Crow Lane
        1-8-8 Shinkawa                                        P O Box 670
        Chuo-Ku, 104-0033                                     Hamilton HM CX
        Tokyo, Japan                                          Bermuda
        Mail Zone: XJS                                        Mail Zone: XB
-------------------------------------------------------------------------------------------------------

 The form is due by 28 January annually.

 New Starters must return forms within seven days to their local HR contact.

                                                                          FORM A

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - CODE OF ETHICS 2001

--------------------------------------------------------------------------------
ALL EMPLOYEES
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] There are no brokerage accounts          [_] Listed in Section A on the
    held in my name or in which I have           reverse of this form are all
    a beneficial interest.                       accounts in my name or in
                                                 which I have a beneficial
                                                 interest
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I have no outside interests which        [_] I have such an outside interest
    need to be disclosed under Annex 2           and attach a completed Form C.
    Section 3.1 of the Code.
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I attach a schedule of all my hold-      [_] I have no holdings of
    ings in Reportable Securities as at          Reportable Securities.
    31 December (for new employees the
    date must be within the last thirty
    days).
--------------------------------------------------------------------------------
SENIOR EXECUTIVES AND INVESTMENT PROFESSIONALS ONLY
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I have no external directorships.        [_] I have an external directorship
                                                 and have completed Section C of
                                                 the attached sheet and
--------------------------------------------------------------------------------
DECLARATION (ALL EMPLOYEES)
--------------------------------------------------------------------------------

 .    I acknowledge receipt of the above Code and understand that my personal securities transactions and my conduct are subject to it. I also understand that the Code applies to transactions in which I have a "beneficial interest".

     Note: Please see Appendix B of the Code for what is a "beneficial interest"

 .    If I have been employed by Fidelity during the previous calendar year I confirm that to the best of my knowledge I have complied with the Code of Ethics during that period.

 .    I grant Fidelity the right to access at any time records relating to any brokerage accounts or Fidelity fund transactions in which I have a beneficial interest for the period of my employment with Fidelity.

 .    I acknowledge that all such account records may be reviewed by Fidelity staff authorised by the Compliance Officer.

 .    I acknowledge that information provided to Fidelity for the purposes of the
     Code will be held on and processed by computer and retained in hard copy.
     It may be disclosed to other Fidelity companies and this may be done electronically. Pre-clearance and other call may be recorded. Such information will be treated as confidential.

     Name: ___________________________  Signature: ____________________________

     Date: ___________________________  FI No:     ____________________________

                                        Ext No:    ____________________________


PLEASE COMPLETE BOTH SIDES OF THE FORM

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - SUPPLEMENTARY INFORMATION

A.   DETAILS OF BROKERAGE ACCOUNTS

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Name of the Account       Name and address of brokerage firm      Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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B.   DETAILS OF HOLDINGS
     .    Only REPORTABLE SECURITIES need to be disclosed

--------------------------------------------------------------------------------
Security Name                No of     Purchase     Firm where Security is held
                             Shares      Price
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

C.   DETAILS OF EXTERNAL DIRECTORSHIPS
     .    To be completed by SENIOR EXECUTIVES and INVESTMENT PROFESSIONALS only

--------------------------------------------------------------------------------
Name of Business:            Nature of Business:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please identify any directorships which you have taken up at Fidelity's request.

Note: Changes to this list must be immediately notified to Compliance. Prior written approval is required prior to taking up a board level appointment.

                                                               EXHIBIT (p)(1.10)

                                CODE OF ETHICS
                                      AND
                            INSIDER TRADING POLICY

GENERAL

               Geewax, Terker & Company ("Employer"), a registered investment advisor, has adopted this Code of Ethics and Insider Trading Policy pursuant of to the requirements of Rule 17j-1 under the Investment Company Act of 1940 and the Investment Advisers Act of 1940.

1.        DEFINITIONS

      (a) "Covered Person" means Employer and each partner and employee of Employer.

      (b) "Covered Account" means the investment account of a Covered Person and the investment account(s) of the spouse, minor children and adults living in the same house as a Covered Person, including a trust in which any such person has a beneficial interest or as to which a Covered Person serves as trustee.

      (c) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (see Appendix), except the following exempt securities -- securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies and securities which mature not more than one year from the acquisition date that are guaranteed by the U.S. Government.

      (d) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934.

      (e) A security is "being considered for purchase or sale" or is "being purchased or sold" when an analyst or portfolio manager of Employer has decided to purchase or sell the security for a Client Account.

      (f) "Client Account" means the investment account of any person, firm, trust, partnership, foundation, corporation, syndicate, Fund or other entity that is managed by Employer.

      (g) "Fund" means an investment company, which is registered under the Investment Company Act of 1940, as to which Employer serves as investment advisor or sub-advisor.

2.        CONDUCT OF COVERED PERSONS

      (a) No Covered Person, in connection with the purchase or sale by such

Person of a security (or an option for such security) which is also held, or within the most recent 15 days has been held, or which is being considered by Employer for purchase, by a Fund:

          i) shall employ any device, scheme, or artifice to defraud such Fund;

          ii) make to the Fund any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          iv)  engage in any manipulative practice with respect to the Fund.

      (b) It is the ongoing responsibility of Employer's securities analysts and portfolio managers to prepare and maintain, on a daily basis, a current schedule of securities that are being purchased or sold, or being considered for purchase or sale, for Client Accounts (a "Schedule of Securities"). It shall be the responsibility of John J. Geewax ("Mr. Geewax") to maintain such Schedule in Employer's trading room where it shall be available for review by Covered Persons. Except for transactions in exempt securities, as defined in section 1(c) above, it is the obligation of every Covered Person to review the then current Schedule of Securities before engaging in any personal securities transactions or recommending the purchase or sale of any security to any person having a beneficial interest in a Covered Account.

      (c) No Covered Person shall purchase or sell, directly or indirectly, any security, or right, warrant or option for such security, in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and (i) which to his or her actual knowledge is then being considered for purchase or sale, or is being purchased or sold by Employer for a Client Account or (ii) which is listed on the then current Schedule of Securities.

      (d) No Covered Person shall inform any person who has a beneficial interest in a Covered Account of the identity of any security referred to in clause (i) or (ii) of paragraph 2(c) above.

      (e) Only occasional meals/tickets and holiday gifts from broker dealers may be accepted by a Covered Person.

      (f) No Covered person shall acquire any equity securities in an initial public offering or private placement without the prior approval of Mr. Geewax or Mr. Terker.

      (g) No Covered Person shall serve on the Board of Directors of any publicly traded company without the prior approval of either Mr. Geewax or Mr. Terker.

EXEMPTED TRANSACTIONS

The prohibition of paragraphs (a) and (c) of section 2 above shall not apply to:

      (a) Purchases or sales effected in any Covered Account over which a Covered Person has no direct or indirect influence or control.

      (b) Purchases or sales of securities which are not eligible for purchase or sale by any Client Account.

      (c) Acquisition or dispositions which are non-volitional on the part of either the Covered Person or a Client Account.

      (d) Purchases which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

4.       PROCEDURAL MATTERS

      (a) Mr. Geewax shall:

          (i) Furnish a copy of this Code of Ethics and Insider Trading Policy to each Covered Person and obtain from each such Person a written acknowledgment of the receipt thereof.

          (ii) Receive and maintain the reports provided for by Section 5 of this Code.

          (iii) Decide whether the facts contained in any report filed hereunder when any such report indicates that a Covered Person engaged in a transaction in a security that within 15 days thereof was held by a Client Account or was to be acquired by such Account.

          (iv) Maintain the records required by paragraph (d) of Rule 17j-1.

5.       REPORTING

      (a) Within 15 days after the end of each month every Covered Person shall provide Mr. Geewax with a report of all transactions for the purchase or sale of securities in a Covered Account, which identifies the broker or dealer that effected the transaction, the securities and the nature of the transaction, the trade and settlement dates and purchase or sale price. Mr. Geewax will review these confirmations to detect violations of the Code of Ethics. Mr. Geewax will be responsible, in his sole discretion, to determine whether a violation has occurred.

      (b) Every Covered Person shall certify annually that :

          (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

          (ii)  they have complied with the requirements of the Code of Ethics;
      and

          (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.


6.       VIOLATIONS

         Upon deciding that a violation of this Code has occurred, Mr. Geewax shall impose such sanctions as they deem appropriate under the circumstances, including fine, disgorgement of profits, termination or suspension of employment with, or without compensation.


SECTION II.        POLICY STATEMENT ON INSIDER TRADING

         Employer forbids any Covered Person from trading, either personally or on behalf of a Client Account, on material nonpublic information, or communicating material nonpublic information to other persons in violation of the law. This conduct is frequently referred to as "insider trading". Employer's policy applies to every Covered Person and extends to activities within and outside their duties for Employer. Every Covered Person must read and retain a copy of this policy statement. Any questions regarding Employer's Policy and procedures should be referred to Mr. Geewax.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               i) trading by an insider, while in possession of material nonpublic information, or

               ii) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

               iii) communicating material nonpublic information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult Mr. Geewax.

         1.       WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Employer may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that Covered Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

         3.       WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

         4.       BASIS FOR LIABILITY.

      i)       fiduciary duty theory

               In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).

               In DIRKS V. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (I.E., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

               However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of relationship that suggests a QUID PRO QUO.

      ii)      misappropriation theory

               Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. V. CARPENTER, SUPRA, the Court found, in 1987, a columnist defrauded THE WALL STREET JOURNAL when he stole information from the JOURNAL and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

         5.       PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            i)  civil injunctions

           ii)  treble damages

          iii)  disgorgement of profits

           iv)  jail sentences

            v) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and

           vi) fines for the employer or other controlling person of up to the greater of $1,000.00 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by Employer, including dismissal of the persons involved.


SECTION III.      PROCEDURES TO IMPLEMENT EMPLOYER'S INSIDER TRADING POLICY

         The following procedures have been established to aid Covered Persons to avoid insider trading and to aid Employer in preventing, detecting and imposing sanctions against insider trading. Every Covered Person of Employer must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult Mr. Geewax.

         1.     Identifying Inside Information

         Before trading for yourself or others, including Client Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

               ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL, or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               i) Report the matter immediately to Mr. Geewax.

              ii) Do not purchase or sell the securities on behalf of yourself or others, including Client Accounts.

             iii) Do not communicate the information inside or outside Employer, other than to Mr. Geewax.

              iv) After Mr. Geewax has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

The Undersigned has read, understands and agrees to abide by, the Geewax, Terker & Company Code of Ethics and Insider Trading Policy and has retained a copy of the said document.


_____________________                       ____________________________________
Date                                        Signature

                                    APPENDIX

"Security means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                                               EXHIBIT (p)(1.11)


                       JACOBS LEVY EQUITY MANAGEMENT, INC.

                         CODE OF ETHICS AND STATEMENT OF
                         POLICY AND PROCEDURES REGARDING
                        PERSONAL SECURITIES TRANSACTIONS

1.       PURPOSES

         (a) As a registered investment adviser and a fiduciary, Jacobs Levy Equity Management, Inc. ("Jacobs Levy") owes an undivided duty of loyalty to the investment companies and other clients for which Jacobs Levy serves as investment manager, adviser or sub-adviser. Jacobs Levy must avoid even the appearance of a conflict that may compromise the trust clients have placed in Jacobs Levy and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with Jacobs Levy.

         (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Company Act"), which requires Jacobs Levy to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of investment companies managed by Jacobs Levy, of Jacobs Levy itself as adviser or as a sub-adviser of these companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. Jacobs Levy understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. As set forth in Section 3 below, this Code and Statement is also intended to comply with the provisions of Rule 204-2 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires Jacobs Levy to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

         (c) This Code and Statement is intended to ensure that the personal securities transactions of persons subject thereto are conducted in accordance with the following principles:

                  (i) A duty at all times to place first the interests of Clients;

                  (ii) The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

                  (iii) The fundamental standard that Jacobs Levy personnel not take inappropriate advantage of their positions.

(d) In addition to the specific prohibitions on certain personal Securities transactions as set forth below, all Employees are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of Security held or to be acquired by a Client, from:

                  (i) Employing any device, scheme or artifice to defraud any Client;

                  (ii) Making to any Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

                  (iv) Engaging in any manipulative practice with respect to any Client; or

                  (v) Revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or Jacobs Levy of any such securities transactions.

2.       DEFINITIONS

         The following definitions apply for purpose of the Code and Statement in addition to the definitions contained elsewhere herein.

         (a) "Beneficial Ownership" is interpreted in the same manner as in determining whether a person is subject to the provisions of
                  Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For purposes of this Code of Ethics, however, the partners as defined in section 2(g) will not be deemed to be beneficial owners of any securities held in the investment portfolios of those Partnerships.

         (b) "Client" means any person or entity, including an investment company, for which Jacobs Levy serves as investment manager, adviser or sub-adviser.

         (c)      "Compliance Officer" refers to Jacobs Levy's Compliance
                  Officer.

         (d) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Company Act.

         (e)      "Employee" refers to a person who is an employee of Jacobs
                  Levy.

         (f) "Jacobs Levy Trading Program" refers to the list of securities which Jacobs Levy is currently trading or attempting to trade.

         (g) The "Partnerships" refers to any partnerships managed by JLEM, which are traded and allocated pari passu with other separate accounts.

         (h) "Personal Account", except as set forth below in Section 2(h)(iv), refers to a brokerage account in which an individual subject to the Code and Statement has any Beneficial Ownership and a brokerage account maintained by or for:

                  (i) such an individual's spouse (other than a legally separated or divorced spouse),

                  (ii)     any person who resides with an Employee, and

                  (iii) any other account (except a Client Account) with respect to which the individual has investment discretion.

                  (iv) For purposes of this Code of Ethics "Personal Account" shall not include the Partnerships provided, however, that under no circumstances will any of the Partnerships receive more favorable treatment than any Client in any respect.

         (i) "Purchase or Sale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a security.

         (j) "Security" has the meaning set forth in Section 2(a)(36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Company Act, securities issued by the Government of the United States, short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance

                  Officer. In addition, for purposes of this Code of Ethics, "Security" will not include municipal bonds, the income and capital gains from which are exempt from Federal and State taxation.


3.       PROHIBITED PURCHASES AND SALES

         (a) It is the responsibility of each Employee to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal securities transactions for Employees may be effected only in accordance with the following provisions. No Employee shall:

                  (i) purchase or sell, directly or indirectly, any Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless such Employee obtains the prior written approval of the Compliance Officer to the transaction. The Compliance Officer (having no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction is not likely to have any adverse economic impact on a Client or on its ability to purchase or sell Securities of the same class or other Securities of the issuer involved. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

                           (A)      the name of the Security involved,

                           (B) the number of shares or principal amount to be purchased or sold,

                           (C) the date or dates on which such Securities are to be acquired or sold, and

                           (D) a brief description of the reason(s) the transaction is considered to be appropriate.

                           Any approval given under this paragraph will remain in effect for 24 hours.

                  (ii) execute or cause the execution of a transaction in a security in which the Employee has (or by reason of such transaction would have) any Beneficial Ownership, on a day during which such security is included in the Jacobs Levy Trading Program;

                  (iii) acquire any Beneficial Ownership in any securities in any private placement of securities unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Jacobs Levy. Employees so authorized to acquire Securities in a private placement must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Jacobs Levy to purchase Securities of that issuer for a Client will be subject to an independent review by a senior officer of Jacobs Levy with no personal interest in such issuer;

                  (iv) serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or

                  (v) receive any gift or other thing of more than de minimis value from any person or entity that does business or may do business with Jacobs Levy on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                           (A) an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                           (B) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                           (C) a gift approved in writing by the Compliance Officer.

4.       EXEMPTED TRANSACTIONS

         The requirements of Section 3 of this Code and Statement do not apply to:

         (a) Purchases or sales of Securities with respect to which an Employee has (or by reason of such transaction would have) no Beneficial Ownership.

         (b) Purchases or sales that are non-volitional on the part of either an Employee or a Client or are pursuant to a dividend reinvestment plan.

         (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.       REPORTING

         (a) Every Employee of Jacobs Levy shall report to the Compliance Officer the information described in Section 5(b) below with respect to transactions in any Security in which such Employee has, or by reason of such transaction acquires, any Beneficial Ownership in the Security; provided, however, that such Employee is not required to make a report with respect to transactions effected in any account over which the Employee does not have any direct or indirect influence or control, including such an account in which an Employee has any Beneficial Ownership.

         (b) Every report of an Employee required by Section 5(a) above shall be in writing and shall be delivered not later than ten days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

                  (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (c) Any such report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (d) The Compliance Officer shall maintain the reports required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

         (e) Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

6.       SANCTIONS

         Upon learning of a violation of this Code and Statement, Jacobs Levy, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.



January 2, 1996

                                                               EXHIBIT (p)(1.12)


                                      DRAFT

                                 CODE OF ETHICS


1.  PURPOSES

     This Code of Ethics (the "Code") has been adopted by the Directors of J.P. Morgan Investment Management Inc. (the "Adviser"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

     (b) It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (i)  To employ any device, scheme or artifice to defraud the Fund;

     (ii) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

    (iii) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (iv) To engage in any manipulative practice with respect to the Fund.

2.   DEFINITIONS

     (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

     (b)  "Administrator" means Morgan Guaranty Trust Company.

     (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

     (d)"Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (e)"Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f)"Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (g)"Fund" means an Investment Company registered under the Investment Company Act of 1940.

     (h)"Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (i)"Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j)"Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (k)"Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

3.       STATEMENT OF PRINCIPLES

                  It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:
         (a)the duty to at all times place the interests of shareholders and other clients of the Adviser first;
         (b)the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;
         (c)the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and
         (d)all personal transactions must be oriented toward investment, not short-term or speculative trading.

     It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.




4.     PROCEDURES TO BE FOLLOWED REGARDING PERSONAL INVESTMENTS BY ACCESS
       PERSONS

       (a)Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's trading desk before transacting in any Covered Security. For details regarding transactions in mutual funds, see Section 4(e).

       (b)Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's legal/compliance department, unless an exception has been granted by the Adviser's legal/compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's legal/compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's legal/compliance group, within the customary period for the confirmation of such trades in that market.

       (c)Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

       (d)Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the legal/compliance department.

       (e)Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's trading desk, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person or the Access Person's department has had recent dealings or responsibilities regarding such mutual fund.

       (f)Limited offerings. An Access Person may participate in a limited offering only with written approval of such Access Person's group head (or designee) and with advance notification to the Adviser's compliance group.

       (g)Blackout periods. Access Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Access Person initiated a trade order for the Covered Security for any of their client Accounts.

       (h)Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance group if made for investment purposes.

       (i)Securities of J.P. Morgan. No Access Person may buy or sell any security issued by J.P. Morgan from the 27th of each March, June, September, and December until the first full business day after earnings are released in the following month. All transactions in securities issued by J.P. Morgan must be pre-cleared with the Adviser's compliance group and executed through an approved trading area. Transactions in options and short sales of J.P. Morgan stock are prohibited.

       (j)Certification requirements. In addition to the reporting requirements detailed in Sections 6 below, each Access Person, no later than 30 days after becoming an Access Person, must certify to the Adviser's compliance group that he or she has complied with the broker requirements in Section 4(b).

5.     OTHER POTENTIAL CONFLICTS OF INTEREST

       (a)Gifts. No employee of the Adviser or the Administrator may (i)accept gifts, entertainment, or favors from a client, potential client, supplier, or potential supplier of goods or services to the Adviser or the Administrator unless what is given is of nominal value and refusal to accept it would be discourteous or otherwise harmful to the Adviser or Administrator; (ii)provide excessive gifts or entertainment to clients or potential clients; and (iii) offer bribes, kickbacks, or similar inducements.

       (b)Outside Business Activities. The prior consent of the Chairman of the Board of J.P. Morgan, or his or her designee, is required for an officer of the Adviser or Administrator to engage in any business-related activity outside of the Adviser or Administrator, whether the activity is intermittent or continuing, and whether or not compensation is received. For example, such approval is required such an officer to become:
                  -An officer, director, or trustee of any corporation (other than a nonprofit corporation or cooperative corporation owning the building in which the officer resides);
                  -A member of a partnership (other than a limited partner in a partnership established solely for investment purposes);
                  -An executor, trustee, guardian, or similar fiduciary advisor (other than for a family member).

6.    REPORTING REQUIREMENTS

      (a)    Every Access Person must report to the Adviser:

             (i)Initial Holding Reports. No later than 10 days after the person becomes an Access Person, the following information:
             (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access

             Person; and (C) the date that the report is submitted by the Access Person.

             (ii)Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.




             (iii)New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

             (iv)Annual Holding Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

      (b)    Exceptions from the Reporting Requirements.

             (i) Notwithstanding the provisions of Section 6(a), no Access Person shall be required to make:

                 A. a report with respect to transactions effected for any
                    account over which such person does not have any direct or indirect influence or control;
                 B. a Quarterly Transaction Report under Section 6(a)(ii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Section 6(a)(ii) is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

      (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Section 6(a)(ii).
      (d) All reports prepared pursuant to this Section 6 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.
      (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 6 and will inform them of their reporting obligation.
      (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

                    (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and




                    (b)  certifies that the Adviser has adopted
                         procedures reasonably necessary to prevent
                         Access Persons from violating this Code of Ethics.

7.    RECORDKEEPING REQUIREMENTS

      The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

           (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
           (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
           (c) A copy of each report made by an Access Person as required by Section 6(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.
           (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
           (e) A copy of each report required by 6(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
           (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.    SANCTIONS

      Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as they deem appropriate, including, INTER ALIA, financial penalty, a letter of censure or suspension or termination of the employment of the violator.

                                                               EXHIBIT (p)(1.13)

                                                                    ATTACHMENT 2
                                                                         2/23/99

                      OECHSLE INTERNATIONAL ADVISORS, LLC

                                CODE OF ETHICS


The reputation of Oechsle International Advisors, LLC ("Oechsle") for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe that it is essential not only to comply with relevant federal and state laws and regulations, but also to maintain high standards of personal and professional conduct. Oechsle's Code of Ethics (the "Code") is designed to ensure that our conduct is at all times consistent with the highest of ethical standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

The Code is based on the principle that the officers, directors, members, and employees of Oechsle owe a fiduciary duty to our clients to:

               Always place the interests of our clients first.

               Conduct our personal securities transactions in a manner which does not interfere with client transactions, create an actual or potential conflict of interest with clients, or otherwise take unfair advantage of our relationship with our clients.

               Avoid even the appearance of impropriety in our personal actions.

Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that although the Code provides guidance with respect to many common situations, it cannot address every possible circumstance that could give rise to a conflict of interest, potential conflict, or an appearance of impropriety. Regardless of whether a specific provision of the Code applies, each of us at Oechsle must conduct his or her activities in accordance with the general principles embodied in the Code and in such a way as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Please remember that even if our clients are not harmed, we cannot take inappropriate advantage of information we learn through our position as fiduciaries. TECHNICAL COMPLIANCE WITH THE PROCEDURES INCORPORATED IN THE CODE WILL NOT INSULATE FROM SCRUTINY TRADES WHICH CONTRAVENE AN INDIVIDUAL'S DUTIES TO OECHSLE AND ITS CLIENTS. Therefore, to protect yourself and Oechsle, please be alert for any potential for conflicts of interest, and please consult the General Counsel whenever questions arise concerning the application of the Code to a particular situation.

                          PERSONS COVERED BY THE CODE

The provisions and requirements of the Code apply to all officers, directors, members, and employees of Oechsle and its subsidiaries ("Oechsle employees"). IN ADDITION, THE PROVISIONS AND REQUIREMENTS OF THE CODE, INCLUDING THE RULES PERTAINING TO PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS, APPLY TO ALL MEMBERS OF ANY EMPLOYEE'S "IMMEDIATE FAMILY." ANY FAMILY MEMBER WHO IS PRESENTLY LIVING IN YOUR HOUSEHOLD, OR TO WHOSE FINANCIAL SUPPORT YOU MAKE A SIGNIFICANT CONTRIBUTION, IS CONSIDERED TO BE A MEMBER OF YOUR IMMEDIATE FAMILY. Please bear in mind that the Code applies to all securities accounts:

     (i) in which any Oechsle employee or his or her immediate family have any direct or indirect beneficial interest (e.g., family trust); or

     (ii) over which any Oechsle employee or his or her immediate family exercise any investment authority; or

     (iii)which receive any investment advice from any Oechsle employee or his or her immediate family.

Please remember that the term "beneficial interest" includes more than ordinary ownership. In general, you may be deemed to have beneficial ownership under any of the following circumstances:

     1. You have the power to sell or transfer the security, or you have the power to direct the sale or transfer; or

     2. You have the power to vote the security or the power to direct the vote; or

     3.   You have an economic interest in the security; or

     4. You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.

You should consider yourself as having beneficial ownership of a security in the following situations (which also apply to your immediate family):

     1. The security is held by you, whether in bearer form, registered in your name, or otherwise;

     2. The security is held by others for your benefit, such as a security held for you by a bank, custodian, broker, relative, executor, administrator, agent, or any other person;

     3. The security is held by a trust of which you are the trustee, or in which you have an economic interest, or where you participate in the investment decisions or otherwise have direct or indirect influence or control;

     4. The security is held by a trust of which you are the settlor if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     5. The security is held by any partnership in which you are a general partner, or with respect to which you have direct or indirect influence or control;

     6. The security is held in the name of another person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership;

     7. The security is held in the name of another person, even though you do not obtain therefrom benefits substantially equivalent to those of ownership, if you can vest or revest title in yourself at any time.

Although persons who are not members of your "immediate family" are not required to comply with the pre-clearance procedures contained in the Code, they also may not take improper advantage of information that they may receive from you regarding the activity or holdings of Oechsle clients. In addition, it would be a violation of the Code, and, specifically of Oechsle's Insider Trading Policy, for an Oechsle employee to arrange for a friend or relative to trade in a security in which that Oechsle employee would be precluded from trading for his or her own account, or for an Oechsle employee to give information about the activity or holdings of Oechsle clients to any person for the purpose of facilitating securities trading by that person.

                          GENERAL TERMS AND PROVISIONS

     These provisions apply to all employees of Oechsle and its subsidiaries. These provisions apply only to transactions in reportable securities.

A.  REPORTABLE SECURITIES are ALL securities except:

     (a) shares of registered, open-end investment companies (mutual funds) for which Oechsle is not an advisor or sub-advisor;
     (b) direct U.S. government obligations, such as Treasury bonds, notes, and bills, and U.S. Savings Bonds;
     (c)  CDs, bankers' acceptances, and other money-market instruments;
     (d)  transactions in commodities and options and futures on commodities;
     (e) investments in or by hedge funds and commingled funds managed by Oechsle, in which Oechsle employees may have beneficial interests.

You do not need to report transfers of securities, stock splits, or other such activity.

  Thus, REPORTABLE SECURITIES include, but are not limited to:

     (a) any type of equity or debt security (including, without limitation, common and preferred stock and corporate and municipal bonds and debt obligations issued by foreign governments);
     (b) any rights relating to such a security, such as put and call options, warrants, and convertible securities;
     (c)  ADRs;
     (d)  options and futures on security indexes.

B. COMPLIANCE OFFICER - the Oechsle officer assigned the responsibility of administering this Code is the Compliance Officer, James Record, or in his absence the General Counsel, Paula N. Drake.

C. PRE-CLEARANCE - of ALL personal securities transactions IN REPORTABLE SECURITIES is required for all Oechsle employees.

D. BROKERAGE CONFIRMATIONS - copies of brokerage confirmations for each pre-cleared transaction are required.

E. BLACKOUT PERIODS - for certain designated periods surrounding client trades or while a transaction is being actively considered for a client.

F. EXCESSIVE SHORT-TERM TRADING - is discouraged and profits from such trading may have to be disgorged.

G. QUARTERLY REPORTING - of personal securities transactions.

H. ANNUAL CERTIFICATION - that the employee has read and understood the Code.


                                  PRE-CLEARANCE

1.  GENERAL RULE:

Oechsle requires written pre-clearance of personal trades in reportable securities.

2.  PROCEDURES:

The pre-clearance requirement is satisfied by completing the Personal Securities Transaction Pre-Trading Authorization Form (SEE EXHIBIT A). PRE-CLEARANCE IS ONLY EFFECTIVE FOR THE SPECIFIC TRADE DATE (or for the next available market session if same-date is not practicable due to foreign market constraints) AND FOR A SPECIFIC NUMBER OF SHARES. TRADING INSTRUCTIONS GIVEN TO BROKERS MUST BE FOR SAME DAY EXECUTION. You may not change the trade date, and you may not increase the size of your order, without obtaining a new pre-clearance. You may, however, decrease the size of your trade without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance. If you choose not to place that order, you must obtain a new pre-clearance if you change your mind and wish to enter the order on a later date. In addition, you must inform the Compliance Officer in writing if you decide not to execute a pre-cleared trade.

Generally, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are some exceptions. For purposes of this Code, the trade date for a limit order or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the blackout period, the subsequent execution of that trade will satisfy the Code, even if Oechsle subsequently enters trades for client accounts that are executed on the same day as your order is executed.

Three signatures are required on the pre-clearance form:

       1. The Compliance Officer or the General Counsel in the Boston office (in the absence of the Compliance Officer), or the Compliance Officer of the London office, in the case of that office.
       2. The Trading Desk.
       3. A Managing Principal.

As a general rule, no person may sign a pre-clearance form for himself or herself. In order to ensure that all personal securities transactions are conducted in accordance with the Code, the Compliance Officer of the Boston office will retain copies of all pre-clearance forms in each employee's personal securities transactions file.

The Compliance Officer and the Trading Desk will monitor trading in pre-cleared securities among Oechsle clients to ensure that all applicable blackout periods have been complied with and that there is otherwise no activity in such securities that would raise questions regarding any conflicts or potential conflicts.

EXEMPTIONS:

A. THIRD PARTY ACCOUNTS. If an Oechsle employee nominally has beneficial ownership over a particular account, but does not exercise direct or indirect influence or control over that account and provides no investment advice with respect to the investment decisions made for the account, he or she may apply to the General Counsel for a waiver from the pre-clearance provisions of the Code. Waivers are not automatic, are made on a case-by-case basis, and are conditioned, at a minimum, upon the following:

      1. The Oechsle employee discloses to the General Counsel the existence of the Third Party Account and allows the General Counsel to review, in her discretion, the governing documents of such accounts.

      2. The Oechsle employee establishes to the satisfaction of the General Counsel that he or she has no direct or indirect influence or control over the Third Party Account or over investment decisions made for that account.

      3. The Oechsle employee completes the Brokerage Account Certification (SEE EXHIBIT B) on an annual basis.

      4. The Oechsle employee does not disclose to any person with influence or control over the Third Party Account any action that Oechsle may or may not take, or has or has not taken, with respect to any security.

B. STOCK INDEX FUTURES AND OPTIONS. The pre-clearance requirements of the Code do not apply to purchases and sales of stock index options and stock index futures. However, such transactions must be reported on the employee's quarterly personal securities transactions report.

                             PROHIBITED TRANSACTIONS

       The following categories of transactions may NOT be engaged in by Oechsle employees:

1.  TRANSACTIONS IN CONJUNCTION WITH OECHSLE CLIENTS:

A. No Oechsle employee shall cause an Oechsle client to either take or not take any action for such employee's personal benefit (or the personal benefit of anyone else) rather than for the benefit of the client. For example, an employee would violate this Code by causing a portfolio to purchase a security he or she owned for the purpose of supporting or increasing the price of that security. Causing a portfolio to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

B. No Oechsle Employee shall use knowledge of Oechsle client transactions to profit by the market effect of those transactions.

C. No Oechsle employee may use futures or options to take positions in securities which the Code would prohibit if the positions were taken directly.

D. No Oechsle employee may purchase a security with knowledge that it is being contemplated for purchase, or will be purchased, for an Oechsle client. No Oechsle portfolio manager, analyst or trader may buy or sell a security within seven calendar days on either side of a date on which the security is bought or sold for the account of any Oechsle client. As an example, if such an account purchases a particular security on Day 8, all portfolio managers, analysts and traders would be precluded from purchasing or selling that security for his or her own account(s) from Day 1 through Day 15.

For all other Oechsle employees the blackout period is one day before and one day after any trade by any Oechsle client.

If a previously-entered employee trade falls within the blackout period, the employee must reverse the trade. Thus, for example, if an employee pre-clears a trade and purchases the security on Day 1, and an Oechsle client purchases the security on Day 2, the Oechsle employee must reverse the trade. If the trade can be reversed prior to settlement, the employee should do so, with the cost of reversal being borne by the employee. If the trade cannot be reversed prior to settlement, the employee must engage in an offsetting transaction immediately. If a loss results, the employee must bear the loss; if a profit results, the employee must donate the profit to a charity of the employee's choice with suitable evidence of such donation provided to the General Counsel, or forfeit the profit to Oechsle.

EXEMPTIONS:

A.  LARGE CAPITALIZATION STOCKS.

An Oechsle employee may purchase or sell shares of a security which is being actively considered for purchase or sale, or which is being purchased or sold, for Oechsle clients if, given the number of shares the employee is purchasing or selling and the market capitalization (outstanding shares x current price per share) of the issuer, the employee's trading could have no material impact on the price of the security and if Oechsle were to trade in the security, such trading could have no material impact on the price of the security. This exemption is subject to prior written approval by the General Counsel, the Trading Desk, and the Chief Operating Officer. YOU MUST SPECIFICALLY REQUEST THIS PRIOR APPROVAL.

B   OPTION EXERCISE BY OTHERS.

An Oechsle employee who has sold ("written") a put or call option in compliance with the Code will not violate this or any other provision of the Code if the put or call is exercised and the Oechsle employee must honor the contractual commitment to purchase or sell the security, as the case may be.

C.  MARGIN CALLS.

An Oechsle employee who maintains securities in a margin account with a broker-dealer will not violate this provision of the Code if the securities are sold by the broker-dealer pursuant to a bona fide margin call, provided, however, that withdrawal of collateral by the employee was not a contributing factor to the margin call.

D.  DIVIDEND REINVESTMENT.

An Oechsle employee will not violate this provision of the Code by participating in an automatic dividend reinvestment program offered by the issuer of a publicly traded security.

E.  CLIENT SMALL INVESTMENTS.

An Oechsle employee may engage in a transaction which would otherwise violate this provision of the Code if (a) the client buying the security, or for whom the security is being considered, is engaged in an ongoing investment program to augment AN existing position with relatively small regular increments of cash flow, (b) the General Counsel, after consultation with investment personnel, determines that neither the client's nor the employee's purchases will materially affect the market price of the security, and (c) the General Counsel gives prior consent to the transaction.

F.  GIFTS.

Gifts of securities made to others, such as relatives or charities, are treated as dispositions of beneficial ownership, and must be pre-cleared prior to transfer of the securities. However, gifts of securities received, if non-volitional on the Oechsle employees' part, need not be pre-cleared.

G.  ACQUISITION AND EXERCISE OF CERTAIN RIGHTS.

The acquisition and exercise of rights that are offered PRO RATA to all shareholders is not covered by the Code. Exercise of oversubscription rights, however, does require pre-clearance.

H.  STOCK INDEX FUTURES AND STOCK INDEX OPTIONS.

The purchase and sale of stock index futures and stock index options are not subject to the blackout periods. However, such purchases and sales must be reported in quarterly reports.

2.  PUBLIC OFFERINGS:

No Oechsle employee may purchase equity and equity-related securities in initial public offerings, whether or not Oechsle client accounts participate in the offering, except as described below. Oechsle employees may purchase securities that were the subject of a recent public offering after the offering is completed, and then only at the prevailing market prices and subject to the usual pre-clearance procedures. Oechsle employees may not receive special allocations of "hot issues" from brokers which receive Oechsle business.

EXEMPTIONS:

A. Oechsle employees are permitted to purchase equity and equity-related securities in secondary offerings if Oechsle client accounts do not hold the security and if no Oechsle portfolio manager wishes to participate in the offering for client accounts.

B. Oechsle employees are permitted to purchase equity and equity-related securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company's common stock and the offer is extended to the employee as a holder of the company's common stock.

C. Oechsle employees are permitted to purchase equity and equity-related securities in an offering if they are entitled to such purchase by virtue of being a citizen or resident of a country who qualifies for privatization issues made available to the public in general.

Any purchase of any security in a public offering, even if permitted under these rules, must be pre-cleared in writing by the General Counsel.

3.  PRIVATE OFFERINGS:

No Oechsle employee may purchase a security in a private offering without first obtaining a pre-clearance from the General Counsel. The employee should complete and submit to the General Counsel a checklist in the form attached as EXHIBIT C hereto.

Consideration of the prior approval request will take into account, among other factors, whether the investment opportunity should be reserved for an Oechsle client(s), and whether the opportunity is being offered to an individual as a favor designed to influence that employee's judgment in the performance of his or her job duties at Oechsle or as compensation for services of an investment advisory nature rendered to the issuer. If approval is granted and the employee has any material role in subsequent consideration by an Oechsle client of an investment in the same, or a directly affiliated issuer, the employee must disclose his or her interest in the private placement to the person making the investment decision.

4. SHORT-TERM TRADING:

Excessive short-term trading increases the risk of conflict of interest, may over time adversely affect an Oechsle employee's investment judgment on behalf of Oechsle clients, and may unduly occupy an Oechsle employee's time and thoughts during working hours. Oechsle employees are hired and compensated on the assumption that their personal investing will generally be on a long-term basis.

Therefore, while this Code does not impose an absolute prohibition on short-term trading, excessive short-term trading is prohibited. Whether the extent of short-term trading by an employee is "excessive" will be determined on a case-by-case basis, taking into account all relevant factors, including conditions prevailing in the securities markets and the types of securities traded. Persons determined to be engaged in excessive short-term trading will be subject to imposition of any or all of the sanctions described at the end of this Code, including disgorgement of profits realized from the short-term trade.

A short-term trade is any purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

EXEMPTIONS:

A.  OPTION EXERCISE BY OTHERS.

An Oechsle employee who has sold ("written") a put or call option in compliance with this Code will not have effected a short-term trade if the put or call is exercised and the Oechsle employee must honor the contractual commitment to purchase or sell the security, as the case may be, within 90 days of selling the option.

B. MARGIN CALLS. An Oechsle employee who maintains securities in a margin account with a broker-dealer will not have effected a short-term trade if the securities are sold by the broker-dealer pursuant to a bona fide margin call, provided, however, that withdrawal of collateral by the employee was not a contributing factor to the margin call.

5.  TRANSACTIONS WITH OR INVOLVING OECHSLE CLIENTS:

No Oechsle employee may knowingly initiate a purchase from or sell to an Oechsle client any securities or other property, nor engage in any transaction to which an Oechsle client is a party or with which any Oechsle client has a significant relationship.

6.  GENERAL FIDUCIARY OBLIGATION TO CLIENTS; DISCLOSURE OF PERSONAL INTEREST:

As noted above, Oechsle and its employees have a fiduciary responsibility to Oechsle's clients. Therefore we must avoid any conduct that would be detrimental to their interests. In order to fulfill our duty, Oechsle employees must offer all investment opportunities to Oechsle's clients BEFORE taking advantage of such opportunities. Therefore, before trading in any security that is not covered by an Oechsle analyst, you should ensure that the appropriate research analyst or portfolio manager is aware that you have identified a security that you believe would be a good investment, and explain the basis for your interest in the security. If, after receiving that information, the analyst or portfolio manager does not wish to recommend the security for investment by Oechsle clients, you are free to trade, after securing the necessary pre-approvals. If the analyst or portfolio manger expresses an interest in that security, however, you must refrain from trading in that security until a decision has been made as to whether to purchase that security for Oechsle clients and until any applicable blackout period has expired.

In addition, if one of your personal securities holdings could create a conflict of interest, or even a potential conflict of interest, with the interest of an Oechsle client, you must disclose that conflict or potential conflict to the appropriate analysts or portfolio managers before participating in any decision that could affect the security you hold. For example, if you are an analyst, and if you are recommending that Oechsle should purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to the portfolio manager(s) who will make that purchase decision before making your recommendation. Similarly, if you are a portfolio manager and you want to purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to someone else involved in investment decisions BEFORE initiating the purchase. Please bear in mind, that although not prohibited, as a general matter, Oechsle does not expect that portfolio managers will hold the same securities as the Accounts that they manage.

                                    WAIVERS

       A written request for a waiver from the prohibited transaction rules may be granted by the General Counsel after consultation with the applicable personnel, upon a determination that the waiver is warranted to avoid undue hardship to the employee and that none of the abuses or potential abuses that the Code is designed to prevent would occur. Seeking waivers is not encouraged and waivers will not be granted routinely.

                                   REPORTING

       Each Oechsle employee is responsible for complying with the following reporting requirements:

1.  COPIES OF CONFIRMATIONS:

Each Oechsle employee must instruct each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership, to send promptly to the Compliance Officer a copy of all transaction confirmations generated for the account. For your convenience, a form letter for requesting such confirmations to be sent to Oechsle is attached as part of Exhibit A.

Confirmations must include the account description, trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase, sale, etc.), the total price, and the name of the institution (e.g., broker, bank, etc.) effecting the transaction.

Each brokerage confirmation received by Oechsle is cross-checked against pre-clearance forms and quarterly securities transaction reports submitted by each employee. Copies of all confirmations and associated pre-clearance forms are retained by the Compliance Officer in the employee's personal securities transaction file.

In order to ensure that brokerage confirmations are received for all employee brokerage accounts, all employees are required to complete a Brokerage Account Form (SEE EXHIBIT B) and to submit an updated form (within 5 business days) whenever an account is added or deleted. You and members of your immediate family must disclose promptly every brokerage account that you maintain and every new brokerage account that you open to the Compliance Officer. In addition, each employee is asked to certify annually that the list of brokerage accounts that have been reported previously remains complete and accurate.

2.  TRANSACTION REPORTS:

Each Oechsle employee must file a Quarterly Securities Transaction Report (SEE EXHIBIT D) with the Compliance Officer within 10 days after the end of each quarter, whether or not the employee entered into any personal securities transactions during that quarter. Quarterly reports are required by the SEC for all investment company managers and enable Oechsle to double-check that all personal securities transactions have been appropriately pre-cleared and reported to Oechsle.

3.  ANNUAL ACKNOWLEDGMENT:

By February 28 of each year, every Oechsle employee must sign an acknowledgment stating that he or she has reviewed, understood, and complied with the provisions of this Code (SEE EXHIBIT E).

                          OTHER CONFLICTS OF INTEREST

1.  GIFTS OR OTHER PREFERENTIAL TREATMENT:

No Oechsle employee may seek or accept gifts, favors, preferential treatment, or any special arrangement of material value from certain persons because of the employee's association with Oechsle. This prohibition applies to anyone who does business or is soliciting business with any Oechsle entity or Oechsle client, as well as to any organization (such as any broker, dealer, or investment adviser) engaged in the securities business.

This rule is intended to permit only the most proper type of customary business amenities. Listed below are examples of items which would be permitted under proper circumstances and which are prohibited under the intent of this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, an Oechsle employee may not, under any circumstances, accept anything which could lead to or create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for business conducted with the person providing the consideration or his employer.

Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

         (a) Occasional lunches or dinners conducted for business purposes;
         (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;
         (c) Occasional attendance at theater, sporting or other entertainment events; and
         (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc.

Among items of consideration of "material value" which are NOT permitted under any circumstances are the following:

     (a) Any gift over $250 in value, or any accumulation of gifts which in aggregate exceeds $250 in value from one source in one calendar year;
     (b) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;
     (c) The cost of transportation to a locality outside the Boston metropolitan area, and lodging or meals while in another locality, unless such attendance and reimbursement arrangements have been approved in advance by the General Counsel;
     (d) Personal loans to the Oechsle employee on terms more favorable than those generally available for comparable credit standing and collateral; and
     (e) Preferential brokerage commissions or spreads or allocation of stock in "hot issue" initial public offerings for the Oechsle employee's personal trading account.

2.  DIRECTORSHIPS AND TRUSTEESHIPS IN OUTSIDE ORGANIZATIONS:

No Oechsle employee may accept a directorship in an unaffiliated company without the prior notification and written approval of the General Counsel. Persons such as portfolio managers and analysts whose primary responsibilities include recommending and selecting securities for the accounts of Oechsle clients will not be granted approval to accept directorships in companies which might qualify for investment by any Oechsle clients. Approval will be based upon the determination that the board service would not be inconsistent with the interests of Oechsle's clients. If board service is authorized, appropriate procedures will be implemented to ensure that confidential information is not obtained or used by either the employee or Oechsle.

No Oechsle employee may accept a position as trustee, executor, custodian, or as any other fiduciary, or as a private investment adviser or counselor for any outside account, without the prior notification and written approval of the General Counsel.

3.  PROVIDING INVESTMENT ADVICE TO OTHERS:

No Oechsle employee may provide investment advice to anyone or manage any person's portfolio on a discretionary basis, other than for Oechsle clients or members of the employee's immediate family. Thus, employees should not give advice to anyone, other than immediate family members, concerning the purchase or sale of any security. In particular, Oechsle employees may not provide investment advice for compensation to anyone other than an Oechsle client, unless the arrangement is disclosed and approved by Oechsle.

4.  IMPROPER USE OF FUNDS:

No Oechsle employee may pay, or offer or commit to pay, any amount of consideration which might be or appear to be a bribe, kickback, or other similar improper use of funds.


5.  GENERAL ANTI-FRAUD PROVISION:

No Oechsle employee may violate the anti-fraud provisions of the federal securities laws and the rules and regulations promulgated thereunder. This provision covers a broad range of conduct, including, without limitation, the following:

A. AFFIRMATIVE DUTY TO DISCLOSE. Oechsle employees who own a security, or who have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence an Oechsle client to buy, hold, or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

B. DISCLOSURE OF OECHSLE INFORMATION. No information regarding any Oechsle client account or actual or proposed securities trading activities of any Oechsle client may be disclosed outside the Oechsle organization unless the information has been publicly announced or reported. Oechsle research information must not be disclosed unnecessarily and never for personal gain. Information generally about Oechsle and Oechsle clients is confidential, and should not be disclosed without a valid business purpose.

C. USE OF INFORMATION. No Oechsle employee may use information from any source in a manner contrary to the interest of, or in competition with, any Oechsle client. In particular, an Oechsle employee may not invest in a company which could reasonably be considered as a potential investment for Oechsle clients and which has not been considered by Oechsle analysts until determining with appropriate investment personnel that no portfolio managers have a current interest in the company on behalf of an Oechsle client. This rule is not intended to prohibit any Oechsle employees from uncovering and capitalizing on new "investment ideas," but requires that Oechsle have the first right to such ideas for its clients.

D.  "INSIDE" INFORMATION AND INSIDER TRADING.

     Neither Oechsle nor any Oechsle employee may utilize "inside" information about any issuer of securities for personal benefit or the benefit of clients. Inside information is material information not generally available to the public. Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell. Information that has been disseminated in a way that makes it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as New York Times; SEC reports; brokerage firm reports) is considered to be public information. But, for example, information given by a company director to an acquaintance of an impending takeover prior to a public announcement would be "nonpublic."

No Oechsle employee may trade, either personally or on behalf of others, on material, nonpublic information (insider trading), or communicate such information to others who trade in violation of the law (tipping). Although the pre-clearance, reporting, and trade restriction requirements of this Code apply only to Oechsle employees and their immediate family members, the insider trading and tipping restrictions reach beyond to prohibit Oechsle employees from illegally profiting or from funneling illegal profits to any other person. They also prohibit Oechsle from insider trading or tipping in client accounts.

No Oechsle employee may solicit inside information from any company, whether or not Oechsle clients own stock of the company or Oechsle analysts follow the company. In addition, please note that the SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced or trading during a tender officer if in possession of information which one has reason to know is not yet public.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING INSIDE INFORMATION:

Whenever an Oechsle employee receives information that he or she believes to be material, nonpublic information, he or she should not trade on his or her own behalf or on behalf of Oechsle clients in the securities to which the information relates, tip the information to others, or recommend for purchase or sale such securities, so long as the information remains nonpublic. In addition, the employee should contact the General Counsel immediately and should refrain from disclosing the information to anyone else, including persons within the Oechsle organization, unless specifically advised to do so by the General Counsel.

                                    SANCTIONS

Failure to comply with this Code may adversely affect an Oechsle employee's performance evaluation, may require the employee to give up any benefit derived from the violation, may require the employee to refrain from personal trading for a period, and may lead to termination of employment in appropriate cases. Penalties under the federal securities laws are also possible in certain circumstances.

SANCTIONS may include:

     1.   CAUTION: Administered by the General Counsel;

     2.   WARNING: Administered by the General Counsel;

     3. FINE: Assessed by the General Counsel, the Chief Operating Officer, and the Chief

          Investment Officer;

     4.   DISMISSAL: Determined by the Executive Committee;

     5.   CIVIL REFERRAL TO THE SEC OR OTHER CIVIL REGULATORY AUTHORITIES:
          Determined by the Executive Committee;

     6.   CRIMINAL REFERRAL: Determined by the Executive Committee.

PROCEDURES:

When potential violations of the Code come to the attention of the General Counsel, she will investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the General Counsel may meet with senior management (the Chief Operating Officer and/or the Chief Investment Officer) or other appropriate parties, and a determination will be made as to whether any sanction should be imposed. The employee will be informed of any sanction deemed to be appropriate. If the employee believes that such sanction is unwarranted, the employee must provide the General Counsel with a written explanation of such belief within 30 days of being informed after such determination. The General Counsel will then arrange for a review by senior management or other appropriate party and will advise the employee as to whether the sanction will be imposed, modified, or withdrawn. The employee will be given an opportunity to submit a written statement to senior management and may be represented by counsel of his or her own choosing, at his or her own expense, at his or her election.

The General Counsel will maintain a written record of all exceptions granted from prohibited transactions under this Code.

                                   EXHIBIT A

              PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM


NAME OF EMPLOYEE:                  ____________________________

ACCOUNT NAME AND NUMBER:           ____________________________

DATE OF TRANSACTION:               ____________________________

SECURITY NAME:                     ____________________________

SECURITY ID NUMBER (CUSIP/SEDOL):  ___________________________

COUNTRY:  _______________           TYPE OF SECURITY:  ______________

NUMBER OF SHARES:  ___________      PRICE:  ___________________

BUY:  ____________                          SELL:  _________________

IS THIS A LIMIT ORDER OR STOP-LOSS ORDER TRADE:      YES   /   NO

NAME/ADDRESS OF BROKER:             _________________________

                              _________________________

          _____________________________________________________________

         I hereby certify that I am familiar with Oechsle's Code of Ethics, and that this transaction complies in all material respects with Oechsle's policies. I am not aware of any material, non-public information concerning this issuer or the market for its securities, or any pending plans or consideration to purchase these securities for Oechsle clients.

SIGNATURE:  _________________________________        DATE:  _______________


                                  AUTHORIZATION


TRADING DESK:  _________________________             DATE:  ____________


MANAGING PRINCIPAL ___________________               DATE:  ____________


COMPLIANCE OFFICER:  __________________              DATE:  ____________

*IF THIS PRE-CLEARED TRADE IS NOT EXECUTED, PLEASE WRITE CANCELED ACROSS IT AND SUBMIT A COPY OF THIS CANCELED FORM TO THE COMPLIANCE OFFICER.

                                   EXHIBIT A

         PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM - (LONDON)


NAME OF EMPLOYEE:                   ____________________________

ACCOUNT NAME AND NUMBER:           ____________________________

DATE OF TRANSACTION:                ____________________________

SECURITY NAME:                      ____________________________

SECURITY ID NUMBER (CUSIP/SEDOL): ___________________________

COUNTRY:  _______________           TYPE OF SECURITY:  ______________

NUMBER OF SHARES:  ___________      PRICE:  ___________________

BUY:  ____________                          SELL:  _________________

IS THIS A LIMIT ORDER OR STOP-LOSS ORDER TRADE:      YES   /   NO

NAME/ADDRESS OF BROKER:             _________________________

                              _________________________

          _____________________________________________________________


         I hereby certify that I am familiar with Oechsle's Code of Ethics, and that this transaction complies in all material respects with Oechsle's policies. I am not aware of any material, non-public information concerning this issuer or the market for its securities, or any pending plans or consideration to purchase these securities for Oechsle clients.

SIGNATURE:  _________________________________        DATE:  _______________


                                                   AUTHORIZATION


TRADING DESK:  ___________________________  DATE:  ____________


MANAGING PRINCIPAL: ____________________             DATE:  ____________


COMPLIANCE OFFICER:  ____________________   DATE:  ____________

*IF THIS PRE-CLEARED TRADE IS NOT EXECUTED, PLEASE WRITE CANCELED ACROSS IT AND SUBMIT A COPY OF THIS CANCELED FORM TO THE COMPLIANCE OFFICER.

                                    EXHIBIT A


                      SAMPLE LETTER TO SEND TO YOUR BROKER
                    TO REQUEST DUPLICATE ACCOUNT INFORMATION


[Broker-Dealer Name]
[Broker-Dealer Address]


RE:  Account Number(s)


Dear [Broker]:

Please send a duplicate copy of all trade confirmations (NOT the monthly statements) relating to the account(s) listed above to:

         James Record
         Compliance Officer
         Oechsle International Advisors, LLC
         One International Place, 23rd Floor
         Boston, MA  02110


Very truly yours,

[Employee Name]

                                                                    ATTACHMENT 2
                                                                         2/23/99

                                    EXHIBIT B

             LIST OF BROKERAGE ACCOUNTS IN WHICH YOU HAVE DIRECT OR
                         INDIRECT BENEFICIAL OWNERSHIP*
                              ANNUAL CERTIFICATION



------------------------ -------------------------------------- ---------------
----------  ------------------------  ---------------
NAME OF
     BROKER NAME                        BROKER ADDRESS             ACCOUNT
NUMBER               ACCOUNT HOLDER         RELATIONSHIP

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------

------------------------ -------------------------------------- ----------------
--------- ---------------------- -------------------


Name of Employee
                ---------------------------------------------------------
                                (Print)

I certify that I have disclosed to Oechsle all brokerage accounts in which I have a direct or indirect beneficial interest.

Signature
         ----------------------------------------------------------------

*Beneficial ownership is explained in the Code of Ethics.

                                                                    ATTACHMENT 2
                                                                         2/23/99

                                    EXHIBIT C

                       PRIVATE PLACEMENT APPROVAL REQUEST

EMPLOYEE NAME:  ___________________________ DATE:  ______________

1.  COMPANY NAME:  ______________________________________

2.  Business Operations Summary:

3. Who contacted you regarding this investment? _______________________

4. Which firm/company employs this individual? _______________________

5. Does this individual or firm have a relationship with Oechsle or Oechsle clients? If so, please explain.

___________________________________________________________________

6. What is the individual's role within the company? ________________________

7. What is your relationship to the individual? _____________________________

8. What is the total amount of the private placement? _______________________

9. What is the value of your proposed investment? ___________________________

10. Does this company have publicly traded securities? ______________________

11.  Is this investment suitable for Oechsle clients?   Yes ______   No  _______
         If not, please explain.

         ___________________________________________________________________

         ___________________________________________________________________



_____________________________________
Employee Signature

Approved _______                    Disapproved ______

Managing Principal _______________________  Date:  ______________

General Counsel Signature _______________   Date:  ______________

                                                                    ATTACHMENT 2
                                                                         2/23/99

                                   EXHIBIT D


                         QUARTERLY TRANSACTION REPORT
                         October 1 - December 31, XXXX

The following is a record of every transaction in which I had, or by reason of which I acquired, any direct or indirect beneficial ownership in securities from October 1 - December 31, XXXX excluding transactions which do not have to be reported under Oechsle's Code of Ethics.

I had no securities transactions for the quarter: __


I had the following transactions:



----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------
 Account Name /   Trade        Buy / Sell   # of      Price      Name and
Description (ID # )          Broker/Dealer
    (Number)         Date                    shares                          of
Security

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------

----------------- ----------- ------------ ----------- ----------- -------------
------------------ --------------------------



------------------------------      ------------------------------
Signature                                            Date


----------------------------
Print Name

                                   EXHIBIT E

                      OECHSLE INTERNATIONAL ADVISORS, LLC
                                CODE OF ETHICS
                             ANNUAL CERTIFICATION


I have received a copy of Oechsle International Advisors, LLC's Code of Ethics, dated February 23, 1999, I have read it and understand it.

I understand that, as a condition of my employment, I am required to comply with the Code of Ethics. I agree to comply with all provisions of the Code of Ethics, including, but not limited to, those governing personal securities transactions. I certify that to the best of my knowledge I have complied with the terms of the Code of Ethics during the most recent calendar year.

I authorize Oechsle to furnish the information contained in any report of securities transactions filed by me with the General Counsel or the Compliance Officer to such federal, state, and self-regulatory authorities as may be required by law or by applicable rules and regulations.

I certify that I have disclosed to Oechsle all brokerage accounts in which I have a beneficial interest, and that I have authorized each such brokerage firm to send directly to Oechsle duplicate copies of all transaction confirmations for such accounts.



--------------------------------
Date

---------------------------------
Name (Print)


----------------------------------
Signature of Employee

                                                               EXHIBIT (p)(1.14)



                              PIMCO CODE OF ETHICS

                         Effective as of March 31, 2000

                                  INTRODUCTION

                               GENERAL PRINCIPLES


         This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must observe the following GENERAL RULES:

         1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

                  Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

         2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, THE PIMCO ADVISORS L.P. INSIDER TRADING POLICY AND PROCEDURES (THE "INSIDER TRADING POLICY"), AND THE PIMCO ADVISORS L.P. POLICY REGARDING SPECIAL TRADING PROCEDURES FOR SECURITIES OF PIMCO

                  ADVISORS L.P. (THE "SPECIAL TRADING PROCEDURES")(1) AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT
                  OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, YOU MUST COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE UNDER THE HEADING PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the INSIDER TRADING POLICY AND SPECIAL TRADING PROCEDURES, which are attached to this Code as Appendix II and III, respectively. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

3.                YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION.
                  The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                        THE GENERAL SCOPE OF THE CODE'S
                APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES


         The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Bond Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Bond Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

         Rule 17j-1 under the Investment Company Act of 1940 requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.


---------------------------
(1) PIMCO expects Allianz of America ("AZOA") to acquire a majority interest in PIMCO Advisors L.P. ("PALP") in the second quarter of 2000. When that acquisition is consummated, the Special Trading Procedures for PALP securities will no longer apply since PALP securities will not be publicly owned or traded.

         However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Except for the small number of Portfolio Employees who are responsible for PIMCO's Municipal Bond Fund, this Code also does not place restrictions (beyond reporting) on personal trading in Tax-Exempt Municipal Bonds. Although equities and Tax-Exempt Municipal Bonds are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in those Securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

         This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

         The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.       Definitions of Capitalized Terms.
II.      The PIMCO Advisors L.P. Insider Trading Policy and Procedures.
III. The PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P.
IV.      Form for Acknowledgment of Receipt of this Code.
V.       Form for Annual Certification of Compliance with this Code.
VI.      Form for Initial Report of Accounts.
VII.     Form for Quarterly Report of Investment Transactions.
VIII.    Form for Annual Holdings Report.
IX.      Preclearance Request Form
X.       List of PIMCO Compliance Officers.

                                    QUESTIONS


         Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.

                       PERSONAL INVESTMENT TRANSACTIONS

                                  IN GENERAL


         Subject to the limited exceptions described below, you are required to report all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

         The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, E.G. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Municipal Bond Portfolio Employee, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS


         NOTIFICATION OF REPORTING OBLIGATIONS

         As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

         USE OF BROKER-DEALERS AND FUTURES COMMISSION MERCHANTS

         Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

         INITIAL REPORT

         Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (E.G. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.

         On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

         1. A description of the Security or Futures Contract, including its name or title;

         2. The quantity (E.G. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

         3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

         NEW ACCOUNTS

         Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

         TIMELY REPORTING OF INVESTMENT TRANSACTIONS

         You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

         In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

         QUARTERLY CERTIFICATIONS AND REPORTING

         At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures

Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and
(b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

         You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

         1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

         2. The nature of the Investment Transaction (I.E. purchase, sale or any other type of acquisition or disposition);

         3. The price of the Security or Futures Contract at which the transaction was effected; and

         4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be used for the Annual Holdings Report described below.

         ANNUAL HOLDINGS REPORTS

         Beginning with calendar year 2000, a Compliance Officer will provide to you, promptly after the end of the calendar year, a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

         You shall provide, on a copy of the form attached hereto as Appendix VIII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

         1. The title, quantity (E.G. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

         2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

         RELATED ACCOUNTS

         The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

         EXEMPTIONS FROM REPORTING

         You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

         You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                      PROHIBITED INVESTMENT TRANSACTIONS


                 INITIAL PUBLIC OFFERINGS OF EQUITY SECURITIES

         If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

         PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERING OF DEBT SECURITIES

         If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

         If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

         PIMCO ADVISORS L.P.

         You may not engage in any Investment Transaction in interests in PIMCO Advisors L.P. ("PALP"), except in compliance with the Special Trading Procedures applicable to such transactions.(2)

                                  PRECLEARANCE

         All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

         PRECLEARANCE PROCEDURE

         Preclearance shall be requested by completing and submitting a copy of the preclearance request form attached hereto as Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be

-------------------------
(2) As indicated in note 1, above, those procedures will expire and no longer be effective after AZOA completes its acquisition of a majority interest in PALP.

reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

         The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

         Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

         EXEMPTIONS FROM PRECLEARANCE

         Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

                  INVESTMENT TRANSACTIONS EXEMPT FROM PRECLEARANCE

         Preclearance shall NOT be required for any of the following Investment
Transactions:

         1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

                  SECURITIES EXEMPT FROM PRECLEARANCE
                  REGARDLESS OF TRANSACTION SIZE

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

         1. All "Exempt Securities" defined in Appendix I, I.E. U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

         2. All closed-end mutual funds (other than PIMCO Commercial Mortgage Securities Trust, Inc.), and rights distributed to shareholders in closed-end mutual funds.

         3.       All options on any index of equity Securities.

         4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

         5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

         6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

         7. EXCEPT FOR MUNICIPAL BOND PORTFOLIO EMPLOYEES (as defined in Appendix I), all Tax-Exempt Municipal Bonds.

                  SECURITIES EXEMPT FROM PRECLEARANCE
                  DEPENDING ON TRANSACTION SIZE

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds:

         1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

         2. Purchases or sales of up to $100,000 (in market value or face amount, whichever is greater) per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

         PRECLEARANCE OF DESIGNATED EQUITY SECURITIES

         If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

                  FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE
                  REGARDLESS OF TRANSACTION SIZE

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

         1.       Currency Futures Contracts.

         2.       U.S. Treasury Futures Contracts.

         3.       Eurodollar Futures Contracts.

         4.       Futures Contracts an any index of equity Securities.

         5. Futures Contracts on physical commodities or indices thereof (E.G. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

         6.       Privately-Traded Contracts.

                  FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE
                  DEPENDING ON TRANSACTION SIZE

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

         1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in THE WALL STREET JOURNAL on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

                    ADDITIONAL EXEMPTIONS FROM PRECLEARANCE

         The Compliance Committee may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

                  PRECLEARANCE REQUIRED

         Given the exemptions described above, preclearance shall be required for Investment Transactions in:

         1.       Designated Equity Securities.

         2.       Tax-Exempt Municipal Bonds by Municipal Bond Portfolio
                  Employees.

         3. More than $100,000 per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable municipal debt Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

         4. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

         5. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1),
                  (2), (3) or (4) above.

         6. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         7. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in THE WALL STREET JOURNAL on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

         8. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

         9.       PIMCO Commercial Mortgage Securities Trust, Inc.

                           SHORT-TERM TRADING PROFITS


         You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of FIXED INCOME SECURITIES OR RELATED SECURITIES. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of DESIGNATED EQUITY SECURITIES and Municipal Bond Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of TAX-EXEMPT MUNICIPAL BONDS. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

         This ban does NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

         You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                               BLACKOUT PERIODS

         You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

         As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

         These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                        GIFTS AND SERVICE AS A DIRECTOR


                                     GIFTS

         You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.

                              SERVICE AS A DIRECTOR

         If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

         UPON RECEIPT OF THIS CODE

         Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

         1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

         2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

         3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

         4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

         ANNUAL CERTIFICATE OF COMPLIANCE

         You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                             POST-TRADE MONITORING

         The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                               REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

         The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                       REPORTS TO DIRECTORS AND TRUSTEES

         REPORTS OF SIGNIFICANT REMEDIAL ACTIONS

         The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

         REPORTS OF MATERIAL CHANGES TO THE CODE

         PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

         ANNUAL REPORTS

         PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

         1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

         2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

         Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

         1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

                  (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

                  (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

                  (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

                  (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

                  (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

         2. PIMCO shall also maintain the following additional records:

                  (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

                  (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

                  (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                  APPENDIX I

                       DEFINITIONS OF CAPITALIZED TERMS


         The following definitions apply to the capitalized terms used in the
Code:

ADVISORY EMPLOYEE

         The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

         As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

         As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. Section 240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

         The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

         The term "Exempt Security" shall mean any Security not included within the definition of Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. Section 17j-1(a)(4)), including:

         1.       Direct obligations of the Government of the United States;

         2.       Shares issued by open-end Funds; and

         3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

         For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

         The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

         The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, I.E. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded

Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

         The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

         The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. Section 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o(d)).

INVESTMENT TRANSACTION

         For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

MUNICIPAL BOND PORTFOLIO EMPLOYEE

         The term "Municipal Bond Portfolio Employee" shall mean any Portfolio Employee (as defined below) who makes investment decisions for the PIMCO Municipal Bond Fund or any other Advisory Client that purchases or sells Tax-Exempt Municipal Bonds. Municipal Bond Portfolio Employees shall be subject to "Chinese Wall' arrangements that will preclude them from sharing information with other Advisory Employees concerning their investment decisions relating to Tax-Exempt Municipal Bonds or their analyses or opinions regarding individual Tax-Exempt Municipal Bonds.

PERSONAL ACCOUNT

         The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

         The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Advisers Act (15 U.S.C. Section 80a-2(a)(9)).

PRIVATE PLACEMENT

         The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. Section 77d(2) or Section 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. Sections 230.504, 230.505, or 230.506) under the Securities Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

         The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

         The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

         The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

         As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

         As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C.
SECTION 80a-2(a)(36)), which defines a Security to mean:

         Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

         The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                  APPENDIX II

                     INSIDER TRADING POLICY AND PROCEDURES
                              PIMCO ADVISORS L.P.

                          EFFECTIVE AS OF MAY 1, 1996

SECTION I.  POLICY STATEMENT ON INSIDER TRADING.

A.       POLICY STATEMENT ON INSIDER TRADING.

              PIMCO ADVISORS L.P. ("PALP"), ITS AFFILIATED SUBPARTNERSHIPS, PIMCO PARTNERS, G.P. ("PIMCO GP") AND PIMCO FUNDS DISTRIBUTORS LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") FORBID ANY OF THEIR OFFICERS, DIRECTORS OR EMPLOYEES FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), ON THE BASIS OF MATERIAL, NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL, NON-PUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING."

              The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communications of material, non-public information to others in breach of a fiduciary duty.

              While the law concerning insider trading is not static, it is generally understood that the law prohibits:

       (1) trading by an insider, while in possession of material, non-public information; or

       (2) trading by a non-insider, while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

       (3) communicating material, non-public information to others in breach of a fiduciary duty.


         This communication applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

         The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. TO WHOM DOES THIS POLICY APPLY?

         This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         -  the Covered Person's spouse;
         -  the Covered Person's minor children;
         -  any other relative living in the Covered Person's household;
         - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
         -  a trust as to which the Covered Person is a trustee;
         -  a revocable trust as to which the Covered Person is a settlor;
         - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
         - a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

              Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

           dividend or earnings expectations;
           write-downs or write-offs of assets;
           additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
           new products or services;
           exploratory, discovery or research developments;
           criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
           labor disputes including strikes or lockouts;
           substantial changes in accounting methods;

           major litigation developments;
           major personnel changes;
           debt service or liquidity problems;
           bankruptcy or insolvency;
           extraordinary management developments;
           public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock; issuer tender offers; or recapitalizations.

              Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

              Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

              In order for issues concerning insider trading to arise, information must not only be "material," it must be "NON-PUBLIC." "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

              At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

              To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL or THE NEW YORK TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

              Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

              INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

              As an "insider," the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

              INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a QUID PRO QUO from the recipient or the recipient's employer by a gift of the "inside" information.

         A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.   IDENTIFYING MATERIAL INFORMATION?

         Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation.

         Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material, non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

     iii.Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Executive Officer of PALP.

         After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING.

         Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         civil injunctions
         treble damages
         disgorgement of profits
         jail sentences
         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.


SECTION II.       PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

A.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.

         The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who possesses material, non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

2. No employee, officer or director of the Company who obtains material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, EXCEPT in accordance with the specific procedures published from time to time by the company.

4. Each employee, officer or director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, EXCEPT in accordance with the specific procedures set forth in the Company's Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material, non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.       CHINESE WALL PROCEDURES.

         The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.(1) Accordingly, you should not discuss material, non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

C.       RESOLVING ISSUES CONCERNING INSIDER TRADING.

         The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.


(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                 APPENDIX III

                              PIMCO ADVISORS L.P.

                  POLICY REGARDING SPECIAL TRADING PROCEDURES
                     FOR SECURITIES OF PIMCO ADVISORS L.P.

                          EFFECTIVE AS OF MAY 1, 1996


INTRODUCTION
------------

         PIMCO Advisors L.P. (as defined below) has adopted an Insider Trading Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

         For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP"), PIMCO Funds Distributors LLC ("PFD") and any entity in relation to which PALP acts as a general partner or owns 50% or more of one the issued and outstanding stock.


PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES
---------------------------------------------------

         This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

      a. the Covered Person's spouse;
      b. the Covered Person's minor children;
      c. any other relatives living in the Covered Person's household;
      d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;
      e. a trust as to which the Covered Person is a trustee;
      f. a revocable trust as to which the Covered Person is a settlor;
      g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
      h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     The family members, trust and corporations listed above are hereinafter referred to as "Related persons."

                                     III-1

SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES
-------------------------------------------------------

         Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").


SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS L.P.
------------------------------------------------------------------------

1.       TRADING WINDOWS

         There are times when the Company may be engaged in a material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the company.

         THEREFORE, THE FOLLOWING RULE SHALL APPLY: EACH COVERED PERSON AND ALL OF SUCH PERSON'S RELATED PERSONS MAY ONLY PURCHASE OR SELL PALP SECURITIES DURING FOUR "TRADING WINDOWS" THAT OCCUR EACH YEAR. THE FOUR TRADING WINDOWS CONSIST OF THE MONTHS OF FEBRUARY, MAY, AUGUST AND NOVEMBER. TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION TO OTHERS AT ANY TIME, INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW AND A VIOLATION OF THIS POLICY.

         In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

         Employees of PALP should be aware that there are potential tax consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

         The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.


2.       POST-TRADE REPORTING

         All Covered Persons shall submit to a Compliance Officer a report of EVERY SECURITIES TRANSACTION IN PALP SECURITIES in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction

                                     III-2

(i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his her Related Persons beneficially own.

         Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under
Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.


3.       RESOLVING ISSUES CONCERNING INSIDER TRADING

         If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should NOT trade in the securities or communicate this information to anyone.


4.       MODIFICATIONS AND WAIVERS

         The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.

                                     III-3

                                  APPENDIX IV

                           ACKNOWLEDGMENT OF RECEIPT

                                    OF THE
                                CODE OF ETHICS
                                    AND THE
                   INSIDER TRADING POLICY AND PROCEDURES OF

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

      I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.



Date:
     ------------------------------      ----------------------------------
                                         Signature



                                         ----------------------------------
                                         Print Name

                                  APPENDIX V

                      ANNUAL CERTIFICATION OF COMPLIANCE

                                   WITH THE
                               CODE OF ETHICS OF

                     PACIFIC INVESTMENT MANAGEMENT COMPANY



         I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.




Date:
     ------------------------------      ----------------------------------
                                         Signature



                                         ----------------------------------
                                         Print Name

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(1)

         In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)      Name of employee:
                                                    ---------------------------

(2)      If different than #1, name of the person
         in whose name the account is held:
                                                    ---------------------------

(3)      Relationship of (2) to (1):
                                                    ---------------------------

(4)      Firm(s) at which Account is maintained:
                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------
(5)      Account Number(s):
                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------

(6)      Phone number(s) of Broker or Representative:
                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------


-------------------------

(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)      Account holdings:




    Name of Security       Quantity          Principal Amount    Custodian

1.  ___________________    ______________    _______________    ______________

2.  ___________________    ______________    _______________    ______________

3.  ___________________    ______________    _______________    ______________

4.  ___________________    ______________    _______________    ______________

5.  ___________________    ______________    _______________    ______________


(Attach additional sheets if necessary)

         I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.





            Person Who               Description
         Owns the Security         of the Security
        Or Futures Contract      Or Futures Contract           Quantity             Principal Amount           Custodian
        -------------------      -------------------           --------             ----------------           ---------
1.   ___________________        _________________       _________________        _________________       _________________

2.   ___________________        _________________       _________________        _________________       _________________

3.   ___________________        _________________       _________________        _________________       _________________

4.   ___________________        _________________       _________________        _________________       _________________

5    ___________________        _________________       _________________        _________________       _________________


(Attach additional sheets if necessary.)


         I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.




                                       ----------------------------------
                                       Signature




                                       ----------------------------------
                                       Print Name




Date:
       ------------------

Attachments

                                  APPENDIX VII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                       FOR THE QUARTER ENDED _______, 2000

================================================================================

Please mark one of the following:

         / /  No reportable Investment Transactions have occurred.
         / / Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.




Transaction           Title, Interest Rate and Maturity             Number of Shares or Contracts      Nature of Transaction
   Date              Date of Security or Futures Contract               And Principal Amount            (i.e., Buy or Sell)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Transaction           Broker, Dealer,
   Price              Bank or FCM

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------


SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                                 SIGNED:
                                             ----------------------------------

                                 PRINT NAME:
                                             ----------------------------------

                                 DATE:
                                             ----------------------------------


-----------------------
         (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (E.G., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660


10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

================================================================================


                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2000

================================================================================

         I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2000 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2000 calendar year:

  Title, Interest Rate and Maturity              Number of Shares or Contracts             Broker, Dealer,
Date of Security or Futures Contract                  And Principal Amount                   Bank or FCM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


         (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

      Except as indicated below, all reportable Investment Transactions during the quarter ended DECEMBER 31, 2000, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.



Transaction           Title, Interest Rate and Maturity             Number of Shares or Contracts      Nature of Transaction
   Date              Date of Security or Futures Contract               And Principal Amount            (i.e., Buy or Sell)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


        Transaction                 Broker, Dealer,
            Price                     Bank or FCM

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each year for PIMCO Funds Distributors LLC.

                                     SIGNED:
                                                 ------------------------------
                                     PRINT NAME:
                                                 ------------------------------
                                     DATE:
                                                 ------------------------------

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                   Appendix IX

                            PRECLEARANCE REQUEST FORM
                            -------------------------


         This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

         No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.




(1)      Your Name:                                                        _____________________________________

(2)      If the Investment Transaction will be in someone else's name or
         in the name of a trust, the name of that person or trust:         _____________________________________

         The relationship of that person or trust to you:                  _____________________________________

(3)      Name of the firm (E.G., broker, dealer, bank, futures commission merchant) through which the Investment Transaction will be
         executed:                                                         ____________________________________

         The relevant account number at that firm:                         ____________________________________

(4)      Issuer of the Security or identity of the Futures Contract for
         which preclearance is requested:                                  ____________________________________

         The relevant CUSIP number or call symbol:                         ____________________________________

(5)      The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face amount of the Fixed Income Securities for which preclearance is requested:  ____________________________________

(6)      The type of Investment Transaction for which preclearance is
         requested (check all that apply):                                 ____

Purchase          ___ Sale         ____ Market

Order                                                                      ____

Limit Order (Price Of Limit Order:_______)

            PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a) Do you possess material nonpublic information regarding the Security or Futures Contract identified above or regarding the issuer of that Security?
____ Yes             ____ No

(b) Is the Security or Futures Contract identified above held by any PIMCO Advisory Client or is it a Related Security (as defined in the PIMCO
         Code)?
____ Yes             ____ No



--------------------------
(1) Preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(c) Is there a pending buy or sell order on behalf of a PIMCO Advisory Client for the Security or Futures Contract identified above or for a
     Security for which the Security identified above is a Related Security?
____ Yes              ____ No

(d) Do you intend or do you know of another's intention to purchase or sell the Security or Futures Contract identified above, or a Security for which the Security identified above is a Related Security, on behalf of a PIMCO Advisory Client?
____ Yes              ____ No

(e) Has the Security or Futures Contract identified above or a Related Security been considered for purchase by a PIMCO Advisory Client within the most recent 15 days? (Note: rejection of any opportunity to purchase the Security or Futures Contract for an Advisory Client would require an affirmative response to this question.)
____ Yes              ____ No

(f) If you are a Portfolio Employee, is the Security being acquired in an Initial Public Offering?(2)
____ Yes              ____ No

(g) If you are a Portfolio Employee, are you acquiring or did you acquire Beneficial Ownership of the Security in a Private Placement?(3)
____ Yes              ____ No

(h) If you are seeking preclearance of a purchase or sale of Securities, have you purchased or sold the same or similar Securities, or have you acquired or disposed of a Beneficial Ownership interest in the same or similar Securities, within the past 60 calendar days?(4)
____ Yes              ____ No


BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.


---------------------------------------------------
                  Employee Signature



---------------------------------------------------
                 Print or Type name



---------------------------------------------------
                   Date Submitted

(2) Under the PIMCO Code, Portfolio Employees generally are not permitted to acquire Securities in an Initial Public Offering.

(3) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.

(4) Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in

Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.



You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


            -------------------------------------------------
                          Compliance Officer


            -------------------------------------------------
                         Date of Authorization

                                   APPENDIX X

                               COMPLIANCE OFFICERS

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                                 March 31, 2000



             PIMCO's Compliance Officers, as of March 31, 2000, are:


                                Denise C. Seliga
                           (Chief Compliance Officer)

                               Mohan V. Phansalkar

                               Ernest L. Schmider

                                 Richard M. Weil

                                                               EXHIBIT (p)(1.15)


                         SMITH BARNEY ASSET MANAGEMENT
                               CODE OF ETHICS AND
                           PERSONAL TRADING POLICIES


I.   STATEMENT OF PRINCIPLES

Employees of Smith Barney Asset Management ("SBAM") owe a duty to SBAM's mutual funds and managed account clients. Employees must place the interests of those funds and clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interest of fund shareholders and managed account clients. In their personal securities transactions, employees must not take inappropriate advantage of their positions. All securities transactions shall adhere to the requirements of this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an individual's position of trust and responsibility.

II.  APPLICABILITY

This Code applies to all employees of Smith Barney Inc. ("SB") and its advisory affiliates(1) assigned or reporting to SBAM. Each employee subject to this code is considered an "advisory employee" and must comply with all of the Code's terms unless otherwise indicated. Certain advisory employees also are considered "mutual fund covered persons" and are subject to certain additional restrictions outlined in the codes of ethics of the mutual funds for which they are considered "covered persons.(2)" Certain advisory employees who are unlikely to have knowledge of trades in client accounts also may be identified as "administrative employees," and, as such, will be eligible to rely upon certain exceptions outlined in this Code. SBAM's Compliance Department will notify employees as to whether they are advisory employees, administrative employees, or mutual fund covered persons.

The personal trading policies, procedures and restrictions outlined below also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have BENEFICIAL OWNERSHIP. This includes accounts of any immediate family members sharing the same household as the employee and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A.

These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by an SBAM advised account or fund. The restrictions also apply to securities that are "related" to a security being purchased or sold by an SBAM advised account or fund. A "related security" is one the value of which is based upon the value of another security (E.G., a warrant, option, unit, convertible).

Employees are reminded that they also are subject to other Salomon Smith Barney ("SSB") policies, including policies on insider trading and the purchase and sale of securities listed on the SSB restricted list. EMPLOYEES MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE ISSUER OR THE MARKET FOR THOSE SECURITIES OR COMMODITIES, EVEN IF THE EMPLOYEE HAVE SATISFIED ALL OTHER REQUIREMENTS OF THIS CODE.


----------------------------
(1) Advisory affiliates include, but are not limited to, Smith Barney Global Capital Management, Travelers Investment Management Company, Mutual Management Corp., Smith Barney Strategy Advisors, and Travelers Investment Adviser.

(2) Each covered person is required to read and be familiar with the mutual fund codes of ethics adopted by the funds for which the employee is deemed a covered person. To the extent that the mutual funds' codes of ethics and personal trading policies are stricter than this Code, the mutual funds' codes of ethics shall also apply. For ease of reference, the standard Smith Barney Mutual Fund Code of Ethics restrictions have been incorporated into this Code.

III. ENFORCEMENT

In the first instance, it is the responsibility of each employee to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this Code of Ethics. The firm takes seriously its obligation to monitor the personal trading activities of asset management employees. Any violation of this Code of Ethics will be considered serious, and may result in disciplinary action, which may include disgorgement of profits, monetary fine, or censure, suspension or termination of employment.

IV.  PERSONAL TRADING POLICIES, PROCEDURES AND RESTRICTIONS

A. BROKERAGE ACCOUNTS AT SSB. All employee brokerage accounts (including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and other accounts over which the employee and/or spouse exercise control) must be maintained at SSB. For spouses or other persons who by reason of their employment are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the SBAM Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the employee's designated supervisor or compliance officer ("Compliance Coordinator").
     (3) REMINDER: PRE-APPROVAL OF SECURITIES TRANSACTIONS IN THE
     SPOUSE'S ACCOUNT AND OTHER ACCOUNTS FOR WHICH THE EMPLOYEE IS DEEMED TO HAVE BENEFICIAL OWNERSHIP ARE REQUIRED UNDER SECTION IV.C. BELOW.

     The following types of accounts need not be maintained at SSB, nor are they subject to the pre-approval, trading and other restrictions of this Code:

     1. Accounts at outside mutual funds that hold only fund shares purchased directly from that fund company.

     2. Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. THE EMPLOYEE MUST DIRECT THE TRUSTEE/BANK TO FURNISH COPIES OF CONFIRMATIONS AND STATEMENTS TO THE EMPLOYEE'S COMPLIANCE COORDINATOR.

     3. Fully discretionary accounts managed by an external registered investment adviser are permitted to be custodied away from SSB if (i) the employee receives permission from SBAM's Director of Compliance and SBAM's CAO, and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the employee's Compliance Coordinator.(4)

     4. Employees may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (E.G., dividend reinvestment plans). Employees must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to their Compliance Coordinator.

B. SECURITY HOLDING PERIOD. Securities purchased must be for investment purposes rather than for the generation of short-term trading profits. Consequently, securities purchased must be held for at least 60 days, calculated on a First In, First Out ("FIFO") basis. If an employee sells a security in violation of this 60-day holding period, the trade may be canceled. On a canceled trade, the employee will be required to absorb any loss and disgorge any profit. In addition, the employee may be subject to disciplinary action.


----------------------------

(3) SBAM's Compliance Department will notify each employee of his or her applicable Compliance Coordinator.

(4) The provisions of this Code also will not apply to fully discretionary employee managed accounts custodied at SSB if (i) the employee receives permission from SBAM's Director of Compliance, and (ii) there is no communication between the employee and the manager with regard to investment decisions prior to execution.

     - Exceptions to the 60-day holding period may be granted upon the approval of both SBAM's CAO and Director of Compliance upon proof of
          (i) unusual and/or unforeseen circumstances relating to the employee (E.G., medical bills, personal hardship), or (ii) extenuating circumstances relating to the security (E.G., a sharp decline in the price of the security or a change in SSB's research rating from a buy to a sell).

C.   PRE-APPROVAL/CERTIFICATION

     1. Every employee of SBAM is required to file with his or her Compliance Coordinator either a pre-approval or pre-certification form prior to effecting any personal securities transactions. The type of form to be filed depends upon the employee's position within SBAM:

     - PRE-APPROVAL FORM FOR ADVISORY EMPLOYEES: Attached as Exhibit B, this form is to be used for personal securities transactions for all advisory employees, other than mutual fund covered persons and administrative employees. Employees filing this form may not trade in a security until this form has been approved by the Compliance Coordinator. Persons required to use this form will be identified by SBAM's Compliance Department.

     - PRE-APPROVAL FORM FOR MUTUAL FUND COVERED PERSONS: Attached as Exhibit C, this form is to be used for all mutual fund covered persons. The employee may not trade in a security until this form has been approved by the Compliance Coordinator. Persons required to use this form will be identified by SBAM's Compliance Department.

     - ADMINISTRATIVE EMPLOYEE TRADE CERTIFICATION: Attached as Exhibit D, this form may be used by administrative employees. This form must be submitted to the Compliance Coordinator prior to engaging in a transaction. Persons eligible to use this form will be identified by SBAM's Compliance Department.

     2. The pre-approval/pre-certification is valid for the day of approval only. New forms must be filed for transactions on each subsequent day.

     3. Any trade that violates the pre-approval/pre-certification process may be broken at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

D.   CONFLICTS/BLACKOUT PERIODS

     1. For trades by all advisory employees other than administrative employees, the Compliance Coordinator will determine whether any relevant conflicts exist as described below, depending upon the employee's role and location.(5) For mutual fund covered persons and all portfolio managers, the Compliance Coordinator will determine whether any blackout periods apply. For all advisory employees to which no blackout periods apply (other than administrative employees), the Compliance Coordinator will ensure that the employee does not pay/receive a better price for the security on that day than the average price paid/received by accounts identified by the SBAM Compliance Department as within the employee's range of potential conflict (E.G., accounts managed in the program to which the employee is assigned or in the same geographical vicinity as the employee's work station or office). Notwithstanding pre-approval, if subsequent to the employee's purchase or sale it is determined that the employee paid/received a price better than the average price paid/received by such accounts on the same day as the employee's transaction, the employee will be required to pay the difference.

          - EXCEPTION: An employee will not be required to pay the difference between his or her price and the average price paid by clients if the difference is DE MINIMIS. For purposes of this paragraph, DE MINIMIS means the GREATER of (i) $50 or (ii) 1% of the excess of the average price over the

----------------------
(5) The Compliance Coordinator shall take whatever steps he or she deems necessary to determine whether any conflicts exist, including contracting the appropriate trading desks.

               price paid by the employee.

     2. A Mutual Fund Covered Person may not effect transactions involving securities in which the applicable Fund (the Fund for which he or she is considered a "Covered Person") is effecting transactions, for a period of one business day before or after the Fund's transaction. Any violation of this provision will require the employee's trade to be unwound, with the employee disgorging any resulting profit.

     3. In addition, a portfolio manager may not effect transactions involving a security in which any account that he or she manages (MUTUAL FUND or MANAGED ACCOUNT) is effecting transactions for a period of seven calendar days before or after the date of the account's transaction. Any violation of this provision will require the portfolio manager's trade to be unwound, with the portfolio manager absorbing any resulting loss and disgorging any resulting profit.

     4. No advisory employee shall recommend or effect any securities transaction for any client account (including mutual funds) without having disclosed to the appropriate legal group (E.G., mutual funds legal, investment advisory legal), which will take further action as necessary, his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          (1) his or her direct or indirect beneficial ownership of any securities of such issuer;

          (2)  any contemplated transaction by such person in such securities;

          (3)  any position with such issuer or its affiliates;

          (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has significant interests; and

          (5) any factors about the transaction that are potentially relevant to a conflict of interest analysis.

E.   EXCEPTIONS

     1. EXCEPTED SECURITIES: Sections IV.C and IV.D of this Code (pre-approval, pre-certification, blackouts and conflicts) do not apply to transactions in the following types of securities: open-end mutual funds, unit investment trusts, U.S. government securities, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments. PRE-APPROVAL/CERTIFICATION ALWAYS IS REQUIRED FOR CLOSED-END FUNDS.

     2. LARGE CAP/DE MINIMIS: Section IV.D of this Code (blackouts and conflicts) shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $3 billion and is listed on a U.S. stock exchange or NASDAQ. PRE-APPROVAL/CERTIFICATION IS STILL REQUIRED.

          - Under certain circumstances, the Compliance Department may determine that an employee may not rely upon the Large Cap/De Minimus exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

     3. OTHER EXCEPTIONS: Exceptions to Section IV other than those described above will be granted only in rare circumstances, and then only with the written approval of the SBAM Director of Compliance and the SBAM Chief Investment Officer or designee (and, in the case of mutual funds, the Chairman of the Board of Directors of the applicable fund). Exceptions may be granted only when the SBAM Director of Compliance and the SBAM Chief Investment Officer or designee (and, as applicable, the Chairman of the applicable fund) believe that the potential for conflict is remote. The SBAM Compliance Department will maintain copies of all written approvals, which should describe the circumstances surrounding and the justification for granting the exception. Fund boards should be notified at least annually regarding any exceptions that have been granted for mutual fund covered persons.

F.   PROHIBITED TRANSACTIONS: TRANSACTIONS IN OPTIONS AND FUTURES (6)

     1.   The following are PROHIBITED transaction:

     a.   Day trading.

     b. The purchase of private placements (any exception requires approval by SBAM's Chief Administrative Officer or designee and the SBAM General Counsel).

     c. The purchase of new issues of corporate securities (including IPOs and hot issue syndicate offerings) on the offering are prohibited. (New issues of municipal debt securities may be purchased subject to the other requirements of this code (E.G. preclearance)). This provision is not intended to prevent an employee from purchasing shares issued by a bank or insurance company as a result of demutualization, if the employee is entitled to purchase shares by virtue of being a depositer or policyholder.

     2. Employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and forwards on such commodities. Transactions in these products must be effected through accounts maintained at SSB. These transactions must comply with all of the policies and restrictions described in this Code, including blackout periods, and the 60-day holding period. The 60-day holding period does not apply to individual stock options that are a part of a hedged position where the underlying stock has been held for more than 60-days.

G. DIRECTORSHIPS. Directorships (other than related to civic, religious or charitable activities) are prohibited. Permission to sit on a board of directors (other than a civic, religious or charitable board) must be obtained from the SSB Corporate Compliance Department. Directorships on condominium/residential co-op boards are permitted without prior approval. Mutual fund "covered persons" may hold directorships in "covered companies" as defined in the applicable mutual fund code of ethics.(7)

H. GIFTS. No person subject to this Code shall accept or allow a close family member to accept a gift of more than $100 per donor year, or a favor or preferential treatment, from any person or entity that does business with SBAM or does business with or on behalf of any mutual fund advised by SBAM or its affiliates.

V.   TRAVELERS GROUP INC. SECURITIES

A. Employees may purchase securities of Travelers Group at any time so long as the employee does not have any material non-public information about Travelers Group at the time of the trade. Employees may purchase for investment purposes only. Accordingly, all purchases are subject to the 60-day holding period.

B. The following are PERMITTED TRANSACTIONS with respect to Travelers Group securities:

     1.   Short sales against the box.

     2. The use of puts and calls as part of a strategy to hedge a long position.

     3.   Purchases of calls and sales of puts.

C. The following are PROHIBITED TRANSACTIONS with respect to Travelers Group securities:

     1.   Short sales (other than against the box).

     2.   Sales of naked call options.


------------------------------
(6) See Section V of these Policies for permitted and prohibited transactions with respect to Travelers Group securities.

(7) Covered companies generally are the Smith Barney mutual funds. Smith Barney Inc., Mutual Management Corp., and any of Smith Barney's subsidiaries or affiliates that acts as advisor for Smith Barney mutual funds.

     3.   Purchases of puts for speculative purposes.

     4.   Any transactions related to the hedging of unvested CAP shares.

VI.  UNIT TRUST CODE (APPLICABLE TO ALL UNIT TRUST EMPLOYEES)

In addition to the personal trading policies indicated in Sections IV and V above, all employees assigned to the Unit Trust Department are prohibited from transacting in any security when a SSB-sponsored Unit Trust portfolio is buying the same (or related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.

     -    LARGE CAP/DE MINIMIS EXCEPTION: The blackout provisions of this section VI shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 fewer shares in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price or share) greater than $3 billion and is listed on a U.S. stock exchange or NASDAQ. PRE-APPROVAL IS STILL REQUIRED.

          - Under certain circumstances, the Compliance Department may department that an employee may not rely upon the Large Cap/De Minimis exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

VII. HANDLING OF DISGORGED PROFITS

Any amounts that are paid by an employee under this policy shall be paid by SBAM over to one or more charities. Amounts paid may be aggregated by SBAM and paid to such charity or charities at the end of each year.

VIII. ACKNOWLEDGMENT

All new SBAM employees shall certify that they have received a copy of this Code, and have read and understood its provisions. All SBAM employees will be asked annually to certify that they have read and understood this Code, compiled with its principles, and disclosed or reported all personal securities transactions which are required by this Code to be disclosed or reported.

IX.  CONFIDENTIALITY

All information obtained from any person covered by this Code of Ethics shall be kept in strict confidence, except that such information will be made available to the Securities or Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

X.   OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any person subject hereto from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by SSB, its affiliates and subsidiaries.

XI.  RETENTION OF RECORDS

All pre-approval forms and other records relating to personal securities transactions should be maintianed for a total of six years, the first two on-site.

XII. QUESTIONS

Any questions about this Code of Ethics should be directed either to the applicable Compliance Coordinator or SBAM's Director of Compliance.

(5/98)

                                                                       EXHIBIT A


                      EXPLANATION OF BENEFICIAL OWNERSHIP


     You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "PECUNIARY INTEREST" in the Securities.

     You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly to profit or share in any profit derived from a transaction in the Securities.

     The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

     You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership." For purposes of the attached Code, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                                                                       EXHIBIT B


                     SMITH BARNEY ASSET MANAGEMENT ("SBAM")
                                 EMPLOYEE TRADE
                  PRE-APPROVAL FORM FOR ADVISORY EMPLOYEES(1)
                                    (PAGE 1)

INSTRUCTIONS:
- ALL ADVISORY EMPLOYEES SHOULD SUBMIT THIS FORM TO THEIR COMPLIANCE COORDINATOR PRIOR TO PLACING A TRADE. THE COMPLIANCE COODINATOR WILL NOTIFY THE EMPLOYEE AS TO WHETHER OR NOT PRE-CLEARANCE IS GRANTED. PRE-CLEARANCE IS EFFECTIVE ONLY ON THE DATE GRANTED.
- PORTFOLIO MANAGERS MUST COMPLETE BOTH SIDES OF THIS FORM. ALL OTHER EMPLOYEES NEED ONLY COMPLETE THIS SIDE.

1. EMPLOYEE INFORMATION
--------------------------------------------------------------------------------
EMPLOYEE NAME
--------------------------------------------------------------------------------
EMPLOYEE PHONE NUMBER
--------------------------------------------------------------------------------
ACCOUNT TITLE
--------------------------------------------------------------------------------
ACCOUNT NUMBER:
--------------------------------------------------------------------------------



II.  SECURITY INFORMATION

-------------------------------------------------------------------------------------------------------
                SECURITY TYPE (E.G.,                         IF SALE, DATE    NO.             LARGE CAP
SECURITY NAME   COMMON STOCK           TICKER    BUY/SELL    BOUGHT(2)        SHARES/UNITS    STOCK?(3)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

III.  Are you a Portfolio Manager?
          / / Yes (Complete Reverse Side)  / / No (Complete Certification Below)

IV.  CERTIFICATION

I certify that I will not effect the transaction(s) described above until and unless pre-clearance approval is obtained from the Compliance Coordinator. I further certify that, except as described on an attached page, to the best of my of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SBAM. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.


-------------------------------------------------------------
SIGNATURE                                         DATE


--------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
--------------------------------------------------------------------------------
PRE-CLEARANCE GRANTED?    / / YES  / / NO     TIME:           DATE:
--------------------------------------------------------------------------------
           SIGNATURE:
--------------------------------------------------------------------------------

---------------------------

(1)  Other than Mutual Fund Covered Persons and Administrative Employees.

(2)  All securities sold must have been held for at least 60 days.

(3) For purposes of SBAM's personal trading policies, a large cap stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $3 billion.

                                                                       EXHIBIT B


                     SMITH BARNEY ASSET MANAGEMENT ("SBAM")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION


ALL PORTFOLIO MANAGERS MUST ANSWER THE FOLLOWING QUESTIONS IN ORDER TO OBTAIN PRECLEARANCE. ALL QUESTIONS MUST BE ANSWERED OR THE FORM WILL BE RETURNED. IF A QUESTION IS NOT APPLICABLE, PLEASE INDICATE "N/A."

1. Do you intend to purchase or sell the securities listed (or related securities) for any client accounts in the next seven calendar days?

                        Yes / /      No / /

2. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?

                        Yes / /      No / /

3. Do any of your client accounts currently own the securities (or related
securities)?            Yes / /      No / /

     3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

4. Have you, in the past 7 calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts?

                        Yes / /      No / /

     4a. If yes, and you are purchasing securities for you personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


CERTIFICATION

I certify that I will not effect the transaction(s) described above until and unless pre-clearance approval is obtained from the Compliance Coordinator. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SBAM. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

--------------------------------------------------------------------------
Signature                                         Date

--------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
--------------------------------------------------------------------------------
PRE-CLEARANCE GRANTED?  YES / /    NO / /      TIME:           DATE:
--------------------------------------------------------------------------------
      SIGNATURE:
--------------------------------------------------------------------------------

                                                                       EXHIBIT C


                     SMITH BARNEY ASSET MANAGEMENT ("SBAM")
                                 EMPLOYEE TRADE
                             PRE-APPROVAL FORM FOR
                          MUTUAL FUND COVERED PERSONS
                                    (PAGE 1)


INSTRUCTIONS:
-    ALL MUTUAL FUND COVERED PERSONS SHOULD SUBMIT THIS FORM TO THEIR
     COMPLIANCE COORDINATOR PRIOR TO PLACING A TRADE. THE COMPLIANCE COORDINATOR WILL NOTIFY THE EMPLOYEE AS TO WHETHER OR NOT PRE-CLEARANCE IS GRANTED. PRE-CLEARANCE IS EFFECTIVE ONLY ON THE DATE GRANTED.
- PORTFOLIO MANAGERS MUST COMPLETE BOTH SIDES OF THIS FORM. ALL OTHER EMPLOYEES NEED ONLY COMPLETE THIS SIDE.



I. EMPLOYEE INFORMATION

-------------------------------------------------------------------------------
EMPLOYEE NAME:                                       PHONE NUMBER:
-------------------------------------------------------------------------------
ACCOUNT TITLE:
-------------------------------------------------------------------------------
ACCOUNT NUMBER:
-------------------------------------------------------------------------------
FUND(S) FOR WHICH EMPLOYEE IS A COVERED PERSON:

II. SECURITY INFORMATION

-------------------------------------------------------------------------------------------------------
                SECURITY TYPE (E.G.,                          IF SALE, DATE  NO.           LARGE CAP
SECURITY NAME   COMMON STOCK, ETC.)     TICKER    BUY SELL    BOUGHT(1)      SHARES/UNITS  STOCK?(2)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

III. Are you a Portfolio Manager?
        / / Yes (Complete Reverse Side)   / / No (Complete Certification Below)


IV. CERTIFICATION

I certify that I will not effect the transaction(s) described above until and unless pre-clearance approval is obtained from the Compliance Coordinator. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SBAM (including mutual funds managed by SBAM or any of its affiliates ("SB Mutual Funds")). I further certify that, to the best my knowledge, there are no pending orders for any security listed above or any related securities for any SB Mutual Fund for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding personal securities transactions (including the SB Mutual Funds Code of Ethics).


--------------------------------------------------------------------------
Signature                                         Date


--------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
--------------------------------------------------------------------------------
PRE-CLEARANCE GRANTED?  YES / /    NO / /      TIME:           DATE:
--------------------------------------------------------------------------------
      SIGNATURE:
--------------------------------------------------------------------------------

----------------------------
(1)  All securities must have been held for at least 60 days.
(2) For purposes of SBAM's personal trading policies, a large cap stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $3 billion.

                                                                       EXHIBIT C


                     SMITH BARNEY ASSET MANAGEMENT ("SBAM")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION


ALL PORTFOLIO MANAGERS MUST ANSWER THE FOLLOWING QUESTIONS IN ORDER TO OBTAIN PRECLEARANCE. ALL QUESTIONS MUST BE ANSWERED OR THE FORM WILL BE RETURNED. IF A QUESTION IS NOT APPLICABLE, PLEASE INDICATE "N/A."

1. Do you intend to purchase or sell the securities listed (or related securities) for any client accounts in the next seven calendar days?

                        Yes / /      No / /

2. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?

                        Yes / /      No / /

3. Do any of your client accounts currently own the securities (or related
securities)?            Yes / /      No / /

     3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

4. Have you, in the past 7 calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts?

                        Yes / /      No / /

     4a. If yes, and you are purchasing securities for you personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

CERTIFICATION

I certify that I will not effect the transaction(s) described above until and unless pre-clearance approval is obtained from the Compliance Coordinator. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SBAM (including mutual funds managed by SBAM or any of its affiliates ("SB Mutual Funds")). I further certify that, to the best my knowledge, there are no pending orders for any security listed above or any related securities for any SB Mutual Fund for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding personal securities transactions (including the SB Mutual Funds Code of Ethics).


--------------------------------------------------------------------------
Signature                                         Date


--------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
--------------------------------------------------------------------------------
PRE-CLEARANCE GRANTED?  YES / /    NO / /      TIME:           DATE:
--------------------------------------------------------------------------------
      SIGNATURE:
--------------------------------------------------------------------------------

                                                                       EXHIBIT D


                     SMITH BARNEY ASSET MANAGEMENT ("SBAM")
                  ADMINISTRATIVE EMPLOYEE TRADE CERTIFICATION


INSTRUCTIONS: THIS FORM MAY BE USED ONLY BY CERTAIN ADMINISTRATIVE EMPLOYEES OF SBAM AS DETERMINED BY THE SBAM COMPLIANCE DEPARTMENT. THIS FORM MUST BE SUBMITTED TO THE COMPLIANCE COORDINATOR PRIOR TO EXECUTING A TRADE.


I.   EMPLOYEE INFORMATION

-------------------------------------------------------------------------------
EMPLOYEE NAME
-------------------------------------------------------------------------------
EMPLOYEE PHONE NUMBER
-------------------------------------------------------------------------------
ACCOUNT TITLE
-------------------------------------------------------------------------------
ACCOUNT NUMBER
-------------------------------------------------------------------------------


II.  SECURITY INFORMATION

------------------------------------------------------------------------------------------------------
                 SECURITY TYPE (E.G.,                                 IF SALE, DATE        MAX. NO.
SECURITY NAME    COMMON STOCK, ETC.)       TICKER        BUY/SELL        BOUGHT         SHARES/UNITS
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

III. EMPLOYEE QUESTIONNAIRE AND CERTIFICATION
------------------------------------------------------------------------------------------------------
1. To your knowledge, are there any outstanding purchase or sell orders for these securities or related securities(1) by any advisory client (including mutual Yes
No funds) of SBAM?                                                                    / /        / /
------------------------------------------------------------------------------------------------------
2. To your knowledge, are the securities or related securities being considered for   Yes        No
purchase or sale by any advisory client (including mutual funds) of SBAM?             / /        / /
------------------------------------------------------------------------------------------------------
3. Are the securities being acquired in an offering of new corporate securities       Yes        No
(e.g., an IPO)? (Note: Purchases of IPOs generally are prohibited.)                   / /        / /
------------------------------------------------------------------------------------------------------
4. Are the securities being acquired in a private placement?                          Yes        No
                                                                                      / /        / /
------------------------------------------------------------------------------------------------------
5. If this transaction involves a sale of securities, have the securities been held   Yes        No
for less than 60 days?(2)                                                             / /        / /
------------------------------------------------------------------------------------------------------

IF YOU HAVE ANSWERED "YES" TO ANY QUESTION ABOVE, YOU CANNOT USE THIS FORM. PLEASE SEE YOUR COMPLIANCE
COORDINATOR.


CERTIFICATION

I certify that I have truthfully answered all the questions above and that the contemplated transactions are consistent with all SBAM policies regarding employee personal trading.


--------------------------------------------------------------------------------
SIGNATURE                                                        DATE

------------------------------------------------------------------
COMPLIANCE COORDINATOR INITIALS:                  DATE:
------------------------------------------------------------------


-------------------------------------
(1) Securities issued by the same entity as the issuer of the security, and all derivative instruments such as options and warrants.
(2)  All securities sold must have been held for at least 60 days.

                                                               EXHIBIT (p)(1.16)



                                [GRAPHIC OMITTED]

                                 CODE OF ETHICS
                                 --------------


          SECURITY CAPITAL GLOBAL CAPITAL MANAGEMENT GROUP INCORPORATED
             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED


         This Code of Ethics supplements the Compliance Procedures section of the Security Capital Group Incorporated Company Policy Online Manual and the Security Capital Markets Group Incorporated and Security Capital Global Capital Management Group Incorporated Supervisory Procedures Manual, each available electronically and in print.

         The Code of Ethics sets forth both general principles and specific prohibitions that you will be required to comply with.

         Please review the Code of Ethics carefully and return a signed copy of the Access Person Certification Form to the Chief Compliance Officer. Questions regarding the Code of Ethics should be directed to the Chief Compliance Officer.

                                 SEPTEMBER 1999



                                [GRAPHIC OMITTED]

                                 CODE OF ETHICS
                                 --------------

                              FOR ACCESS PERSONS OF

         SECURITY CAPITAL GLOBAL CAPITAL MANAGEMENT GROUP INCORPORATED
             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED

I.       OVERVIEW.

         A.       GOVERNANCE.

                           This Code of Ethics (the "Code") has been adopted by
                  the Boards of Directors of Security Capital Global Capital Management Group Incorporated ("GCMG"), Security Capital Real Estate Mutual Funds Incorporated ("SC-REMFs"), and Security Capital Preferred Growth Incorporated ("SC-PG") (together, the "Companies"). The Code establishes rules of conduct for all "Access Persons", as defined below.

         B.       SUPPLEMENTAL TO POLICY MANUAL AND SUPERVISORY PROCEDURES
                  MANUAL.

                           The Code supplements, and does not supersede, the
                  Security Capital Group Incorporated ("Security Capital") Company Policy Online Manual and the Security Capital Markets Group Incorporated and GCMG Supervisory Procedures Manual ("Supervisory Procedures Manual") (together, where applicable, the "Manuals"). Notwithstanding the foregoing, the time during which Access Persons can buy or sell securities of any publicly traded real estate company managed or controlled, directly or indirectly, by Security Capital or its affiliates is governed by the Code and not the Manuals. The Manuals hereby are incorporated by reference.

         C.       APPLICABILITY.

                  INDEPENDENT DIRECTORS OF SC-REMFS AND SC-PG (TOGETHER, THE "FUNDS") MUST COMPLY WITH SECTION III. OF THE CODE (PROHIBITED TRANSACTIONS AND PRACTICES), BUT ARE NOT SUBJECT TO SECTION
                  IV. (CONDITIONAL TRANSACTIONS), SECTION VI. (PRECLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS), OR SECTION VIII. (SHARE OWNERSHIP REPORT) OF THE CODE. Furthermore, the Code does not apply to the directors, officers and general partners of entities for which GCMG serves as a subadviser.

II.      STATEMENT OF GENERAL PRINCIPLES.

         A.       DEFINITION OF "ACCESS PERSON".

                           In general, an Access Person is (i) an employee of
                  any of the Companies (or a company in a control relationship with any of the Companies) who generally makes or participates in decisions or obtains information regarding securities transactions on behalf of any of the Companies or their investors, (ii) an officer or director of any of the Companies, (iii) a natural person in a control relationship with any of the Companies or their investors who obtains information concerning recommendations regarding securities transactions, or (iv) any other person designated by the Chief Compliance Officer. Persons who solely assist in the preparation of public reports or receive public reports, while not having information regarding CURRENT recommendations or trading, or who inadvertently and infrequently obtain knowledge of current recommendations or trading, do not constitute Access Persons. A list of Access Persons is attached as an exhibit to the Supervisory Procedures Manual.

         B.       GENERAL PRINCIPLES.

                           The general fiduciary principles that govern the
                  personal trading activities of Access Persons are as follows:

o                 -   All purchases or sale of securities, whether by an Access
                      Person or his/her "Immediate Family"(1) ("Securities
                      Transactions"), must be conducted in a manner which does not interfere with portfolio transactions on behalf of any clients of GCMG or GCMG (Europe) ("Advisory Clients") or investors in the Funds so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

                  - At all times the interests of Advisory Clients and investors in the Funds must be placed first.

                  - The fundamental standard that Access Persons should not take inappropriate or unfair advantage of their relationship with Advisory Clients or investors in the Funds is paramount.

                           Access Persons must adhere to these general
                  principles as well as comply with the Code's specific provisions.

III.     PROHIBITED TRANSACTIONS AND ACTIVITIES.

-------------------
(1) "Immediate Family" includes any of the following persons residing in the same household as the Access Person: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

         A.       ACCESS PERSONS WHO ARE NOT INDEPENDENT DIRECTORS.

                  An Access Person who is not an independent director MAY NOT:

                  1. Purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct "Beneficial Interest", as defined below, and which he/she knows at the time of such transaction is being purchased or sold or considered for purchase or sale on behalf of an Advisory Client or by a Fund. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person receives information that would lead such person in his/her normal course of business to consider making such a recommendation.

                     A person generally is deemed to have a Beneficial
                  Interest in securities if: (i) the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities, AND/OR (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; AND (ii) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities if the person has the right to acquire a Beneficial Interest in the security within 60 days, including any right to acquire the security through the exercise of any option, warrant or right; the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

                  2. Recommend any Securities Transaction to an Advisory Client or with respect to a Fund without having disclosed his/her interest, if any, in such securities or the issuer of the securities, including without limitation:

                     (i). such person's direct or indirect Beneficial Interest in any securities of such issuer;

                     (ii). any contemplated transaction by such person in such securities;

                     (iii). any position with such issuer or its affiliates; OR

                     (iv). any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  3. Directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by an Advisory Client or with respect to a Fund:

                     (i). employ any device, scheme or artifice to defraud an Advisory Client or the Fund;

                     (ii). make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; OR

                     (iii). engage in any act, practice or course of business
                            that operates or would operate as a fraud or deceit upon an Advisory Client or a Fund.

                  4. Purchase securities offered in an initial public offering or a private placement without the prior approval of Security Capital's Legal Department.

                  5. Purchase or sell securities of any public real estate company (whether traded on an exchange within or outside the United States), except as set forth in Section IV.A.1 below and the Manuals.

         B.       INDEPENDENT DIRECTORS.

                     Independent directors of the Funds may not purchase
                  securities issued by Security Capital or its affiliates.

IV.      CONDITIONAL TRANSACTIONS.

         A.       TRADING BY ACCESS PERSONS.

                  Access Persons may engage in the following trading activities:

                  1. Purchase securities of any public real estate company managed or controlled, directly or indirectly, by Security Capital, upon the condition that:

                     (i). preclearance is obtained from the Chief Compliance Officer;

                     (ii). such purchase occurs only during a period of time stipulated by such affiliated company (window periods) (in addition, Access Persons with titles of Senior Vice President and above and their respective assistants also must obtain prior clearance from Security Capital's Legal Department); AND

                     (iii). within five (5) business days following the date of such purchase, a copy of the trade confirmation or comparable documentation is provided to the Chief Compliance Officer.

                  2. Sell securities of any public real estate company managed or controlled, directly or indirectly, by Security Capital upon the condition that:

                     (i). preclearance is obtained from the Chief Compliance Officer;

                     (ii). such sale occurs only during a period of time stipulated by such affiliated company (window periods) (in addition, Access Persons with titles of Senior Vice President and above and their respective assistants also must obtain prior clearance from Security Capital's Legal Department); AND

                     (iii). within five (5) business days following the date of such sale a copy of the trade confirmation or comparable documentation is provided to the Chief Compliance Officer.

V.       EXEMPT TRANSACTIONS.

         The prohibitions and conditions described in Sections III. and IV. above shall not apply to:

         A.       Purchases or sales of SC-REMFs shares.

         B. Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, OR (ii) has given discretionary investment authority to an independent third party.

         C. Purchases or sales that are non-volitional on the part of the Access Person.

         D. Purchases that are part of an automatic dividend reinvestment plan.

         E. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

VI.      PRECLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS.

         A.       REQUEST FOR PRECLEARANCE.
                  In order to attempt to obtain preclearance from the Chief Compliance Officer, an Access Person must submit in writing a completed and executed Access Person Preclearance Request Form (Appendix 1), which shall set forth the details of the proposed transaction. Preclearance of the transaction as described on such Form shall be evidenced by the signature of the Chief Compliance Officer thereon. The Chief Compliance Officer shall retain a copy with all required signatures and a copy placed in the Access Person's file.

         B.       CONDITIONS TO BE SATISFIED.

                  Upon written request from an Access Person as provided in
         Section VI.A. above, the Chief Compliance Officer shall have the sole discretion to preclear a personal Securities Transaction, without being required to specify any reason for such determination. The Chief Compliance Officer shall make such determination in accordance with the following:

                  1. Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, OR (ii) has given discretionary investment authority to an independent third party.

                  2. Purchases or sales that are non-volitional on the part of the Access Person.

                  3. Purchases that are part of an automatic dividend reinvestment plan.

                  4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

                  Purchases and sales of SC-REMFs shares are expressly permitted and need not be precleared with the Chief Compliance Officer.

         C.       ADDITIONAL FACTORS TO BE CONSIDERED.

                  In addition to the factors set forth in Section VI.B. above, the Chief Compliance Officer may take into account, among other factors, each of the following:

                  1. Whether the amount or nature of the transaction is likely to affect the price or market for the security.

                  2. Whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by an Advisory Client or a Fund.

                  3. Whether the investment opportunity is being offered to the Access Person by virtue of the Access Person's position with one of the Companies.

         D.       COMPLIANCE WITH SECTION 17(j).

                  Preclearance shall be granted by the Compliance Officer only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Investment Company Act of 1940, as amended (the "Act"). To illustrate, a purchase or sale may be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to a Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by a Fund.

         E.       DISCLOSURE BY ACCESS PERSON.

                  If preclearance is granted to an Access Person in accordance with this Code to engage in a Securities Transaction, the Access Person is under an affirmative obligation to disclose that position if such Access Person plays a material role in a subsequent investment decision regarding the same issuer. In such circumstances, investment personnel with no personal interest in the issuer shall review the investment decision to purchase such securities.

                  Preclearance granted to an Access Person in accordance with this Code is only effective for five (5) business days from (and including) the date of such preclearance. If the trade is not made within five (5) business days, a new clearance must be obtained.

VII.     TRANSACTION REPORTING.

         Every Access Person must submit to the Chief Compliance Officer within five (5) business days a copy of the trade confirmation or comparable documentation relating to any trade that, pursuant to this Code (i) is required to be reported to the Chief Compliance Officer, OR (ii) for which preclearance was required.

         In addition, Access Persons (other than independent directors) shall be required to notify the Chief Compliance Officer, or his or her designee, in writing, prior to opening a securities account or placing an initial order for the purchase or sale of securities with any foreign or domestic brokerage firm. Copies of account statements and confirmations with respect to any outside account must be forwarded to the Chief Compliance Officer, or his or her designee, by such brokerage firm. Please refer to the Supervisory Procedures Manual or contact the Chief Compliance Officer with any questions.

         An independent director of a Fund must file a personal securities quarterly transaction report if he/she knows, or in the ordinary course of fulfilling his/her duties should know, that during the 15-day period before or after the director purchases or sells a security, a Fund purchased or sold the same security or such purchase or sale was considered by a Fund or GCMG.

         Finally, beginning with the fourth quarter of 1999, Access Persons (other than independent directors) that do not engage in trading activities during a calendar quarter must provide the Chief Compliance Officer with report confirming such fact.

VIII.    SHARE OWNERSHIP REPORTING.

         Access Persons must provide the Chief Compliance Officer with the following reports, at such times as set forth below.

         A.       INITIAL HOLDINGS REPORT.

                  Access Persons who became affiliated with any of the Companies on or after October 1, 1999 must provide the Chief Compliance Officer with an executed Initial Holdings Report (Appendix 2) no later that 10 days after becoming an Access Person. The Initial Holdings Report must disclose the title, number of shares and principal amount of each security (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) beneficially owned by such person, as well as the name of the broker or bank which maintains the Access Person's account.

         B.       ANNUAL HOLDINGS REPORT.

                  All Access Persons must provide the Chief Compliance Officer with an executed Annual Holdings Report (Appendix 3) on or before December 31st of each year. The information contained in the Report must be current as of a date no more than 30 days before the Report is submitted. The Annual Holdings Report must disclose the title, number of shares and principal amount of each security (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) beneficially owned by such person, as well as the name of the broker or bank which maintains the Access Person's account.

IX.      ADMINISTRATION AND PROCEDURAL MATTERS.

         A.       REVIEW BY THE CHIEF COMPLIANCE OFFICER.

                  The Chief Compliance Officer shall:

                  1. Furnish a copy of this Code to each Access Person and notify each Access Person of his/her obligation to file reports as provided by this Code.

                  2. Supervise the implementation and enforcement of this Code.

                  3. Determine whether any particular Securities Transaction should be exempted pursuant to the provisions of this Code.

                  4. Issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 of the Act and this Code.

                  5. Conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code.

                  6. Cause to be maintained in an easily accessible place, the following records:

                     (i). a copy of any Code adopted to Rule 17j-1 of the Act which has been in effect during the past five
                              (5) years;

                     (ii). a copy of any preclearance, trade confirmation, or report required to be made by any Access Person (during the past five (5) years);

                     (iii). a copy of each report made by the Chief Compliance Officer during the past five (5) years with respect to the Code;

                     (iv). a copy of each Initial Holdings Report and Annual Holdings Report prepared during the past five (5) years;

                     (v). a record of any violation of the Code and of any action taken as a result of such violation (during the past five (5) years); and

                     (vi). a record of all exceptions granted from the Code during the past five (5) years.

         B.       REVIEW OF THE CODE.

                  The Code will be reviewed at least once a year, in light of legal and business developments and experience in implementing the Code, and the Chief Compliance Officer will prepare an annual report to the Boards of Directors of the Companies that:

                  1. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year.

                  2. Identifies any violation of the Code, or the procedures instituted to prevent violations of the Code, requiring significant remedial action during the past year and the remedial action imposed.

                  3. Identifies any exceptions to the Code granted during the past year.

                  4. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

                  5. Certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

X.       SANCTIONS.

         A.       IMPOSITION OF SANCTIONS.

                  If a determination is made that an Access Person has committed a violation of the Code, sanctions may be imposed, or other actions taken, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission ("SEC"), criminal referral, and termination of the employment of the violator for cause. An Access Person also may be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated and shall be forwarded to a charitable organization.

         B.       AUTHORITY.

                  The Chief Compliance Officer has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

         C.       BOARD OF DIRECTORS REPORT.

                  Whenever it is determined that an Access Person has committed a violation of this Code that merits significant remedial action, a report will be presented at the next regularly scheduled meeting of the relevant Board of Directors, providing information relating to the investigation of the violation, including any sanctions as they deem appropriate. Such Board shall have access to all information considered in relation to the case. The Chief Compliance Officer may determine whether to delay the imposition of any sanctions pending review by the applicable Board of Directors.

XI.      CONFIDENTIALITY.

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of Securities Transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory to the extent required by law or regulation.

XII.     OTHER LAWS, RULES AND STATEMENTS OF POLICY.

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person.

XIII.    FURTHER INFORMATION.

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities Transaction, he/she should consult the Chief Compliance Officer.

XIV.     EXCEPTIONS.

         Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis on a finding that the proposed conduct involves negligible opportunity for abuse.

XV.      CERTIFICATION BY ACCESS PERSONS.

         All Access Persons must submit an Access Person Certification Form (Appendix 4) documenting that they have read and understand this Code and recognize that as an Access Person they are subject to the terms of this Code. All Access Persons shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.



Dated:  September 1999

                                                                      APPENDIX 1



                                [GRAPHIC OMITTED]

                     ACCESS PERSON PRECLEARANCE REQUEST FORM

         Chief Compliance Officer:

         On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated September 1999 (the "Code") adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

          (Use approximate dates and amounts of proposed transactions.)

                                                                           NATURE OF
                  PROPOSED                                                TRANSACTION
   NAME OF        DATE OF        NO. OF SHARES OR     DOLLAR AMOUNT     (PURCHASE, SALE,    BROKER/DEALER OR
  SECURITY      TRANSACTION      PRINCIPAL AMOUNT     OF TRANSACTION         OTHER)               BANK           PRICE
-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------
-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------

-------------- --------------- --------------------- ----------------- ------------------- -------------------- --------


                                            Name:______________________________

                                            Title:_____________________________

                                            Entity:____________________________

Date:__________________________             Signature:_________________________

Permission Granted  / /                          Permission Denied  / /

Date:__________________________             Signature:_________________________
                                                      Chief Compliance Officer

                                                                      APPENDIX 2

                                [GRAPHIC OMITTED]

                      ACCESS PERSON INITIAL HOLDINGS REPORT

         Chief Compliance Officer:

         As a condition of my being an Access Person of Security Capital Global Capital Management Group Incorporated, and as required by the Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect beneficial interest.

                             STOCK SYMBOL
         NAME OF            (IF APPLICABLE    NUMBER OF     PRINCIPAL       NAME OF ENTITY
        SECURITY              AND KNOWN)       SHARES        AMOUNT      HOLDING THE SECURITY   ACCOUNT NUMBER
-------------------------- ----------------- ------------ -------------- ---------------------- ---------------
-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------

-------------------------- ----------------- ------------ -------------- ---------------------- ---------------


Please use additional pages if necessary. THIS REPORT MUST BE DATED NO LATER THAN 10 DAYS AFTER BECOMING EMPLOYED.
                                             Name:____________________________

                                             Title:___________________________

                                             Signature: ______________________

                                             Date:____________________________


-------------------------------------------------------------------------------

ACKNOWLEDGED AND APPROVED THIS ______ DAY OF ________, ________.


------------------------------

                                                                      APPENDIX 3

                                [GRAPHIC OMITTED]

                      ACCESS PERSON ANNUAL HOLDINGS REPORT

         Chief Compliance Officer:

         As a condition of my being an Access Person of Security Capital Global Capital Management Group Incorporated, and as required by the Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect interest. ALL INFORMATION MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE REPORT IS SUBMITTED.

"   I HOLD NO SECURITIES REQUIRING DISCLOSURE (PLEASE MARK BOX AND SIGN BELOW).

                             STOCK SYMBOL                                  NAME OF ENTITY HOLDING
         NAME OF            (IF APPLICABLE     NUMBER OF     PRINCIPAL          THE SECURITY        ACCOUNT NUMBER
         SECURITY             AND KNOWN)        SHARES         AMOUNT
--------------------------- ---------------- -------------- ------------- ------------------------- ----------------
--------------------------- ---------------- -------------- ------------- ------------------------- ----------------

--------------------------- ---------------- -------------- ------------- ------------------------- ----------------

--------------------------- ---------------- -------------- ------------- ------------------------- ----------------

--------------------------- ---------------- -------------- ------------- ------------------------- ----------------

--------------------------- ---------------- -------------- ------------- ------------------------- ----------------

Please use additional pages if necessary.

                                             Name:____________________________

                                             Title:___________________________

                                             Signature: ______________________

                                             Date:____________________________


-------------------------------------------------------------------------------

ACKNOWLEDGED AND APPROVED THIS ______ DAY OF ________, ________.


------------------------------

                                                                      APPENDIX 4

                                [GRAPHIC OMITTED]

                        ACCESS PERSON CERTIFICATION FORM


Security Capital Group Incorporated
11 South LaSalle Street, Second Floor
Chicago, Illinois 60603

Attention: Chief Compliance Officer:

         [Access Person] hereby certifies that:

         I have read and understand the Code of Ethics dated September 1999 (the "Code"). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



                                                    ___________________________
                                                      Access Person Signature

                                                    ___________________________
                                                           Print Name


Dated:_______________________

                                                               EXHIBIT (p)(1.17)



                           STANDISH AYER & WOOD, INC.

                   STANDISH INTERNATIONAL MANAGEMENT CO., LLC

                                 CODE OF ETHICS

A.   STATEMENT OF POLICY.

     This Code of Ethics is based upon the principle that the officers, directors and employees of Standish, Ayer & Wood, Inc. and Standish International Management Co., LLC (each, the "Adviser") owe a fiduciary duty to the investment companies registered under the Investment Company Act of 1940 (each a "Fund") and other clients for which the Adviser acts as investment adviser or subadviser. Accordingly, each officer, director and employee of the Adviser should conduct personal trading activities in a manner that does not interfere with a client's portfolio transactions or take advantage of a relationship with any client. Persons covered by this Code of Ethics must adhere to these general principles as well as the Code's specific requirements.

     The fundamental position of the Adviser is that in effecting personal securities transactions personnel of the Adviser must place at all times the interests of clients ahead of their own pecuniary interests. All personal securities transactions by these persons must be conducted in accordance with this Code of Ethics and in a manner to avoid any actual or potential conflict of interest or any abuse of any person's position of trust and responsibility. Further, these persons should not take inappropriate advantage of their positions with or on behalf of a client. Without limiting the foregoing, it is the intention of the Adviser that this Code of Ethics not prohibit personal securities transactions by the Adviser's personnel made in accordance with the letter and the spirit of the Code.

B.   DEFINITIONS.

     For purposes of this Code of Ethics, the following definitions will apply:

     1. ACCESS PERSON. The term "ACCESS PERSON" means any director, officer or advisory person (as defined below) of the Adviser.

     2. ACQUISITION. The term "acquisition" or "acquire" includes the receipt of any gift of COVERED SECURITIES.

     3. ADVISORY PERSON. The term "ADVISORY PERSON" means

          (a) Every employee or on-site independent contractor of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of COVERED SECURITIES (as defined below) by a Fund or other client, or whose functions relate to the making of any

Adviser Code Draft: February 18, 2000
          recommendations concerning the purchase or sale of COVERED SECURITIES by a Fund or other client; and

          (b) Every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund concerning the purchase or sale of a COVERED SECURITY and every other employee or on-site independent contractor of the Adviser designated as an ACCESS PERSON by the CODE OF ETHICS SUPERVISOR.

     4. BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

          (a) ownership of securities by any of that person's immediate family members sharing the same household (including a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-or father-in-law, sister-or brother-in-law, and son-or daughter-in-law);

          (b) the person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

          (c) the person's right to receive dividends from a security if this right is separate or separable from the underlying securities;

          (d) the person's interest in securities held by a trust under certain circumstances; and

          (e) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (i) a broad-based index option or future, (ii) a right with an exercise or conversion privilege at a price that is not fixed, and
              (iii) a security giving rise to the right to receive another security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

     5. CODE OF ETHICS SUPERVISOR. The term "CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser's compliance officer to (a) authorize or deny permission to purchase or sell COVERED SECURITIES, (b) receive and review reports of purchases and sales by ACCESS PERSONS and (c) receive and review other reports that may be required from time to time. The term "ALTERNATIVE CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser to perform the duties of the Code of Ethics Supervisor in connection with personal transactions by the CODE OF ETHICS SUPERVISOR or in the absence of the CODE OF ETHICS SUPERVISOR.


Adviser Code Draft: February 18, 2000                               Page 2 of 11

     6. CONFLICTS COMMITTEE. The term "CONFLICTS COMMITTEE" means any committee designated as such by the management of the Adviser or any successor committee or person that performs substantially the same functions as the CONFLICTS COMMITTEE.

     7. CONTROL. The term "CONTROL" has the same meaning as that set forth in
     Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that CONTROL means the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser.

     8. COVERED SECURITY. The term "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

          (a) Direct obligations of the government of the United States.

          (b) Bankers' acceptances, bank certificates of deposit, commerical paper and high quality short-term debt instruments, including repurchase agreements.

          (c) Shares issued by open-end management investment companies registered under the 1940 Act.

          (d) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "COVERED SECURITY" contained in Rule 17j-1 under the 1940 Act.

     9. DISPOSITION. The term "disposition" or "dispose" includes the making of any personal or charitable gift of COVERED SECURITIES.

     10. FAMILY ACCOUNT. The term "FAMILY ACCOUNT" means any brokerage or other account containing securities (including but not limited to COVERED SECURITIES)(1) in which an immediate family member of the ACCESS PERSON not sharing the same household has BENEFICIAL OWNERSHIP and (2) over which the ACCESS PERSON exercises direct or indirect, sole or shared, investment control.

     11. FUND. The term "FUND" has the meaning designated in the preamble hereto.

     12. INITIAL PUBLIC OFFERING. The term "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), by an issuer, which immediately before registration, was not subject to reporting requirements of Section 13 or 15(d) of the 1934 Act.

     13. INVESTMENT DECISION MAKER. The term "INVESTMENT DECISION MAKER" means any portfolio manager of the Adviser and any other ADVISORY PERSON who assists a portfolio manager in making investment decisions for a Fund or other client, including, but not limited to, all analysts of the Adviser or of any company in a control relationship to the Adviser.


Adviser Code Draft: February 18, 2000                               Page 3 of 11

     14. LIMITED OR PRIVATE OFFERING. The term "LIMITED OR PRIVATE OFFERING" means an offering that is exempt from registration under Section 4(2) or 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

     15. 1940 ACT. The term "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any Fund.

     16. PURCHASE. The term "PURCHASE" includes the writing of an option to purchase.

     17. SALE. The term "SALE" includes a short sale, the writing of an option to sell and the making of a gift.

     18. SECURITY BEING CONSIDERED FOR PURCHASE OR SALE. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     19. SECURITY TO BE HELD OR ACQUIRED. The phrase "SECURITY HELD OR TO BE ACQUIRED" means any COVERED SECURITY which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by the Adviser for purchase by a Fund or any option to purchase or sell and any security convertible into, or exchangeable for, such COVERED SECURITY.

C.   PROHIBITED AND RESTRICTED ACTIVITIES.

     While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, these actions would always include at least the following prohibited activities.

     1. COMPETING WITH CLIENT TRADES. No ACCESS PERSON may, directly or indirectly, purchase or sell securities if the ACCESS PERSON knows, or reasonably should know, that these securities transactions compete in the market with actual or considered securities transactions for a client, or otherwise personally act to injure a client's securities transactions.

     2. PERSONAL USE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may use the knowledge about securities purchased or sold by a client or securities being considered for purchase or sale by a client to profit personally, directly or indirectly, by the market effect of such transactions.

     3. DISCLOSURE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON any non-public information relating to a client including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of a client, except to the extent necessary to effectuate securities transactions on behalf of a client.


Adviser Code Draft: February 18, 2000                               Page 4 of 11

     4. INITIAL PUBLIC OFFERINGS. No ACCESS PERSON may, directly or indirectly, purchase any security sold in an INITIAL PUBLIC OFFERING, unless the CONFLICTS COMMITTEE exempts the purchase because of special conditions associated with the purchase.

     5. LIMITED OR PRIVATE OFFERINGS. No ACCESS PERSON may, directly or indirectly purchase any security issued pursuant to a LIMITED OR PRIVATE OFFERING without obtaining prior written approval from the CONFLICTS COMMITTEE. ACCESS PERSONS who have received authorization to purchase securities in a LIMITED OR PRIVATE OFFERING must disclose their BENEFICIAL OWNERSHIP of these securities when these ACCESS PERSONS are involved in considering the purchase on behalf of a Fund or other client of securities of the issuer of the privately placed securities. A decision to purchase securities of this issuer must be independently reviewed by an investment person with no personal interest in that issuer.

     6. ACCEPTANCE OF GIFTS. No ACCESS PERSON may accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Adviser. The Compliance Committee will from time to time specify the value which will be considered DE MINIMIS for purposes of this restriction.

     7. BOARD SERVICE; OUTSIDE EMPLOYMENT. No ACCESS PERSON may serve on the board of directors or trustees of any organization, whether publicly traded or otherwise, absent prior written authorization and determination by the CONFLICT COMMITTEE that the board service would be consistent with the interests of the Funds and other clients of the Adviser. If board service is authorized, ACCESS PERSONS serving as directors or trustees of issuers may not take part in an investment decision on behalf of the Funds or other clients concerning securities of these issuers. Likewise, no access person may accept any outside employment absent the prior written authorization of the CONFLICTS COMMITTEE.

     8. TRANSACTIONS DURING BLACKOUT PERIOD. NO INVESTMENT DECISION MAKER may, directly or indirectly, (a) purchase or sell any COVERED SECURITY in which he or she has any BENEFICIAL OWNERSHIP or (b) purchase any COVERED SECURITY if that purchase would cause the INVESTMENT DECISION MAKER to aquire any BENEFICIAL OWNERSHIP, in each case within a period of seven (7) calendar days before and after any Fund or other client as to which he or she is an INVESTMENT DECISION MAKER has purchased or sold such COVERED SECURITY.

     9. SHORT-TERM TRADING. No ACCESS PERSON may puchase and sell, or sell and purchase, the same (or equivalent) COVERED SECURITIES within a 60 calendar day period. The CONFLICTS COMMITTEE may, upon request, exempt an ACCESS PERSON from this prohibition if the CONFLICTS COMMITTEE determines that extenuating circumstances warrant the exemption.

     10. DISCLOSURE OF PERSONAL INTEREST. No INVESTMENT DECISION MAKER may recommend any securities transaction by a client without having previously disclosed any BENEFICIAL OWNERSHIP in these securities or the issuer thereof to the Adviser, including without limitation:


Adviser Code Draft: February 18, 2000                               Page 5 of 11

          (a) That INVESTMENT DECISION MAKER'S BENEFICAL OWNERSHIP of any securities of the issurer;

          (b) Any contemplated transaction by that INVESTMENT DECISION MAKER in these securities;

          (c)  Any position with the issuer or its affiliates; and

          (d) Any present or proposed business relationship between the issuer or its affiliates and that INVESTMENT DECISION MAKER or any party in which the INVESTMENT DECISION MAKER has a significant interest.


     An interested INVESTMENT DECISION MAKER may not participate in a decision to purchase and sell securities of the issuer on behalf of a Fund or any other client.

     11. "GOOD UNTIL CANCELLED" OR "LIMIT ORDERS." NO ACCESS PERSON may place any "good until cancelled" or "limit" order that does not expire on the day preclearance is granted.

D.   EXEMPT TRANSACTIONS.

     The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code, BUT ARE NOT EXEMPT FROM THE REPORTING REQUIREMENTS IMPOSED BY SECTION 11 OF THIS CODE.

     1. Purchases or sales for an account over which the ACCESS PERSON has no direct or indirect influence or control;

     2. Purchases or sales which are non-volitional on the part of the ACCESS PERSON;

     3. Purchases which are part of an automatic dividend reinvestment plan, but only to the extent the access person makes no voluntary adjustment in the rate or type of investment or divestment;

     4. Purchases or sales for which the ACCESS PERSON has received prior written approval from the CODE OF ETHICS SUPERVISOR. Prior approval will be granted only if a purchase or sale of COVERED SECURITIES is consistent with the purposes of this Code of Ethics, Section 17(j) of the 1940 Act and the rules thereunder; and

     5. Purchases in an INITIAL PUBLIC OFFERING if (a) the offering is part of the "demutualization" or similar transaction of a mutual bank, insurance company or similar issuer and the ACCESS PERSON'S ability to participate is the direct result of the ACCESS PERSON'S ownership of insurance policies or deposits issued or maintained by the issuer and (b) the allocation of shares available for acquisition by the ACCESS PERSON is based on the ACCESS PERSON'S ownership of these policies or deposits.

     6. Transactions involving the disposition solely of fractional shares of equity COVERED SECURITIES.


Adviser Code Draft: February 18, 2000                               Page 6 of 11

     7. The RECEIPT of any gift of COVERED SECURITIES.

     Subject to applicable law, the CONFLICTS COMMITTEE may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from provisions of this Code of Ethics with respect to any transaction based on a determination that the transaction does not conflict with the interests of any Fund or client.

E.   JOINT PARTICIPATION.

     A specific provision of the 1940 Act prohibits ACCESS PERSONS, in the absence of an order of the SEC, from effecting a transaction in which a Fund is a "joint or a joint and several participant" with that ACCESS PERSON. Any transaction which suggests the possibility of a question in this area should be presented to the CODE OF ETHICS SUPERVISOR and the legal counsel for review.

F.   DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS.

     Each ACCESS PERSON must direct the ACCESS PERSON'S brokers to supply to the CODE OF ETHICS SUPERVISOR, on a timely basis and not less frequently than every calendar quarter, duplicate copies of confirmations of and account statements reflecting all COVERED SECURITIES transactions and holdings (1) in which the ACCESS PERSON has or acquires a direct or indirect BENEFICIAL OWNERSHIP interest and (2) that are included in a FAMILY ACCOUNT, in each case whether or not one of the exemptions listed in Section D above applies.

G.   PRECLEARANCE PROCEDURES FOR TRANSACTIONS IN SECURITIES.

     1. Every ACCESS PERSON must request and obtain preclearance from the CODE OF ETHICS SUPERVISOR before effecting any personal securities transactions in COVERED SECURITIES in or as to which the ACCESS PERSON both: (a) has or acquires a BENEFICIAL OWNERSHIP AND (b) has direct or indirect, sole or shared, investment control, except for exempt transactions described in Section D above. The ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR a preclearance request on a form designated by the CODE OF ETHICS SUPERVISOR from time to time for each purchase or sale of a COVERED SECURITY on behalf of such ACCESS PERSON prior to the execution of such transaction.

     2. The CODE OF ETHICS SUPERVISOR will compare the proposed transaction to the daily Restricted List maintained by the Adviser. Preclearance will be denied if: (a) the Covered Security is being considered for purchase or sale by a Fund or other client or (b) there is an order pending for a Fund or other client with respect to such COVERED SECURITY. The transaction may not be effected unless the CODE OF ETHICS SUPERVISOR pre-clears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). Preclearance is valid only for the trading day on which it is issued.


Adviser Code Draft: February 18, 2000                               Page 7 of 11

H.   REPORTING REQUIREMENTS.

     Every ACCESS PERSON subject to this Section II must submit to the CODE OF ETHICS SUPERVISOR, on forms designated by the CODE OF ETHICS SUPERVISOR, the following reports as to (1) all COVERED SECURITIES and brokerage accounts in which the ACCESS PERSON has, or by reason of a transaction, acquires BENEFICIAL OWNERSHIP, whether or not the ACCESS PERSON had any direct or indirect control over the COVERED SECURITIES or accounts and (2) all FAMILY ACCOUNTS, IN EACH CASE, INCLUDING REPORTS COVERING SECURITIES EXEMPTED BY SECTION D.

          1. INITIAL HOLDINGS REPORTS. Not later than 10 days after an ACCESS PERSON becomes an ACCESS PERSON, the following information:

               (a) The title, number of shares and principal amount of each COVERED SECURITY (x) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (y) that was included in a FAMILY ACCOUNT when the ACCESS PERSON became an ACCESS PERSON;

               (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (x) an account containing securities (including but not limited to COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP or (y) a FAMILY ACCOUNT, each as of the date the ACCESS PERSON became an ACCESS PERSON.

               (c) The date the report is being submitted by the ACCESS PERSON.

          2. QUARTERLY TRANSACTION REPORTS. Not later than 10 days after the end of each calendar quarter, the following information:

               (a) COVERED SECURITIES TRANSACTIONS. With respect to any acquisition or disposition during the calendar quarter of a COVERED SECURITY (x) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (y) that was included in a FAMILY ACCOUNT:

                    (i) The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY;

                    (ii) The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition)

                    (iii) The price of the Covered Security at which the
                          acquisition or disposition was effected;

                    (iv) The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                    (v) The date the report is being submitted by the ACCESS PERSON.


Adviser Code Draft: February 18, 2000                               Page 8 of 11

          However, if no reportable transactions in any COVERED SECURITIES were effected during a calendar quarter the affected ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR, within ten calendar days after the end of the quarter, a report stating that no reportable COVERED SECURITIES transactions were effected.

          (b) BROKERAGE ACCOUNTS. With respect to (x) any account established by the ACCESS PERSON containing securities (including but not limited to COVERED SECURITIES) in which the person had a direct or indirect BENEFICIAL OWNERSHIP and (y) a FAMILY ACCOUNT during the quarter:

               (i) The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

               (ii)  The date the account was established; and

               (iii) The date the report is being submitted by the ACCESS
                     PERSON.

     3. ANNUAL HOLDINGS REPORTS. By a date specified by the CODE OF ETHICS SUPERVISOR and as of a date within 30 days before this reporting deadline, the following information:

          (a) The title, number of shares and principal amount of each COVERED SECURITY (x) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (y) that was included in a FAMILY ACCOUNT:;

          (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (x) an account containing securities in which the Access Person had any direct or indirect BENEFICIAL OWNERSHIP and (y) a FAMILY ACCOUNT.

          (c) The date the report is being submitted by the ACCESS PERSON.

     4. Every report concerning a COVERED SECURITIES transaction that would be prohibited by Section C if an exemption were not available under Section D must identify the exemption relied upon and describe the circumstances of the transaction.

     5. Notwithstanding subparagraph 2 of this Section H, an ACCESS PERSON need not make quarterly transaction reports pursuant to this Code of Ethics if the reported information would duplicate information reported pursuant to Rule 204-2(a)(12) under the Investment Advisers Act of 1940 (the "Advisers Act").

     6. Any report submitted by an ACCESS PERSON in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY to which the report relates. The existence of any report will not by itself be construed as an admission that any event reported thereon constitutes a violation of this Code.

     7. To the extent consistent with Rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) under the Advisers Act, the CODE OF ETHICS SUPERVISOR may approve other alternative reporting procedures from time to time.


Adviser Code Draft: February 18, 2000                               Page 9 of 11

I.   INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE.

     1. Each ACCESS PERSON, within ten (10) days after becoming an ACCESS PERSON, must certify, on a form designated by the CODE OF ETHICS SUPERVISOR, that the Access Person:

          (a) Has received, read and understands this Code of Ethics and recognizes that the Access Person is subject hereto;

          (b) Will comply with all the requirements of this Code of Ethics; and

          (c) Has disclosed to the CODE OF ETHICS SUPERVISOR all holdings of COVERED SECURITIES and all accounts required to be disclosed pursuant to the requirements of this Code of Ethics.

     2. Each ACCESS PERSON must also certify annually (by a date specified by and on the form designated by the CODE OF ETHICS SUPERVISOR) that the Access Person

          (a) Has received, read and understand this Code of Ethics and recognizes that the Access Person is subject hereto;

          (b) Has complied with all the requirements of this Code of Ethics; and

          (c) Has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this Code of Ethics.

J.   CONFIDENTIALITY.

     All information obtained from any ACCESS PERSON hereunder normally will be kept in strict confidence by the Adviser, except that reports of transactions and other information obtained hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of the Adviser in light of all the circumstances. In addition, in the event of violations or apparent violations of the Code, this information may be disclosed to affected clients.

K.   IDENTIFICATION OF AND NOTICE TO ACCESS PERSONS.

     The CODE OF ETHICS SUPERVISOR will identify all persons who are considered to be "ACCESS PERSONS" and INVESTMENT DECISION MAKERS and inform these persons of their respective duties and provide these persons with copies of this Code of Ethics.

I.   REVIEW OF REPORTS.

     The CODE OF ETHICS SUPERVISOR will review the information to be compiled under this Code of Ethics in accordance with such review procedures as the CODE OF ETHICS


Adviser Code Draft: February 18, 2000                              Page 10 of 11

     SUPERVISOR and senior management of the Adviser may from time to time determine to be appropriate in light of the purposes of this Code of Ethics.

M.   SANCTIONS.

     Any violation of this Code of Ethics will result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances, which may include, but are not limited to, a warning, disgorgement of profits obtained in connection with a violation, the imposition of fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

N.   RECORDKEEPING REQUIREMENTS.

     The Adviser will maintain and preserve:

     1. In an easily accessible place, a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

     2. In an easily accessible place, a record of any violation of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

     3. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

     4. In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this Code of Ethics.

     5. A copy of each report provided to any Fund as required by paragraph
     (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which the report is made, provided that for the first two years such record will be preserved in an easily accessible place; and

     6. A written record of any decision, and the reasons supporting any decision, to approve the purchase by an ACCESS PERSON of any security in an INITIAL PUBLIC OFFERING or in a LIMITED OR PRIVATE OFFERING for a period of five years following the end of the fiscal year in which the approval is granted.


                                              Approved:                 , 2000
                                                       ----------------


Adviser Code Draft: February 18, 2000                              Page 11 of 11

                                                               EXHIBIT (p)(1.18)



                                CODE OF ETHICS

                             FOR ACCESS PERSONS OF
                      THE STRONG FAMILY OF MUTUAL FUNDS,
                       STRONG CAPITAL MANAGEMENT, INC.,
                           STRONG INVESTMENTS, INC.,
                          AND FLINT PRAIRIE, L. L. C.

                                    [LOGO]
                        STRONG CAPITAL MANAGEMENT, INC.
                               October 22, 1999

                                CODE OF ETHICS

                             For Access Persons of
                      The Strong Family of Mutual Funds,
                       Strong Capital Management, Inc.,
                           Strong Investments, Inc.,
                          and Flint Prairie, L. L. C.
                            Dated October 22, 1999

                               TABLE OF CONTENTS

I.  INTRODUCTION...............................................................1
         A.  Fiduciary Duty....................................................1
                  1.  Place the interests of Advisory Clients first............1
                  2.  Avoid taking inappropriate advantage of their position...1
                  3. Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements..................1
         B.  Appendices to the Code............................................1
                  1.  Definitions..............................................2
                  2.  Contact Persons..........................................2
                  3.  Disclosure of Personal Holdings in Securities............2
                  4.  Acknowledgment of Receipt of Code of Ethics and Limited
                      Power of Attorney........................................2
                  5.  Preclearance Request for Access Persons..................2
                  6.  Annual Code of Ethics Questionnaire......................2
                  7.  List of Broad-Based Indices..............................2
                  8.  Gift Policy..............................................2
                  9.  Insider Trading Policy...................................2
                  10. Electronic Trading Authorization Form....................2
                  11. Social Security Number/Tax Identification Form...........2
         C.  Application of the Code to Independent Fund Directors.............2
         D.  Application of the Code to Funds Subadvised by SCM................2

II.  PERSONAL SECURITIES TRANSACTIONS..........................................2
         A.  Annual Disclosure of Personal Holdings by Access Persons..........2
         B.  Preclearance Requirements for Access Persons......................3
                  1.  General Requirement......................................3
                  2.  Transactions Exempt from Preclearance Requirements.......3
                           a.  Mutual Funds....................................3
                           b.  No Knowledge....................................3
                           c.  Certain Corporate Actions.......................3
                           d.  Rights..........................................3
                           e.  Application to Commodities, Futures, Options on
                               Futures and Options on Broad-Based Indices......3
                           f.  Miscellaneous...................................4

         C.  Preclearance Requests.............................................4
                  1.  Trade Authorization Request Forms........................4
                  2.  Review of Form...........................................4
                  3.  Access Person Designees..................................4
         D.  Prohibited Transactions...........................................5
                  1.  Prohibited Securities Transactions.......................5
                           a.  Initial Public Offerings........................5
                           b.  Pending Buy or Sell Orders......................5
                           c.  Seven Day Blackout..............................5
                           d.  Intention to Buy or Sell for Advisory Client....6
                           e.  60-Day Blackout.................................6
                  2.  Always Prohibited Securities Transactions................6
                           a.  Inside Information..............................6
                           b.  Market Manipulation.............................6
                           c.  Large Positions in Registered Investment
                               Companies.......................................6
                           d.  Others..........................................6
                  3.  Private Placements.......................................6
                  4.  No Explanation Required for Refusals.....................7
         E.  Execution of Personal Securities Transactions.....................7
         F.  Length of Trade Authorization Approval............................7
         G.  Trade Reporting Requirements......................................7
                  1.  Reporting Requirement....................................7
                  2.  Disclaimers..............................................8
                  3.  Quarterly Review.........................................8
                  4.  Availability of Reports..................................8

III.  FIDUCIARY DUTIES.........................................................9
         A.  Confidentiality...................................................9
         B.  Gifts.............................................................9
                  1.  Accepting Gifts..........................................9
                  2.  Solicitation of Gifts....................................9
                  3.  Giving Gifts.............................................9
         C.  Payments to Advisory Clients......................................9
         D.  Corporate Opportunities...........................................9
         E.  Undue Influence..................................................10
         F.  Service as a Director............................................10
         G.   Involvement in Criminal Matters or Investment-Related Civil
              Proceedings.....................................................10

IV.  COMPLIANCE WITH THIS CODE OF ETHICS......................................10
         A.  Code of Ethics Review Committee..................................10
                  1.  Membership, Voting, and Quorum..........................10
                  2.  Investigating Violations of the Code....................10
                  3.  Annual Reports..........................................11
         B.  Remedies.........................................................11
                  1.  Sanctions...............................................11
                  2.  Sole Authority..........................................11
                  3.  Review..................................................11
         C.  Exceptions to the Code...........................................12
         D.  Compliance Certification.........................................12
         E.  Record Retention.................................................12
                  1.  Code of Ethics..........................................12
                  2.  Violations..............................................12
                  3.  Required Reports........................................12
                  4.  Access Person List......................................12
         F.  Inquiries Regarding the Code.....................................12

                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated October 22, 1999

                               TABLE OF APPENDICES


Appendix 1  (Definitions).....................................................13
Appendix 2  (Contact Persons).................................................16
Appendix 3  (Disclosure of Personal Holdings in Securities)...................17
Appendix 4  (Acknowledgment of Receipt of Code of Ethics and
            Limited Power of Attorney)........................................18
Appendix 5  (Preclearance Request for Access Persons).........................19
Appendix 6  (Annual Code of Ethics Questionnaire).............................20
Appendix 7  (List of Broad-Based Indices).....................................23
Appendix 8  (Gift Policy).....................................................24
Appendix 9  (Insider Trading Policy)..........................................26
Appendix 10 (Electronic Trading Authorization Form) ..........................30
Appendix 11 (Social Security Number/Tax Identification Form) .................31

                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated October 22, 1999

                               I. INTRODUCTION(1)

     A. FIDUCIARY DUTY. This Code of Ethics is based upon the principle that directors, officers and associates of Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("the Distributor"), the Strong Family of Mutual Funds ("the Strong Funds") and Flint Prairie, L. L. C. ("Flint Prairie") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of SCM.

     As fiduciaries, Access Persons must at all times:

          1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Advisory Clients of SCM. AN ACCESS PERSON MAY NOT INDUCE OR CAUSE AN ADVISORY CLIENT TO TAKE ACTION, OR NOT TO TAKE ACTION, FOR PERSONAL BENEFIT RATHER THAN FOR THE BENEFIT OF THE ADVISORY CLIENT. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose of increasing the price of that Security.

          2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Strong Funds, SCM, the Distributor, Flint Prairie or their clients could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

          3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH THE PRECLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that may indicate an abuse of fiduciary duties.


----------
(1) Capitalized words are defined in Appendix 1.

     B. APPENDICES TO THE CODE. The appendices to this Code are attached hereto, are a part of the Code and include the following:

          1.   DEFINITIONS--capitalized words as defined in the Code
     (Appendix 1),

          2. CONTACT PERSONS, including the Preclearance Officer designees and the Code of Ethics Review Committee (Appendix 2),

          3.   DISCLOSURE OF PERSONAL HOLDINGS IN SECURITIES (Appendix 3),

          4. ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND LIMITED POWER OF ATTORNEY (Appendix 4),

          5.   PRECLEARANCE REQUEST FOR ACCESS PERSONS (Appendix 5),

          6.   ANNUAL CODE OF ETHICS QUESTIONNAIRE (Appendix 6),

          7.   LIST OF BROAD-BASED INDICES (Appendix 7),

          8.   GIFT POLICY (Appendix 8),

          9.   INSIDER TRADING POLICY (Appendix 9)

          10.  Electronic Trading Authorization Form (Appendix 10), and

          11.  Social Security Number/Tax Identification Form (Appendix 11).


     C. APPLICATION OF THE CODE TO INDEPENDENT FUND DIRECTORS. This Code applies to Independent Fund Directors and requires Independent Fund Directors and their Immediate Families to report Securities Transactions to the Compliance Department in accordance with the trade reporting requirements (Section II.G.). However, provisions of the Code relating to the disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), large positions in registered investment companies (Section II.D.2.c.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.) and receipt of gifts (Section III.B.) do not apply to Independent Fund Directors.

     D. APPLICATION OF THE CODE TO FUNDS SUBADVISED BY SCM. This Code does not apply to the directors, officers and general partners of Funds for which SCM serves as a subadviser.

                      II. PERSONAL SECURITIES TRANSACTIONS

     A. ANNUAL DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS. Upon designation as an Access Person, and thereafter on an annual basis, all Access Persons must report on the Disclosure of Personal Holdings In Securities Form (Appendix 3) (or a substantially similar form) all Securities, including securities held in certificate form, in which they have a Beneficial Interest and all Securities in non-client accounts for which they make investment decisions (previously reported holdings, as well as those specifically excluded from the definition of Security, need not be reported). This provision does not apply to Independent Fund Directors.

     B.   PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1.   GENERAL REQUIREMENT. Except for the transactions set forth in
     Section II.B.2., ALL SECURITIES TRANSACTIONS in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest MUST BE PRECLEARED with the Preclearance Officer or his designee. This provision does not apply to transactions of Independent Fund Directors and their Immediate Families.

          2. TRANSACTIONS EXEMPT FROM PRECLEARANCE REQUIREMENTS. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

               a. MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including but not limited to the Strong Funds);

               b. NO KNOWLEDGE. Securities Transactions where neither SCM, the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. CERTAIN CORPORATE ACTIONS. Any acquisition or disposition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities. Odd-lot tender offers are also exempt from the preclearance requirements; however, all other tender offers must be precleared;

               d. RIGHTS. Any acquisition or disposition of Securities through the exercise of rights, options, convertible bonds or other instruments acquired in compliance with this Code;

               e. APPLICATION TO COMMODITIES, FUTURES, OPTIONS ON FUTURES AND OPTIONS ON BROAD-BASED INDICES. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based are not subject to preclearance or the seven day black out, 60-day profit disgorgement and other prohibited transaction provisions of Section II.D.1. of the Code but are subject to transaction reporting requirements (Section II.G.). The options on indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Appendix 7.

          THE OPTIONS ON INDICES THAT ARE NOT DESIGNATED AS BROAD-BASED ARE SUBJECT TO THE PRECLEARANCE, SEVEN-DAY BLACKOUT, 60-DAY PROFIT DISGORGEMENT, PROHIBITED TRANSACTION AND REPORTING PROVISIONS OF THE CODE.

               f. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances; (2) bank certificates of deposit ("CDs"); (3) commercial paper; (4) repurchase agreements (when backed by exempt securities);
          (5) U.S. Government Securities; (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent;
          (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan; and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the grounds that the risk of abuse is minimal or non-existent.

     C.   PRECLEARANCE REQUESTS.

          1. TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete, IN WRITING, a Preclearance Request For Access Persons Form (Appendix 5) and submit the completed form to the Preclearance Officer (or his or her designee). The Preclearance Request For Access Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Preclearance Officer that require preclearance must be submitted to his designee.

          2. REVIEW OF FORM. After receiving the completed Preclearance Request For Access Persons Form, the Preclearance Officer (or his or her designee) will (a) review the information set forth in the form, (b) independently confirm whether the Securities are held by any Funds or other accounts managed by SCM and whether there are any unexecuted orders to purchase or sell the Securities by any Fund or accounts managed by SCM and
     (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The authorization, date, and time of the authorization must be reflected on the Preclearance Request For Access Persons Form. The Preclearance Officer (or his or her designee) will keep one copy of the completed form for the Compliance Department, send one copy to the Access Person seeking authorization and send the third copy to the Trading Department, which will cause the transaction to be executed. If the brokerage account is an Electronic Trading Account and the Access Person has completed the Electronic Trading Authorization Form (Appendix 10), the Access Person will execute the transaction on his or her own behalf and will provide Compliance with a copy of the electronic confirmation by the end of the next business day.

     No order for a securities transaction for which preclearance authorization is sought may be placed prior to the receipt of WRITTEN authorization of the transaction by the preclearance officer (or his or her designee). Verbal approvals are not permitted.

          3. ACCESS PERSON DESIGNEES. If an Access Person is unable to personally effect a personal Securities Transaction, such Access Person may designate an individual at SCM to complete and submit for preclearance on his or her behalf a Preclearance Request For Access Persons Form provided the following requirements are satisfied:

               a. The Access Person communicates the details of the trade and affirms the accuracy of the representations and warranties contained on the Form directly to such designated person; and

               b. The designated person completes the Preclearance Request For Access Persons Form on behalf of the Access Person in accordance with the requirements of the Code and then executes the Access Person Designee Certification contained in the Form. The Access Person does not need to sign the Form so long as the foregoing certification is provided.

     D.   PROHIBITED TRANSACTIONS.

          1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the Preclearance Officer (or his or her designee) absent exceptional circumstances:

               a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering (other than a new offering of a registered open-end investment company);

               b. PENDING BUY OR SELL ORDERS. Any purchase or sale of Securities on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn, unless the purchase or sale is a Program Trade;

               c. SEVEN DAY BLACKOUT. Purchases or sales of Securities by a Portfolio Manager within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that

          Portfolio Manager, unless the purchase or sale is a Program Trade. For example, if a Fund trades in a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest;

               d. INTENTION TO BUY OR SELL FOR ADVISORY CLIENT. Purchases or sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (E.G., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client, unless the purchase or sale is a Program Trade; and

               e. 60-DAY BLACKOUT. (1) Sales of a Security within 60 days of the purchase of the Security (or an Equivalent Security) in which the Access Person has a Beneficial Interest and (2) purchases of a Security within 60 days of the sale of the Security (or an Equivalent Security) in which the Access Person had a Beneficial Interest, unless in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization as specified by remedies involving sanctions (Section IV.B.1.).

          2. ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security (see Insider Trading Policy, Appendix 9);

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. LARGE POSITIONS IN REGISTERED INVESTMENT COMPANIES. Transactions in a registered investment company, including Strong Funds, which result in the Access Person owning five percent or more of any class of securities in such investment company (this prohibition does not apply to Independent Fund Directors); and

               d. OTHERS. Any other transactions deemed by the Preclearance Officer (or his designee) to involve a conflict of interest, possible diversion of corporate opportunity or an appearance of impropriety.

          3. PRIVATE PLACEMENTS. Acquisitions of Beneficial Interests in Securities in a private placement by an Access Person is strongly discouraged. The Preclearance Officer (or his or her designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Department when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client. In such circumstances, the decision to purchase securities of the issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Fund Directors.

          4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Preclearance Officer (or his or her designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Preclearance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     E. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Unless an exception is provided in writing by the Compliance Department, all transactions in Securities subject to the preclearance requirements for which an Access Person or a member of his or her Immediate Family has a Beneficial Interest shall be executed by the Trading Department. However, if the Access Person's brokerage account is an Electronic Trading Account, the transaction may be placed by the Access Person. IN ALL INSTANCES, THE TRADING DEPARTMENT MUST GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

     F. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by the Preclearance Officer (or his or her designee) is effective until the earlier of (1) its revocation; (2) the close of business on the second trading day after the authorization is granted for transactions placed by the Trading Department (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday); (3) the close of business of the SAME TRADING DAY that the authorization is granted for transactions placed through an Electronic Trading Account; or (4) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. For Securities Transactions placed by the Trading Deparment that have not been executed within two trading days after the day the authorization is granted (for example, in the case of a limit order or a Not Held Order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

     G.   TRADE REPORTING REQUIREMENTS.

          1. REPORTING REQUIREMENT. EVERY ACCESS PERSON AND MEMBERS OF HIS OR HER IMMEDIATE FAMILY (INCLUDING INDEPENDENT FUND DIRECTORS AND THEIR IMMEDIATE FAMILIES) MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH ACCESS PERSON HAS A BENEFICIAL INTEREST. Additionally, securities held in certificate form that are not included in the periodic statements, must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each brokerage firm based on the information provided by the Access Person in Appendix 3.

     THE FOREGOING DOES NOT APPLY TO TRANSACTIONS AND HOLDINGS IN (1) OPEN-END INVESTMENT COMPANIES INCLUDING BUT NOT LIMITED TO THE STRONG FUNDS, (2) BANKERS ACCEPTANCES, (3) BANK CERTIFICATES OF DEPOSIT ("CDs"), (4) COMMERCIAL PAPER, (5) REPURCHASE AGREEMENTS WHEN BACKED BY EXEMPT SECURITIES, (6) U. S. GOVERNMENT SECURITIES, (7) THE ACQUISITION OF EQUITY SECURITIES IN DIVIDEND REINVESTMENT PLANS ("DRIPs"), WHEN THE ACQUISITION IS DIRECTLY THROUGH THE ISSUER OR ITS NON-BROKER AGENT; OR (8) SECURITIES OF THE EMPLOYER OF A MEMBER OF THE ACCESS PERSON'S IMMEDIATE FAMILY IF SUCH SECURITIES ARE BENEFICIALLY OWNED THROUGH PARTICIPATION BY THE IMMEDIATE FAMILY MEMBER IN A PROFIT SHARING PLAN, 401(k) PLAN, ESOP OR OTHER SIMILAR PLAN.

          2. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3. QUARTERLY REVIEW. At least quarterly, for Securities Transactions requiring preclearance under this Code, the Preclearance Officer (or his or her designee) shall compare the confirmations and periodic statements provided pursuant to the trade reporting requirements (Section II.G.1.) to the approved Trade Authorization Request Forms. Such review shall include:

               a.   Whether the Securities Transaction complied with this Code;

               b. Whether the Securities Transaction was authorized in advance of its placement;

               c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

               d. Whether any Fund or accounts managed by SCM owned the Securities at the time of the Securities Transaction, and;

               e. Whether any Fund or separate accounts managed by SCM purchased or sold the Securities in the Securities Transaction within at least 10 days of the Securities Transaction.

          4. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SCM and SFDI; the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance

     Department; the Access Person's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM, the Distributor or Flint Prairie is a member, and any state securities commission; as well as any attorney or agent of the foregoing, the Strong Funds, SCM, the Distributor or Flint Prairie.

                              III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply only to associates of SCM, the Distributor and Flint Prairie.

          1. ACCEPTING GIFTS. On occasion, because of their position with SCM, the Distributor, the Strong Funds or Flint Prairie, associates may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SCM, the Distributor, the Strong Funds and Flint Prairie. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (E.G., sporting events) and promotional items (E.G., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (Appendix 8) for additional information.

          If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

          2. SOLICITATION OF GIFTS. Associates of SCM, the Distributor or Flint Prairie may not solicit gifts or gratuities.

          3. GIVING GIFTS. Associates of SCM, the Distributor or Flint Prairie may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the firm. Please see the Gift Policy (Appendix 9) for additional information.

     C. PAYMENTS TO ADVISORY CLIENTS. Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Legal Department.

     D. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client, SCM, the Distributor or Flint Prairie. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

     E. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client, any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. If the Access Person in question is a person with authority to make investment decisions for the Advisory Client, disclosure must also be made to the Compliance Department. The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

     F. SERVICE AS A DIRECTOR. No Access Person, other than an Independent Fund Director, may serve on the board of directors of a publicly-held company not affiliated with SCM, the Distributor, the Strong Funds or Flint Prairie absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the Access Person sits.

     G. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS. Each Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

     A.   CODE OF ETHICS REVIEW COMMITTEE.

          1. MEMBERSHIP, VOTING, AND QUORUM. The Code of Ethics Review Committee shall consist of Senior Officers of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled; and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee. However, in the event that the General Counsel or Deputy General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. The General Counsel, or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SCM, the Distributor or Flint Prairie for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

          3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code and will prepare an annual report to the Boards of Directors of SCM, the Distributor and each Strong Fund that:

               a. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifies any violation requiring significant remedial action during the past year; and

               c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     B.   REMEDIES.

          1. SANCTIONS. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and termination of employment for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization. No member of the Code of Ethics Review Committee may review his or her own transaction.

          2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. REVIEW. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SCM and/or the Distributor (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SCM, the

     Distributor and the Strong Funds may modify such sanctions as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of SCM may grant exceptions to the requirements of the Code on a case-by-case basis if he finds that the proposed conduct involves negligible opportunity for abuse. All Material exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Boards of Directors of the SCM Funds at their next regularly scheduled meeting after the exception is granted. Refer to Appendix 1 for the definition of "Material."

         D. COMPLIANCE CERTIFICATION. At least annually, all Access Persons will be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 6, or on a document substantially in the form of Appendix 6, that they have complied with the Code in all respects.

     E. RECORD RETENTION. SCM will, at its principal place of business, maintain the following records in an easily accessible place, for at least six years and will make records available to the SEC or any representative thereof at any time:

          1. CODE OF ETHICS. A copy of the Code of Ethics which is, or at any time has been, in effect.

          2. VIOLATIONS. A record of any violation of such Code of Ethics and any action taken as a result of such violation.

          3. REQUIRED REPORTS. A copy of each report made by an Access Person pursuant to the Code of Ethics shall include records of the procedures followed in connection with the preclearance and reporting requirements of this Code and information relied on by the Preclearance Officer in authorizing the Securities Transaction and in making the post-Securities Transaction determination.

          4. ACCESS PERSON LIST. A list of all persons who are, or have been, required to make reports pursuant to the Code of Ethics.

     F. INQUIRIES REGARDING THE CODE. The Compliance Department will answer any questions about this Code or any other compliance-related matters.

                                                                      Appendix 1
                                   DEFINITIONS

     "ACCESS PERSON" means (1) every director, officer, and general partner of SCM, the Distributor, the Strong Funds and Flint Prairie; (2) every associate of SCM, the Distributor and Flint Prairie who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client's account; (3) every associate of SCM, the Distributor and Flint Prairie who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every associate of SCM, the Distributor and Flint Prairie who obtains information concerning such recommendations prior to their dissemination; and (5) such agents of SCM, the Distributor, the Funds or Flint Prairie as the Compliance Department shall designate who may be deemed an Access Person if they were an associate of the foregoing. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

     "ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "CODE" means this Code of Ethics.

     "COMPLIANCE DEPARTMENT" means the designated persons listed on Appendix 2, as such Appendix shall be amended from time to time.

     "THE DISTRIBUTOR" means Strong Investments, Inc.

     "ELECTRONIC TRADING ACCOUNT" means a brokerage account held by an Access Person where Securities Transactions are placed either electronically via the Internet or the telephone. All such Securities Transactions must be precleared by the Compliance Department.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security that is convertible into the equity Security of the issuer. Examples include options but are not limited to rights, stock appreciation rights, warrants and convertible bonds.

     "FUND" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof) for which SCM serves as an adviser or subadviser.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

          child               grandparent            son-in-law
          stepchild           spouse                 daughter-in-law
          grandchild          sibling                brother-in-law
          parent              mother-in-law          sister-in-law
          stepparent          father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INDEPENDENT FUND DIRECTOR" means an independent director of an investment company for which SCM serves as the advisor.

     "LEGAL DEPARTMENT" means the SCM Legal/Compliance Department.

     "MATERIAL" for purposes of this reporting requirement, shall mean the following:

         1. NUMBER OF SHARES - Any transaction for more than 1,000 shares shall be deemed material and subject to reporting. Whether a transaction of 1,000 shares or less is material shall be determined on a case-by-case basis; in particular, the less liquid a security is, the lower the threshold that should be used for the materiality determination.
         2. DOLLAR VALUE OF TRANSACTION - Any transaction with a dollar value in excess of $25,000 shall be deemed material and subject to reporting. Whether a transaction of $25,000 or less is material shall be determined on a case-by-case basis.
         3. NUMBER OF TRANSACTIONS IN A YEAR - The General Counsel may grant no more than two exceptions per associate per year that are not subject to reporting. For example, if the General Counsel has granted two exceptions to an associate, ANY exception granted thereafter shall be deemed material and subject to reporting (irrespective of the number of shares or other circumstances of the transaction).
         4. CONSULTATION WITH INDEPENDENT COUNSEL - In any case where the General Counsel believes there is an issue of whether a proposed exception is material and subject to reporting, he shall consult with counsel to the independent directors for the Strong Funds.

     "NOT HELD ORDER" means an order placed with a broker and ultimately executed at the discretion of the broker.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of an Advisory Client.

     "PRECLEARANCE OFFICER" means the person designated as the Preclearance Officer in Appendix 2 hereof.

     "PROGRAM TRADE" is where a Portfolio Manager directs a trader to do trades in either an index-type account or portion of account or, at a minimum, 25-30% of the Securities in a non-index account. Program Trades for non-index type accounts generally arise in any of three situations: (1) cash or other assets are being added to an account and the Portfolio Manager instructs the trader that new securities are to be bought in a manner that maintains the account's existing allocations; (2) cash is being withdrawn from an account and the Portfolio Manager instructs the trader that securities are to be sold in a manner that maintains the account's current securities allocations; and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific securities in the same allocation percentages as are held by other client accounts.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" includes stock; notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments); limited partnership interests; investment contracts; all derivative instruments of the foregoing, such as options and warrants; and other items mentioned in Section 2(a)(36) of the 1940 Act, not specifically exempted by Rule 17j-1. Items excluded from the definition of "Security" by Rule 17j-1 are U. S. Government Securities, bankers acceptances, bank certificates of deposit, commercial paper and shares of open-end investment companies. In addition, security does not include futures, commodities, currencies or options on the aforementioned, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a members of his or her Immediate Family has or acquires a Beneficial Interest.

     "SCM" means Strong Capital Management, Inc.

     "STRONG FUNDS" means the investment companies comprising the Strong Family of Mutual Funds.

     "U. S. GOVERNMENT SECURITY" means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                      Appendix 2

                                 CONTACT PERSONS

PRECLEARANCE OFFICER

     1. Stephen J. Shenkenberg, Deputy General Counsel and Chief Compliance Officer of SCM

DESIGNEES OF PRECLEARANCE OFFICER

     1.   Thomas A. Hooker
     2.   Linda E. Meints
     3.   John S. Weitzer
     4.   Kelly M. Zeroth

COMPLIANCE DEPARTMENT

     1.   Stephen J. Shenkenberg
     2.   Thomas A. Hooker
     3.   Kathleen A. Flanagan
     4.   Linda E. Meints
     5.   Kelly M. Zeroth

CODE OF ETHICS REVIEW COMMITTEE

     1. Stephen J. Shenkenberg, Deputy General Counsel and Chief Compliance Officer of SCM
     2.   Thomas A. Hooker, Director of Compliance

                                                                      Appendix 3
                         PERSONAL HOLDINGS IN SECURITIES

     In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which each Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions.

(1)    Name of Access Person:                       ____________________________

(2)    If different than (1), name of the person
       in whose name the account is held:           ____________________________

(3)    Relationship of (2) to (1):                  ____________________________

(4)    Broker at which Account is maintained:       ____________________________

(5)    Account Number:                              ____________________________

(6)    Contact person at Broker and phone number    ____________________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement, or holds the physical certificate, list them below:

         NAME OF SECURITY         QUANTITY       VALUE         CUSTODIAN

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________

5.   ___________________________________________________________________________

6.   ___________________________________________________________________________

                      (ATTACH SEPARATE SHEET IF NECESSARY.)

     I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

                                         ---------------------------------------
                                         Access Person Signature

Dated:
           -------------------------    ----------------------------------------
                                        Print Name

                                                                      Appendix 4

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                          AND LIMITED POWER OF ATTORNEY


     I acknowledge that I have received the Code of Ethics dated October 22, 1999, and represent that:

          1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

          2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

          3. In accordance with Section II.G.1. of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics.

          4.   I will comply with the Code of Ethics in all other respects.

          5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.*

     I hereby appoint Strong Capital Management, Inc. as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender, exchange, convert, and otherwise effectuate transactions in any and all stocks, bonds, options, and other securities. I agree that Strong Capital Management, Inc. shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*


                                         ---------------------------------------
                                         Access Person Signature


                                         ---------------------------------------
                                         Print Name
Dated:
           -------------------------


     * Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.

                                                                      Appendix 5

Ctrl. No:_________________________                                     Associate
ID #_______________________________


                        STRONG CAPITAL MANAGEMENT, INC.
                    PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.   Name of Access Person (and trading entity, if different):
___________________________________________________________________

2.   Name and symbol of Security:
___________________________________________________________________

3.   Maximum quantity to be purchased or sold:
___________________________________________________________________

4.   Name, account # & phone # of broker to effect transaction:
___________________________________________________________________

5.   Check if applicable:  Purchase   ____     Market Order    ____
                           Sale       ____     Limit Order     ____    (Limit Order Price: ___________)
                                                                       Not Held Order  ____

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
     (b) To my knowledge:
         (1) The Securities or "equivalent" securities (I.E., securities issued by the same issuer) [ ARE / ARE NOT ] (CIRCLE ONE) held by any investment companies or other accounts managed by SCM;
         (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by SCM; and
         (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment companies or other accounts managed by SCM.
     (c) The Securities are not being acquired in an initial public offering.
     (d) The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.
     (e) If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
     (f) If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.
     (g) If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.
     (h) I have read the SCM Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


-------------------------------------         --------------------------------
Access Person                                 Print Name

                    CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.

-------------------------------------         --------------------------------
Access Person Designee                        Print Name

                                                            AUTHORIZATION

Authorized By:________________________________________
Date:___________________ Time:________________________

                                                             PLACEMENT

Trader:________________________  Date:________________  Time:__________________
Qty:_________________

                                                             EXECUTION

Trader:_________________________  Date:________________  Time:_________________
Qty:_________________ Price:_______________

(Original copy to Compliance Department, Yellow copy to Trading Department, Pink copy to Access Person)

revised 7/98

CONFIDENTIAL                                                          Appendix 6

                     ANNUAL CODE OF ETHICS QUESTIONNAIRE(1)
                              For ACCESS PERSONS of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.
                           and Flint Prairie, L. L. C.

                               September 14, 1999

Associate:  ____________________________(please print name)

 I.  Introduction

     Access Persons(2) are required to answer the following questions FOR THE YEAR SEPTEMBER 1, 1998, THROUGH AUGUST 31, 1999. ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3. Upon completion, please sign and return the questionnaire by Monday, September 20th, to Kelly Zeroth in the Compliance Department. All information provided is kept confidential to the maximum extent possible. If you have any questions, please contact Kelly at extension 3549.


II.  Annual certification of compliance with the Code of Ethics

     A. Have you OBTAINED PRECLEARANCE for all Securities(3) Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under the Code of Ethics? (Circle "Yes" if there have been no Securities Transactions.)

         YES               NO           (CIRCLE ONE)

     B. Have you REPORTED all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under the Code of Ethics? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form(4). Circle "Yes" if there are no reportable transactions.)

         YES               NO               (CIRCLE ONE)

     C. Do you understand that you are PROHIBITED from owning five percent or more of any class of security of a registered investment company, and have you so complied?

         YES               NO                (CIRCLE ONE)


----------
(1) All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
(2) Non-Access Persons and Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
(3) Security, as defined, does NOT include open-end investment companies, including the Strong Funds.
(4) Please contact Kelly Zeroth if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.

     D. Have you notified the Compliance Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any Investment-Related civil proceedings, or administrative or disciplinary action? (Circle "Yes" if you have not been arrested, arraigned, etc.)

         YES               NO               (CIRCLE ONE)

     E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

         YES               NO               (CIRCLE ONE)

        LIST ON THE ATTACHMENT ALL REPORTABLE GIFTS(5) GIVEN OR RECEIVED FOR THE YEAR SEPTEMBER 1, 1998, THROUGH AUGUST 31, 1999, NOTING THE MONTH, "COUNTERPARTY," GIFT DESCRIPTION, AND ESTIMATED VALUE.

III. Have you complied in all respects with the Insider Trading Policy dated January 1, 1999?

         YES               NO               (CIRCLE ONE)

ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3.

IV.  Disclosure of directorships statement

     A. Are you, or is any member of your Immediate Family, a director of any for-profit, privately held companies(6)? (If "Yes," please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         YES               NO               (CIRCLE ONE)

     B. If the response to IV.A. is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months? (If the answer is "YES," please be prepared to discuss this matter with a member of the Compliance Department in the near future.)

         YES               NO               (CIRCLE ONE)

I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

--------------------------------------
Access Person Signature

--------------------------------------         ---------------------------------
Print Name                                     Date


----------

(5) Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Legal), or (iii) food items consumed on the premises. Entertainment - i.e., a meal or activity with the vendor present - does not have to be reported.

(6) Per Section III.F. of the Code of Ethics, no Access Person, other than an Independent Fund Director, may serve on the board of directors of a PUBLICLY HELD company.

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE


PLEASE EXPLAIN ALL "NO" RESPONSES TO QUESTIONS IN SECTIONS II AND III:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PLEASE LIST EACH COMPANY FOR WHICH YOU ARE, OR A MEMBER OR YOUR IMMEDIATE FAMILY IS, A DIRECTOR (SECTION IV):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

GIFTS FOR THE YEAR SEPTEMBER 1, 1998, THROUGH AUGUST 31, 1999:

    MONTH      GIFT GIVER / RECEIVER     GIFT DESCRIPTION     ESTIMATED VALUE

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

4. _____________________________________________________________________________

5. _____________________________________________________________________________

6. _____________________________________________________________________________

7. _____________________________________________________________________________

8. _____________________________________________________________________________

9. _____________________________________________________________________________

10. ____________________________________________________________________________

                 (CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

                                                                      Appendix 7


                           LIST OF BROAD-BASED INDICES


Listed below are the broad-based indices as designated by the Compliance Department. See Section II.B.2.e. for additional information.

------------------------------------- --------------------- --------------------
DESCRIPTION OF OPTION                 SYMBOL                EXCHANGE
------------------------------------- --------------------- --------------------
Computer Technology                   XCI                   AMEX
------------------------------------- --------------------- --------------------
Eurotop 100                           ERT                   AMEX
------------------------------------- --------------------- --------------------
Biotechnology Index                   BTK                   AMEX
------------------------------------- --------------------- --------------------
Gold / Silver Index *                 AUX                   PHLX
------------------------------------- --------------------- --------------------
Hong Kong Option Index                HKO                   AMEX
------------------------------------- --------------------- --------------------
Inter@ctive Wk. Internet Index        INX                   CBOE
------------------------------------- --------------------- --------------------
Japan Index                           JPN                   AMEX
------------------------------------- --------------------- --------------------
Major Market Index *                  XMI                   AMEX
------------------------------------- --------------------- --------------------
Morgan Stanley High Tech Index        MSH                   AMEX
------------------------------------- --------------------- --------------------
NASDAQ-100                            NDX                   CBOE
------------------------------------- --------------------- --------------------
Oil Service Sector Index              OSX                   PHLX
------------------------------------- --------------------- --------------------
Pacific High Tech Index               XPI                   PSE
------------------------------------- --------------------- --------------------
Russell 2000 *                        RUT                   CBOE
------------------------------------- --------------------- --------------------
Semiconductor Sector                  SOX                   PHLX
------------------------------------- --------------------- --------------------
S & P 100 *                           OEX                   CBOE
------------------------------------- --------------------- --------------------
S & P 400 Midcap Index *              MID                   CBOE
------------------------------------- --------------------- --------------------
S & P 500 *                           SPX                   CBOE
------------------------------------- --------------------- --------------------
Technology Index                      TXX                   CBOE
------------------------------------- --------------------- --------------------
Value Line Index *                    VLE                   PHLX
------------------------------------- --------------------- --------------------
Wilshire Small Cap Index              WSX                   PSE
------------------------------------- --------------------- --------------------
* Includes LEAPs
------------------------------------- --------------------- --------------------

                                                                      Appendix 8

                                   GIFT POLICY

     The gift policy of Strong Capital Management, Inc., Strong Investments, Inc. and Flint Prairie, L. L. C. covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

     Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 PER PERSON PER YEAR and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

     Questions regarding the appropriateness of any gift should be directed to the Legal/Compliance Department.

1. GIFTS GIVEN BY ASSOCIATES

     Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

     This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES

     On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (E.G., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

     Associates may not accept a gift of cash or a cash equivalent (E.G., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

     Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

     Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

     In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (E.G., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

     The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

     Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (E.G., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Legal, or (iii) food items consumed on the firm's premises (E.G., candy, popcorn, etc.).


January 1, 1999

                                                                      Appendix 9

                      INSIDER TRADING POLICY AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.       POLICY STATEMENT.

         1. INTRODUCTION. Strong Capital Management, Inc., Strong Investments, Inc., Heritage Reserve Development Corporation, Flint Prairie, L.
L. C. and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Strong") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Strong by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         2. PROHIBITIONS. Accordingly, associates are prohibited from trading, either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every associate and extends to activities within and outside their duties at Strong. Any questions regarding this policy should be referred to the Compliance Department.

         3. GENERAL SANCTIONS. Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         4. INSIDER TRADING DEFINED. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

               a. trading by an insider, while in possession of material, nonpublic information;

               b. trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

               c. recommending the purchase or sale of securities on the basis of material, nonpublic information;

               d.   communicating material, nonpublic information to others; or

               e. providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider trading and the penalties for such unlawful conduct are described below. Any associate who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Compliance Department. Often, a single question can forestall disciplinary action or complex legal problems.

         5. TENDER OFFERS. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6. CONTACT THE COMPLIANCE DEPARTMENT. To protect yourself, our clients, and Strong, you should contact the Compliance Department immediately if you believe that you may have received material, nonpublic information.

B. PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING. The following procedures have been established to aid Strong and all associates in avoiding insider trading, and to aid Strong in preventing, detecting, and imposing sanctions against insider trading. Every associate must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Compliance Department.

         1. INITIAL QUESTIONS. Before trading in the Securities of a company about which an associate may have potential inside information, an associate, whether trading for himself or herself or others, should ask himself or herself the following questions:

               a. IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

               b. IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, THE WALL STREET JOURNAL or other publications of general circulation?

         2. MATERIAL AND NONPUBLIC INFORMATION. If, after consideration of the above, any associate believes that the information is material and nonpublic, or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

               a.   Report the matter immediately to the Compliance Department.

               b. Do not purchase or sell the Securities either on the associate's own behalf or on the behalf of others.

               c. Do not communicate the information to anyone, other than to the Compliance Department.

               d. After the Compliance Department has reviewed the issue, the associate will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

         3. CONFIDENTIALITY. Information in an associate's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Strong, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4. ASSISTANCE OF THE COMPLIANCE DEPARTMENT. If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

         5. REPORTING REQUIREMENT. In accordance with Strong's Code of Ethics, every associate must arrange for the Compliance Department to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation for each Securities Transaction and periodic statement for each brokerage account in which such associate has a beneficial interest.

C.       INSIDER TRADING EXPLANATIONS.

         1. WHO IS AN INSIDER? The concept of "insider" is broad. It includes officers, directors and associates of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the associates of such organizations. In addition, Strong may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Compliance Department.

                  Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

                  Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

                  Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or unfavorable.

         3. WHAT IS NONPUBLIC INFORMATION? Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

         4. WHAT ARE THE PENALTIES FOR INSIDER TRADING? Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions;
(b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                  In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999

                                                                     Appendix 10

                      ELECTRONIC TRADING AUTHORIZATION FORM


Authorization has been granted to __________________________ ("Access Person")

to open an Electronic Trading Account(1) at ________________ ("Brokerage Firm").

As a condition of approval, the Access Person agrees to the following requirements, relating to all Securities Transactions:

     1. All Securities Transactions as defined in the Code of Ethics, except those specifically exempt, must be precleared by the Compliance Department;

     2. All Securities Transactions will be placed and executed by the close of the SAME trading day that the authorization is granted, otherwise the authorization will expire. This includes Limit Orders.
         There will be no open "until filled" orders;

     3. The Access Person will provide the Compliance Department with documentation from the Internet Site that shows when the order was placed and executed.

     4. The Access Person will arrange for the Compliance Department to receive directly from the Electronic Trading Firm, duplicate copies of each confirmation for each Securities Transaction and periodic statements for each brokerage account in which the Access Person has a Beneficial Interest. THE ACCESS PERSON MAY NOT PLACE TRADES ON HIS OR HER OWN BEHALF UNTIL THESE ARRANGEMENTS HAVE BEEN MADE.

      5. The Access Person will comply with the Code of Ethics in all other respects.


I hereby agree to the terms and conditions stated above. Any abuse of this privilege may result in disciplinary action by the firm.


--------------------------------------     --------------------------
Access Person                              Date


--------------------------------------------------------------------------------

                                  AUTHORIZATION


--------------------------------------------      ---------------------------
 Director of Compliance (or designee)             Date

--------------------------------------------------------------------------------


----------
(1) Electronic Trading Account includes brokerage accounts where Securities Transactions are placed electronically via the Internet or the telephone.

                                                                     Appendix 11


TO:      ALL ACCESS PERSONS

FROM:    Director of Compliance

Subject: Social Security Number/Tax ID Information

Strong's Code of Ethics requires the Compliance Department to monitor the personal investing activity of Access Persons, including investments in mutual funds. To assist in this, we ask that you please provide your Social Security Number, as well as the SSN of each member of your "IMMEDIATE FAMILY". In addition, please list all accounts in which you may have a "BENEFICIAL INTEREST".

(Please refer to your copy of the Code of Ethics for a definition of the underlined words.)

Please complete this form return it to the Director of Compliance at your earliest convenience. Thank you for your cooperation.


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)


------------------------------------------------------------------------
(Print Name)                                      (SSN/TIN)

                                                               EXHIBIT (p)(1.19)



                                CODE OF ETHICS
                     SYSTEMATIC FINANCIAL MANAGEMENT, L.P.
                             Adopted January 1998

I.   STATEMENT OF POLICY
     -------------------

     This Code of Ethics ("Code") is being adopted under Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"). In general, Rule 17j-1 imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written Codes of Ethics covering the securities activities of certain of their directors, officers and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client. This Code also sets forth procedures designated to aid Systematic Financial Management, L.P. in complying with certain of the rules promulgated by the Securities and Exchange Commission pursuant to Sections 204 and 204A of the Investment Advisers Act of 1940, as amended.

     This Code is intended to cover all Access Persons (as this and other capitalized terms are defined in Section II of this Code) of Systematic Financial Management, L.P. (the "Adviser"). All Access Persons are subject to and bound by the terms of this Code.

     Please be aware that personal securities transactions by employees (and, in particular, portfolio managers) raise several concerns which are most easily resolved by such employees not actively trading for their own accounts. Accordingly, it is the general policy of the Adviser to prohibit all personal securities transactions by Access Persons of the Adviser. Access Persons of the Advisor may participate in non-discretionary investment vehicles such as mutual funds. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

General Principles
------------------

     All persons subject to this code should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. Each person subject to this code shall:

     a. at all times, place the interests of Investment Advisory Clients before his or her personal interests;

     b. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     c. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.

II.  DEFINITIONS
     -----------

     a. "Access Person" shall mean any director, officer, general partner (provided however, that with respect to a general partner which is other than a Ventral person. such general partner shall not be deemed an "Access Person," but certain of its employees may be deemed to be Additional Advisory Persons if they meet the requirements se: forth in the definition of Additional Advisory Person), principal, employee, or Additional Advisory Person of the Adviser.

     b. "Additional Advisory Person" shall mean any employee of any company in a Control relationship with the Adviser who, in connection with his regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, or any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security.

     c. "Adviser" shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

     d. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix A hereto, but generally includes ownership by any person who,
          ----------
directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares, a direct or indirect pecuniary or voting interest in a security.

     e.  "Code " shall mean this Code of Ethics.

     f. A Security is being "considered for purchase or sale" when the Adviser has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

     g. "Control" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act. Generally, it means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

     h. "Designated Officer" shall mean the Compliance Officer of the Adviser, who shall be responsible for management of the Adviser's program of compliance with the Code of Ethics; provided, however, that if the Designated Officer is required to obtain approval from or submit a report to, the Designated Officer hereunder, he shall seek such approval from, or submit such report to a person designated by the President of the Adviser or, if no such person is designated, the President of the Adviser who shall for such purpose be deemed the Designated Officer.

     i. "Investment Advisory Client" shall mean any Investment Company Client and any other client or account which is advised or subadvised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

     j. "Investment Company" shall have the same meaning as set forth in Section; of the Investment Company Act of 1940, as amended.

     k. "Investment Company Client" shall mean any registered Investment Company managed, advised and/or subadvised by the Adviser.

     1. "Investment Policy Committee" means the Investment Policy Committee of the Adviser or any other body of the Adviser serving an equivalent function.

     m.  "1940 Act " means the Investment Company Act of 1940, as amended.

     n. "Portfolio Manager" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Adviser's Investment Policy Committee.

     o. A "purchase" or "sale" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

     p. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities, including options, warrants and other rights to purchase securities) except that it shall not include (i) securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act),
(ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, and (v) shares of registered open-end investment companies.

III. RESTRICTIONS
     ------------

     a.   Blackout Periods
          ----------------

     No Access Person shall purchase or sell, directly or indirectly, (a) any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership either on a day during which an Investment Advisory Client has a pending buy or sell order in that same Security or within at least seven calendar days before and after any Investment Advisory Client trades (or has traded) in that Security, or
     (b) any Security which is being considered for purchase or sale, unless specifically approved by the Compliance Officer.

     b.   Initial Public Offerings
          ------------------------

     No Access Person shall acquire direct or indirect beneficial ownership of any Security in an initial public offering.

     c.   Private Placements/OTC Trading
          ------------------------------

     With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System (together "Unlisted Securities"):

          Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Adviser); and

          If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he acts in a capacity as an Access Person, for investment in that issuer.

          If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

     d.   Short-Term Trading Profits
          --------------------------

     No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or "equivalent") Securities of which such Access Person has, or by reason of such transactions acquired, direct or indirect beneficial ownership. within 60 calendar days, except to the extent that the transaction has been pre-cleared in accordance with the procedures set forth in Article V of this Code, with consideration given to all relevant circumstances. Any profit so realized without prior approval shall be disgorged as directed by the Designated Officer. For purposes of this paragraph (d) the term "equivalent" shall mean, with respect to another Security (the "subject Security"), any Security of the same class as the subject Security, as well as any option (including puts and calls), warrant convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject Security.

     e.   Gifts
          -----

     No Access Person or a member of his or her family shall seek or accept gifts. favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to the Adviser or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing sentence shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to
     (i) gifts of small value, usually in the nature of reminder advertising such as pens, calendars, etc., which in the aggregate do not exceed $150 in value in any one calendar year, (ii) occasional participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes that is not so frequent, so costly or so expensive as to raise any questions of impropriety, and (iii) any other gift approved in writing by the Designated Officer.

     f.   Receipt of Brokerage Discounts etc.
          -----------------------------------

     No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer which is not made available to other customers and clients of such broker or dealer.

     g.   Service as a Director
          ---------------------

     (i) No Access Person shall serve on a board of directors of any company without prior authorization from the Designated Officer and the President of the Adviser as well as a majority of the Investment Policy Committee (without including the Access Person requesting authorization if he is then a member of the Investment Policy Committee), based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients and their respective shareholders.

     (ii) If board service of an Access Person is authorized, such Access
     Person shall be isolated from investment decisions with respect to the company of which he or she is a director through procedures approved by the Designated Officer.

     h.   Outside Investment Advisory Service.
          ------------------------------------

     No Access Person may render investment advisory services to any person or entity not (i) a client of the Adviser, or (ii) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the Designated Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Adviser and/or its general partner with respect to competitive activities.

     i.   Nonpublic Material Information.
          -------------------------------

     No Access Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of the Adviser or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Access Person should solicit from any issuer of Securities any such nonpublic material information. Any Access Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of the Adviser should notify the Designated Officer immediately.

     j.   Transactions With Investment Advisory Clients.
          ----------------------------------------------

     No Access Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer.

IV.  EXEMPTIONS
     ----------

     The restrictions of Article III (a)-(d) of this Code shall not apply to the following:

     a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     b. Purchases or sales which are non-volitional on the part of either the Access Person or the Investment Advisory Client (s) of the Adviser,

     c. Purchases which are part of an automatic dividend reinvestment plan;

     d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     e. Purchases or sales of instruments that are not within the definition of a "Security" as set forth in Article I of this Code; and

     f. Purchases or sales other than those exempted in (a) through (e) of this
     Article IV that have been authorized in advance, in writing by the Designated Office following a specific determination that the transaction is consistent with the statement of General Principles embodied in Article I of this Code.

V.   COMPLIANCE PROCEDURES
     ---------------------

     a. An Access Person, who is (x) a member of the Investment Policy Committee, (y) a Portfolio Manager, or (z) a full-time employee of the Adviser may not directly or indirectly, acquire beneficial ownership of a Security except as provided herein unless:

     (i)  such purchase was done before full-time employment at SFM; or

     (ii) the ownership of Security during the time of employment was a gift;
and

A full-time employee can dispose of beneficial ownership of a Security whenever he or she sees fit; there is not any certain time period or provision.

A full-time employee may only participate in investment vehicles in which they have no discretionary control, e.g. open end mutual funds.

     b.   Reporting
          ---------

     (i) Every Access Person who during the quarter has effected a transaction covered by the Code shall make a report in writing to the Designated Officer not later than 10 days after the end of each calendar quarter. This report shall be on a standard Personal Quarterly Securities Transaction Report form (a copy of which is attached as Exhibit B) and shall set forth the information described in Paragraph V.b (ii) hereof with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security.

     (ii) Every report by an Access Person or Independent Trustee required by Paragraph (i) above shall contain the following information:

          (a) The date of each transaction the title and the number of shares or the principal amount of each Security involved, as applicable;

          (b) The nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c)  The price at which each transaction was effected; and

          (d) The name of the broker, dealer or bank with or through whom each transaction was effected.

     Any such report may contain a statement that the report shall not be construed as an admission by the Access Person or Independent Trustee making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     (iii) The Designated Officer shall review or supervise the review of the personal Securities transactions reported pursuant to Article V. As part of that review each such reported Securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated .Officer determines that a material violation of this Code has or may have occurred; he shall submit his written determination, together with the transaction report (if any) and any additional explanatory material provided by the individual, to the President of the Adviser (or, if the purported violation occurred with respect to the President. then to the Committee described in Section VII c of this Code), who shall make an independent determination of whether a material violation has occurred.

     c.     Disclosure Requirements
            -----------------------

     (i) All Access Persons shall identify all Securities accounts in which they have beneficial ownership and disclose to the Designated Officer all personal Securities holdings upon the adoption of this Code, upon commencement of employment, and thereafter on an annual basis.

     (ii) All Access Persons shall supply the Designated Officer on a timely basis periodic statements for all Securities accounts.

     d.     Certificate of Compliance
            -------------------------

     (i) Each Access Person is required to certify annually, not later than February 15/th/, that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set forth in writing on a standard Code of Ethics Annual Certification form (a copy of which is attached as Exhibit C).

     (ii) The Designated Officer is required to certify annually, not later than March 15/th/, that each Access Person of the Adviser has timely submitted each of his or her Personal Quarterly Securities Transactions Report forms for the prior calendar year, as well as his or her Code of Ethics Annual Certification form for the then current year, or the fact that any Access Person has failed to comply with such or other provisions of this Code of Ethics together with a written description of such failure and a description of those remedial steps which have been taken. Copies of the foregoing certification shall be given to the President of the Adviser, as well as to Affiliated Managers Group, Inc., attn: Nathaniel Dalton, Senior Vice President.

VI.  SANCTIONS
     ---------

     a.   Forms of Sanction.
          -----------------

     Any Access Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include any one or more of the following: censure, suspension without pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code.

     b.   Procedures.
          ----------

     If the Designated Officer finds that a material violation has occurred, he shall report the violation and the suggested corrective action and sanctions to the President of the Adviser, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate, after consultation with the Committee described in
     Section VII c of this Code.

VII. MISCELLANEOUS PROVISIONS
     ------------------------

     a.   Records.
          --------

     The Adviser shall maintain records as required by Rule 17j-1 under the 1940 Act and Rule 204-2 under the Investment Advisors Act of 1940 and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(l) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

     (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     (iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     (iv) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     b.   Confidentiality.
          ----------------

     All reports of Securities transactions and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer or President of the Adviser, by the Committee described in Section VII c of this Code and by representatives of the Securities and Exchange Commission.

     c.   Interpretation of Provisions.
          -----------------------------

     A Committee consisting of the President of the Adviser, the Designated Officer and a representative of Affiliated Managers Group, Inc. may from time to time adopt such interpretations of this Code as it may dean appropriate.

     d.   Effect of Violation of this Code.
          ---------------------------------

     In adopting Rule 1 7j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

                                                      Appendix to Code of Ethics
                                                      --------------------------


                                CODE OF ETHICS
                       EXAMPLES OF BENEFICIAL OWNERSHIP

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership
--------------------------------

     What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

     (a) by you for your own benefit, whether bearer, registered in your oval name, or otherwise;

     (b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

     (c)  for your account by pledgers;

     (d)  by a trust in which you have an income or remainder interest.
     Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

     (e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

     (f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     (g)  by any partnership in which you are a partner,

     (h) by a personal holding company controlled by you alone or jointly with others;

     (i)  in the name of your spouse unless legally separated;

     (j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

     (k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding., relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership;

     (1) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership as described in (k) just above), if you can vest or revest title in yourself.

                                   EXHIBIT C
                                   ---------

                                CODE OF ETHICS

                           ANNUAL CERTIFICATION FORM

I have recently read and reviewed the Firm's Code of Ethics. I understand such policies and procedures and recognize that I am subject to them and understand the penalties for non-compliance. I certify that I am in full compliance with the Firm's Code of Ethics. I further certify that I have fully and accurately completed this certificate. If there are any exceptions, they are fully disclosed below.


EXCEPTIONS (described fully):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Signature:    _________________________________


Name:         _________________________________
(please print)

Date:         _________________________________

                                                               EXHIBIT (p)(1.20)


                                BUSINESS ETHICS
                                      FOR
             CIGNA RETIREMENT & INVESTMENT SERVICES ASSOCIATES OF:

                      TIMESSQUARE CAPITAL MANAGEMENT, INC.
                                    ("TSCM")

                            CIGNA INVESTMENTS, INC.
                                    ("CII")

                       GLOBAL PORTFOLIO STRATEGIES, INC.
                                    ("GPS")

                 CIGNA INTERNATIONAL INVESTMENT ADVISORS, LTD.
                                   ("CIIAL")

                  CIGNA INTERNATIONAL INVESTMENT ADVISORS, KK
                                   ("CIIAKK")

                       CIGNA LEVERAGE CAPITAL FUND, INC.
                                    ("CLCF")

                       CIGNA FUNDING LIMITED PARTNERSHIP
                                    ("CFLP")

                                      and

                               CIGNA FUNDS GROUP
                        CIGNA INSTITUTIONAL FUNDS GROUP
                         CIGNA VARIABLE PRODUCTS GROUP
                            CIGNA HIGH INCOME SHARES
                       CIGNA INVESTMENT SECURITIES, INC.
                                 ("the Funds")


                                                                      JUNE 2000

                                BUSINESS ETHICS

                                  INTRODUCTION

1.  Statement of General Principles
    -------------------------------

    The Business Ethics are based on the principle that the employees, officers and directors of Covered Companies owe a fiduciary duty to all Clients to conduct their personal securities transactions and other activities in a manner which does not interfere with investment transactions or otherwise take unfair advantage of their relationship to Clients. All employees must adhere to this general principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not automatically insulate from scrutiny transactions and activities that show a pattern of compromise or abuse of the individual's fiduciary duties to Clients. Accordingly, all employees, officers and directors must seek to avoid any actual or potential conflicts between their personal interests and the interest of our Clients. In sum, all employees, officers and directors shall place the interests of our Clients before our personal interests.

    The purpose of the Business Ethics is to establish procedures consistent with the Investment Advisers Act of 1940, Investment Company Act of 1940, and Securities Exchange Act of 1934. Accordingly, no Access Person or Non-
                                                         -------------    ---
    Access Person shall --
    -------------

    1.  Employ any device, scheme or artifice to defraud;

    2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

    3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person; or

    4.  Engage in any manipulative practice.

    These Business Ethics are designed to supplement the Business Ethics and Practices adopted by CIGNA Corporation, which apply to all employees of CIGNA Corporation and its affiliates. CIGNA Retirement & Investment Services Associates must comply with the Business Ethics and Practices of CIGNA Corporation as well as the Business Ethics for CIGNA Retirement & Investment Services Associates. Violations of the Business Ethics and Practices of CIGNA Corporation must be reported to the CIGNA General Auditor.

    Supervisors at every level are responsible for seeing that their employees understand these Business Ethics. Supervisors should encourage employees to discuss questions of business ethics or practices at any time they arise and to surface potential questions before any action is taken in order to prevent problems from developing.

2.  General Definitions
    -------------------

    Access Persons:           Any director, officer, general partner, or
                              "Advisory Person" of TSCM, CII, GPS, CIIAL,
                               ---------------
                              CIIAKK, CLCF, CFLP, and "the Funds."

    Advisory Persons:         A subset of Access Persons. Any employee of TSCM,
                                          --------------
                              CII,GPS, CIIAL, CIIAKK, CLCF, CFLP, and "the
                              Funds," whose functions or duties relate to the
                              determination of recommendations to purchase,
                              sell, or hold publicly traded Covered Securities;
                                            --------
                              those individuals who in connection with his/her regular duties, obtains any information concerning
                              Covered Securities being recommended for purchase or sale.

    Beneficial Ownership:     Generally, employees will be deemed to have
                              ownership of Covered Securities in the accounts of their spouses, dependent relatives, members of the same household, trustee and custodial accounts or any other account in which they have a financial interest or over which they have investment discretion. See Exhibit A for expanded discussion.

    Chief Compliance Officer: Timothy F. Roberts is the Chief Compliance
                              Officer for Covered Companies.

    CIGNA Securities:         Securities issued or sponsored by CIGNA
                              Corporation or its affiliates.

    Client: Any corporate, advisory, investment company or other account managed by, or as to which investment advice is given by, a Covered Company.

    Covered Companies:        TimesSquare Capital Management, Inc. (TSCM)
                              CIGNA Investments, Inc. (CII)
                              Global Portfolio Strategies, Inc. (GPS)
                              CIGNA International Investment Advisors, Ltd.
                              (CIIAL)
                              CIGNA International Investment Advisors, KK
                              (CIIAKK)
                              CIGNA Leveraged Capital Fund, Inc. (CLCF)
                              CIGNA Funding Limited Partnership (CFLP)
                              "The Funds"

    Covered Securities:       Any note, stock, treasury stock, bond, debenture,
                              evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, shares of closed-end mutual funds, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, non-bank certificate of deposit, or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security".

                           "Covered Securities" do not include - direct
                            ------------------
                           obligations issued by the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; or shares of a registered open-end investment company.

    Equivalent Covered
    Securities:            Equivalent Covered Security is one that has
                           substantial economic relationship to another Covered
                           Security. This would include, among other things, (1) a Covered Security that is convertible into another
                           Covered Security, (2) with respect to an equity
                           Covered Security, a Covered Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Covered Security and (3) with respect to a fixed-income Covered Security, a Covered Security having the same issuer, maturity, coupon and rating any derivative, option or warrant relating to that Covered Security.

    Investment Personnel:  Portfolio Managers and any other Advisory Persons
                           ------------------               ----------------
                           who provide investment information and/or advice to the Portfolio Managers and/or help execute the Portfolio Manager's investment decision. Investment
                           -------------------
                           Personnel include research analysts, traders, and their assistants.

    Material, Non-Public
    Information:           As a general guideline, information is material if it
                           might reasonably be expected to affect the market value of Covered Securities or influence investor decisions to buy, sell or hold Covered Securities.
                           Information is nonpublic if it is not generally available to the investing community.

    Non-Access Persons:    CIGNA Retirement & Investment Services Associates
                           who are not designated as Access Persons.
                                                     --------------

     Personal Covered
     Security Transactions: Any personal purchase or sale of a Covered Security on behalf of an account(s) in which an Access Person
                                                                   -------------
                            or Non-Access Person has direct or Beneficial
                               -----------------
                            Ownership.

     Portfolio Managers:    Advisory Persons who have the direct responsibility
                            ----------------
                            and authority to make investment decisions for a Client.

     Purchase or Sale:      Any contract or agreement, including the writing of
                            an option, to purchase or sell a Covered Security.

     The Funds              CIGNA Funds Group
                            CIGNA Institutional Funds Group
                            CIGNA Variable Products Group
                            CIGNA High Income Shares
                            CIGNA Investment Securities, Inc.

3.   Applicability
     -------------

     The Business Ethics apply to all CIGNA Retirement & Investment Services Associates, including part-time employees. Temporary personnel and consultants are subject to the same provisions of this policy as full-time employees.

4.   Prohibited and Restricted Personal Covered Securities Transactions by
     ---------------------------------------------------------------------
     Advisory Persons, Other Access Persons, and Non-Access Persons
     --------------------------------------------------------------

     A.   Initial Public Offerings
          ------------------------

          No Advisory Person may acquire any Covered Securities (equity or fixed
             ---------------
          income) in an initial public offering. However, there may be circumstances where investments may be permitted, if they do not represent conflict of interest, or even the appearance of a conflict of interest. An example is shares issued by mutual banks and insurance companies that specifically allocate shares to existing customers. Consult with the Chief Compliance Officer.

     B.   Private Placements
          ------------------

          Access Person and Non-Access Persons may not acquire any Covered
          -------------     ------------------
          Securities in a private placement without express prior approval.

          (i) Such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the Access
                                                                          ------
               Person or Non-Access Person by virtue of his or her position with
               ------    -----------------
               a Client.

          (ii) Access Persons and Non-Access Persons who have been authorized to
               --------------     ------------------
               acquire Covered Securities in a private placement must disclose that investment to the Chief Investment Officer (including his or her designee) and the Compliance Department when the Access
                                                                    ------
               Person or Non-Access Person plays a part in any subsequent
               ------    -----------------
               consideration of an investment by a Client in the issuer. In such circumstances, a decision to purchase Covered Securities of the issuer for a Client will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

     C.   Blackout Periods
          ----------------

          Except as provided in Section F below,

          (i)  Advisory Persons are prohibited from executing a Covered
               ----------------
               Securities transaction on any day during which any Client has a pending "buy" or "sell" order in the same or an equivalent Covered Security and until such time as that order is executed or withdrawn.

               A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Covered Security has been made and communicated.

          (ii) Investment Personnel are prohibited from buying or selling a
               --------------------
               Covered Security within seven calendar days before or after a Client which they manage trades in the same or an equivalent Covered Security.

     D.   Short-Term Trading Profits
          --------------------------

          Except as provided in Section F below, Advisory Persons are prohibited
                                                 ----------------
          from profiting from a purchase and sale, or sale and purchase, of the
               ---------
          same or an equivalent Covered Security within any 60 calendar day period. The 60-day period is determined on the last in, first-out basis. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to a charity. Transactions resulting in breakeven or losses are not subject to the 60 day prohibition.

     E.   Preclearance
          ------------

          Except as provided in Section F below, Advisory Persons must preclear
                                                 ----------------
          all personal Covered Securities transactions with the Compliance Department. See form in Exhibit B.

          All precleared orders must be executed by the end of the calendar day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

          The provisions of this Section prohibit all Advisory Persons from
                                                      ----------------
          entering limit orders in their personal accounts unless their broker-dealer is further instructed that the order is only good until the end of that calendar day. The provisions of this Section prohibit all Advisory Persons from entering good-till-
                                    ----------------
          cancel orders in their personal accounts.

          Advisory Persons are permitted to execute trades on-line.  However,
          ----------------
          trades entered on-line after the close of business will not be executed until the following business day. Therefore, the employee must provide backup documentation to the Compliance Department evidencing the entry date of the transaction (which should coincide with the date of the pre-clearance form).

     F.   Exempted Transactions
          ---------------------

          1. The following transactions will be exempt from the provisions of Preclearance, Blackout Periods, and Short-Term Trading Profits above:

               (a) Purchases or sales of Covered Securities effected in any personal account over which the Advisory Person has no
                                                    ---------------
                    direct or indirect influence or control or in any account of the Advisory Person which is managed on a discretionary
                        ---------------
                    basis by a person other than such Advisory Person and with
                                                      ---------------
                    respect to which such Advisory Person does not in fact
                                          ---------------
                    influence or control such transactions.

               (b) Purchases or sales of Covered Securities which are non-volitional on the part of the Advisory Person.
                                                  ---------------

               (c) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply to optional cash purchases or to the decision to begin or stop participating in a DRIP);

          2. The prohibitions of Section 4(C)(i) (Blackout Periods) - except for Portfolio Managers with respect to activity in a Client they
                   ------------------
               manage - and 4(D) (Short-Term Trading Profits) will not apply to the following (but preclearances will still be required):

               (a) Any equity Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Advisory Person has no prior knowledge of activity in such
                    ---------------
                    security by a Client and (ii) the issuer is listed on a
                                         ---
                    major securities exchange (including, but not limited to NYSE, NASDAQ, and AMEX) and has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion (or a corresponding market capitalization in foreign markets).

               (b) Any fixed income Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Advisory Person has no prior knowledge of
                                      ---------------
                    transactions in such securities by a Client.

               (c) Any transaction in index securities (e.g. NASDAQ 100 - QQQ), including options thereon, effected on a broad-based index if the Advisory Person has no prior knowledge of activity in
                           ---------------
                    such index by a Client.

               (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities,
                           --------
                    to the extent such rights were acquired from such issuer.

               (e) Purchases or sales of Covered Securities which receive the prior approval of the Chief Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on a Client or on its ability to purchase or sell Covered Securities of the same class or other Covered Securities of the same issuer.

5.   Opening and Maintaining Broker-Dealer Accounts by Access Persons and
     --------------------------------------------------------------------
     Advisory Persons
     ----------------

     Access Persons must disclose all broker-dealer accounts in which there is
     --------------
     direct or Beneficial Ownership to the Compliance Department.

     Access Persons opening new accounts with broker-dealers must notify the
     --------------
     Compliance Department prior to effecting any trades in the new account(s). Advisory Persons must supply the Compliance Department with the account
     ----------------
     number(s) and a written statement to be sent to the broker-dealer(s) authorizing the broker-dealer to send duplicate copies of transaction confirmations and periodic statements directly to the Compliance Department.

     Access Persons must notify the Compliance Department when broker-dealer
     --------------
     account ownership changes occur and when accounts are closed.

6.   Reporting of Personal Covered Securities Transactions and Post-Trade Review
     ---------------------------------------------------------------------------

     A.   Advisory Persons are required to direct their broker-dealers to supply
          ----------------
          to the Compliance Department, on a timely basis, duplicate copies of confirmations of all Personal Covered Securities Transactions and copies of periodic statements for all accounts in which the Advisory
                                                                      --------
          Person has a direct or Beneficial Ownership interest.  Compliance with
          ------
          this Business Ethics requirement will be deemed to satisfy the transaction reporting requirements imposed by securities laws. But any transactions in Covered Securities not executed through a broker-dealer must be reported quarterly to the Compliance Department within
                                  ---------
          10 calendar days of the end of the quarter using the form in Exhibit
          C. Compliance will e-mail you the form upon request. You may e-mail the completed form to Compliance.

     B.   Other Access Persons whose broker-dealers do not send duplicate
          --------------------
          confirmations and periodic statements to Compliance and Non-Access
                                                                  ----------
          Persons must report transactions in Covered Securities quarterly
          -------                                                ---------
          within 10 calendar days of the end of the quarter using the form in Exhibit C. Compliance will e-mail you the form at quarter end. You may e-mail the completed form to Compliance.

          Other Access Persons and Non-Access Persons may elect to satisfy the
          --------------------     ------------------
          transaction reporting requirement by authorizing their broker-dealers to send duplicate confirmations and periodic statements for all accounts in which there is direct or Beneficial Ownership directly to Compliance. Call Compliance for a form letter we ask you to sign. We will send it to the broker-dealer(s) for you. But note that transactions not effected through broker-dealers must be reported separately.

     C.   The Chief Compliance Officer will periodically review the personal
          ----------------------------
          investment activity of all Access Persons and Non-Access Persons.
                                     --------------     ------------------

     D.   International.  The Compliance Officers in Tokyo and London are
          -------------
          responsible for reviewing the reports of personal securities transactions submitted by Access Persons. Such review shall relate
                                    --------------
          only to Covered Securities traded in those offices. During due diligence reviews of Tokyo and London, the Chief Compliance Officer will review personal trading activity.

7.   Disclosure of Personal Holdings of Covered Securities Required for Acesss
     -------------------------------------------------------------------------
     Persons
     -------

     Within 10 calendar days of employment, and thereafter on an annual basis, all Access Persons of TSCM must disclose all personal Covered Securities
         --------------
     holdings in which the Access Person has direct or Beneficial Ownership.
                           -------------

     A.   For Advisory Persons, compliance with the annual disclosure
              ----------------
          requirement may be satisfied by periodic broker-dealers' statements sent directly to the Compliance Department. But note that Covered Securities not included in broker-dealers' reports must be reported separately to the Compliance Department. Use the form in Exhibit D. Compliance will e-mail you the report form upon request.

     B.   All officers, directors, and other Access Persons of TSCM whose
                                             --------------
          broker-dealers do not send duplicate confirms and periodic statements to Compliance are required to report all personal Covered Securities holdings using the form in Exhibit D. Compliance will e-mail you the form. You can e-mail the completed form back to Compliance.

          Other "Access Persons" may elect to satisfy this reporting requirement
                 --------------
          by authorizing their broker-dealers to send duplicate confirmations and periodic statements for all accounts in which there is direct or Beneficial Ownership directly to Compliance. Call Compliance for a form letter we ask you to sign. We will send it to the broker-dealer(s) for you. But note that transactions not effected through broker-dealers must be reported separately by you.

8.   Prohibitions Against Transactions Based on Material, Nonpublic Information
     --------------------------------------------------------------------------

     No Access Person or Non-Access Person will cause a purchase or sale of a
        -------------    -----------------
     Covered Security to be made for a Client or a personal account while in possession of material, nonpublic information with respect to the issuer of such Covered Security. You must be careful to avoid any impropriety, or even the appearance of an impropriety, in all investment transactions.

     A.   Communications.  At all times, Access and Non-Access Persons must be
          --------------                 ------     ------------------
          aware that any information which is considered or suspected to be material and/or nonpublic should not be disclosed to anyone who does not have a business need to know such information, and any recipient of such information must be made aware that the information is material and nonpublic.

     B.   Files.  Release of any materials which may contain material, nonpublic
          -----
          information (or conclusions or opinions based thereon) is only allowed on a need-to-know basis.

     C.   Other Disclosures.  Access Persons and Non-Access Persons should also
          -----------------   --------------     ------------------
          exercise diligence in other areas where the possibility exists that material, nonpublic information may be inadvertently disclosed to anyone who does not have a need to know. For example, documents should not be left in conference rooms, or on copy or fax machines. Care should be taken to properly file or discard documents.

     D.   Restricted List.  The Restricted List is maintained by the Compliance
          ---------------
          Department. This list includes issuers as to which material, nonpublic information has been received by Access Persons and/or Non-
                                                     --------------        ---
          Access Persons. It also identifies issuers as to which the release of
          --------------
          such information violates contractual restrictions. In addition, it includes those issuers, the trading of whose securities is limited by other policy or legal considerations. The Restricted List is distributed to all traders, portfolio managers and analysts of public securities, persons responsible for private secondary market trading, and others as determined by the Investment Law Department and the Compliance Department.

          If any individual believes that he or she is in possession of material, nonpublic information with respect to an issuer having publicly traded securities outstanding, he or she must immediately advise the Compliance Department of the fact so that the name can be added to the Restricted List. If the individual is uncertain as to the materiality of the information, he or she should immediately meet with the Chief Compliance Officer to review the information and make a determination if it is appropriate to add the issuer to the Restricted List. If there is any doubt, the issuer will be placed on the Restricted List while the issues are reviewed by a higher level of management. An issuer placed on the Restricted List because of material, nonpublic information will not be removed from such List until the information which resulted in the issuer being placed on such List is no longer material or is now public.

          No transaction will be made in a Covered Security for the account of a Client, the issuer of which is on the Restricted List, unless such transaction has been approved by the Compliance Department and the Investment Law Department.

9.   Transactions in Securities Issued or Sponsored by CIGNA Corporation or its
     --------------------------------------------------------------------------
     Affiliates
     ----------

     Transactions in CIGNA Securities by CIGNA employees, which include all employees of Covered Companies, through personal broker-dealer accounts in which they have direct or Beneficial Ownership, through their 401(k) Plans, through the exercise and/or simultaneous sale of stock options, or as a result of the sale of restricted stock are governed by the Policy Statement for Transactions in CIGNA Securities contained in the CIGNA Corporate Policy and Procedure Manual. (See Appendix I, pages A-8 through A-10 to these Ethics.)

     See Exhibit E for an expanded discussion of procedures, including reporting requirements, pertaining to CIGNA Securities.

10.  Gifts.
     -----

     A.   Access Persons and Non-Access Persons and household members thereof
          --------------     ------------------
          are prohibited from receiving any gift, or any series of gifts within a calendar year, of more than $100 in value from any person or entity that does business with a Covered Company or on behalf of a Client. Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost and the host is present at the event.

          Gifts include prizes sponsored by or paid for by broker-dealers, investment bankers, correspondents, and other intermediaries, or investments of any amount, as well as any other property, service or thing of value (such as tickets, admission or entrance fees, meals, entertainment, transportation or lodging). Receipt of gifts in the form of cash, checks, gift certificates is prohibited.

     B. In general, Covered Companies will be responsible for all business travel expenses incurred by its employees which are consistent with corporate travel policy. As a matter of policy, Covered Companies do not allow sponsors of trips who are broker-dealers or issuers of Covered Securities, or other investable assets, to pay for travel or lodging expenses for our employees.

          Exceptions to this policy can be granted by the Chief Compliance Officer if the trip sponsor arranges for group travel or lodging which is not available through normal commercial channels for the convenience of the group (e.g. charter flights) or is a de minimis expense to the sponsor because of the nature of its business (e.g. airline or hotel companies). In both of these cases, it should be clear that the sponsor is paying for reasons of convenience rather than to curry favor.

11.  Real Estate Transactions
     ------------------------

     Access Persons and Non-Access Persons shall refrain from engaging in the
     --------------     ------------------
     real estate business, the development of real estate or from serving as consultant to others in such activities, unless approved by Covered Companies' management on the basis that the activity will not present a conflict of interest.

12.  Corporate Directorships and Other Business Relationships
     --------------------------------------------------------

     In order that even the appearance of impropriety be avoided, it is important that CIGNA Retirement & Investment Services Associates not be involved in investment decisions which relate to other business enterprises of which they are "insiders." For purposes of this policy, a person is an "insider" of a business enterprise if he or she is one of its directors or officers, or otherwise has a confidential relationship with it, or has a beneficial ownership of 1% of its voting stock. A regulated investment company is not a business enterprise for this purpose.

     CIGNA Retirement & Investment Services Associates should make written disclosure of any insider relationships to the Compliance Department. No new insider relationships should be accepted without the written approval of the President of CIGNA Retirement & Investment Services and, if required by CIGNA Corporation policy, by the Corporate Secretary of CIGNA Corporation. New beneficial ownership in excess of 1% of voting stock resulting from non-volitional actions should be reported in the annual disclosure of insider relationships. (See the CIGNA Corporation policy on "Outside Board and Officerships" in the CIGNA Corporate Policy and Procedure Manual). The continuation of any insider relationship is at the discretion of the President of CIGNA Retirement & Investment Services and the Corporate Secretary of CIGNA Corporation and is to be terminated upon request.

13.  Dissemination and Acknowledgment of the Business Ethics
     -------------------------------------------------------

     The following procedures pertain to dissemination and acknowledgment of receipt of the Business Ethics.

     A. The Chief Compliance Officer and each designated Compliance Officer in Tokyo and London oversee the annual dissemination and affirmation of the Business Ethics to those persons for whom he or she is responsible. Currently the Compliance Officers are as follows:

               Chief Compliance Officer                Tim Roberts
               Compliance Officer (London)             Flora Kong
               Compliance Officer (Tokyo)              Fumi Kaji

     B. Human Resources ensures that each new employee of Covered Companies receives, upon employment, a copy of the Business Ethics and the Affirmation/Disclosure Statement (Exhibit F). The new officer or employee sends the executed Affirmation/Disclosure Statement to the Compliance Department.

     C.   Access Persons and Non-Access Persons are required to certify annually
          --------------     ------------------
          using the form in Exhibit F that:

          (i)   they have read and understood the Business Ethics;

          (ii)  they recognize that they are subject to the Business Ethics;

          (iii) they have complied with the requirements of the Business Ethics;

          (iv) they have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Business Ethics.

     D. The Business Ethics distributed also contain the CIGNA Employee Guide to Corporate Policies (Appendix I) which includes the Business Ethics and Practices, Antitrust and Material Non-Public Information for the management of CIGNA Corporation and its subsidiaries. Execution of the Affirmation and Disclosure Statement includes an acknowledgment of having read and being in compliance with these Policies.

14.  Investigations
     --------------

     The Chief Compliance Officer will make a determination from the reports of Covered Securities personal transactions, the annual Affirmation/Disclosure Statements, and from any other situations brought to his attention, or of which he is aware, whether a violation or possible violation, of these Business Ethics has occurred. The Chief Compliance Officer will thoroughly investigate each violation or possible violation. Such investigative procedures shall include notification to the appropriate member of the Senior Leadership Team and to the Investment Law Department of the violation or possible violation, and discussion of the violation or possible violation with the individual to determine whether the procedures set forth in the Business Ethics section of the Policy and Procedures Manual were followed. Each investigation will be properly documented, including the name of the individual, the date of the investigation, identification of the violation or possible violation, and a summary of the disposition. The file kept on such investigation shall include all underlying records.

     The Chief Compliance Officer will report his findings in writing to the appropriate member of the Senior Leadership Team, CIGNA Internal Audit Department, and to the Investment Law Department. The decision as to whether a violation has occurred will be subject to review by the Chief Compliance Officer, the appropriate member of the Senior Leadership Team, and the Investment Law Department.

                                                                       EXHIBIT A

                      EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Covered Securities if you have or share a direct or indirect "Pecuniary Interest" in the Covered Securities.

You have a "Pecuniary Interest" in Covered Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Covered Securities.

The following are examples of an indirect Pecuniary Interest in Covered
Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Covered Securities will not provide you with any economic benefit.

     "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Covered Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Covered Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Covered Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Covered Securities held by a trust:

1. Your ownership of Covered Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.   Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

This form will be completed by the Compliance Department and sent to the Advisory Person for his or her records.
---------------

                                                                       EXHIBIT B
                                                                       ---------

                                  PRECLEARANCE
                    PERSONAL COVERED SECURITIES TRANSACTIONS

Name: _________________________________________________________________________

Date: _________________________________________________________________________

Time: _________________________________________________________________________

Name of Security: _____________________________________________________________


 .    If the request is to purchase (sell), has this security been sold or
     (purchased) by this individual within the past 60 calendar days? Yes, no, or explain exception.

 .    Does any Client portfolio have a pending "buy" or "sell" order in the same or equivalent Covered Security?  Yes, no, or explain exception.

 .    If the request is made by Investment Personnel, has a portfolio purchased or sold this security within the past seven calendar days or is a transaction currently anticipated within the next seven calendar days? Yes, no, or explain exception.

 .    Is this an IPO?  Yes, no, or explain exception.

 .    Is this a private placement?  Yes, no, or explain exception.


This approval is good for ________________________ only.
                                    (date)

Preclearance granted by:  _____________________________  Date: _________________

                                                                       EXHIBIT C

                   PERSONAL REPORT OF SECURITIES TRANSACTIONS

Name/Routing:                                          For Month of       , 2000

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a Family Member had, or by reason of which I or a Family Member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a Family Member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

=================================================================================================================================
                                                                                                              DATE
                                                                                                   ------------------------------
                                     Name of                               Number of    Price per                      Other
        Name of Security        Broker/Dealer/Bank   Account Number      Shares/Units  Share/Unit  Purchased  Sold   (Explain)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================


      [_] NONE (check if no reportable transactions)


Signature: ______________________________          Date: ______________________

Compliance Unit Review:  _______________

                                                                       EXHIBIT D

===================================================================================================================

                                               TimesSquare Capital Management, Inc.
                                           Personal Covered Security Holdings Disclosure

                                               List of All Covered Securities Held*
                                                      As at December 31, 2000

===================================================================================================================

Employee Name: _______________________________________________    Signature: ______________________________________
                                                                                           (Please print)

                                                          Date: ___________________________________________________

===================================================================================================================

Broker-Dealer and                Description of Covered Security        Number of shares or par      Market Value
Account Number                                                          value held
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


===================================================================================================================

* Excludes unrestricted CIGNA Common Stock held by First Chicago Trust Company.

                                                                       EXHIBIT E


                   COMPLIANCE GUIDELINES - CIGNA SECURITIES
                   ----------------------------------------

Since many of you have asked questions regarding procedures for the approval of and reporting of transactions in CIGNA Securities, especially in your 401(k) Plan, we are providing additional information which should be helpful to you.

As provided in CIGNA's Corporate Policy and Procedure Manual, specifically ADM-2, speculative transactions involving any CIGNA, or CIGNA-sponsored, security are prohibited. Examples include writing or trading any option, or selling "short" any CIGNA, or CIGNA-sponsored, security.

PRE-CLEARANCE REQUIREMENTS
--------------------------

Access Persons must pre-clear:
--------------

1.   All transactions in CIGNA Securities executed through a broker-dealer.

2. All discretionary transactions, including changes in percentages, in CIGNA Securities within the 401(k) Plan.


REPORTING REQUIREMENTS AND PROCEDURES FOR ACCESS AND NON-ACCESS PERSONS
-----------------------------------------------------------------------

CIGNA Securities Through Your Broker Dealer
-------------------------------------------
If you buy or sell CIGNA Securities through your personal broker-dealer, the transaction should be reported in the same manner as a transaction in the stock of any other company.

CIGNA Stock Fund in 401(k) Plan
-------------------------------

The following transactions in CIGNA Securities through your 401(k) Plan are reportable:

1. Any change/transfer in investment choices for accumulated balances in your 401(k) which impact the dollar amount invested in the CIGNA Stock Fund. (See Exhibit 1)

2. Any increase or decrease in the percent of your future 401(k) contributions that are allocated to the CIGNA Stock Fund. (See Exhibit 2)

                                                                       EXHIBIT E
                                                                     (continued)


3. Any increase or decrease in the percent of your total 401(k) contributions if
                                                                              --
   one of your investment choices is the CIGNA Stock Fund.   (See Exhibit 3)
   ------------------------------------------------------

4. Any loan through your 401(k) Plan if CIGNA Securities are involved.

Attached are samples of completed forms with the type of information necessary for transactions in CIGNA Securities within your 401(k) Plan.

Please make a note of the date on which you call the 401(k) AnswerLine to make
------------------------------------------------------------------------------
your change.  This is the transaction date you should use when completing your
------------------------------------------------------------------------------
monthly Personal Report of Securities Transactions form.
--------------------------------------------------------

We emphasize that the above instructions pertain only to the CIGNA Stock Fund. Investment choices in any other funds of the 401(k) Plan are not reportable.

Employee Stock Options or Restricted Stock Plans
-------------------------------------------------

It is not necessary to obtain pre-clearance from the Compliance Department to initiate a transaction involving Employee Stock Options or Restricted Stock through Shareholder Services. Those employees who have been notified by the Corporate Secretary (Carol Ward) that they are subject to trading restrictions in CIGNA Securities, must obtain clearance through the Corporate Secretary's Office. All other employees should contact Shareholder Services in Philadelphia directly.

All transactions in Employee Stock Options or Restricted Stock must be reported quarterly. For ease in reporting, it is suggested that you attach a copy of your statement from Philadelphia and simply write "See attached statement" on the form itself. For further clarification of corporate policies relating to CIGNA securities, please see Appendix I of the Investment Management Ethics (pages A-8 through A-10).

EXHIBIT 1 -  Transfer of Accumulated Balance
---------

                  PERSONAL REPORT OF SECURITIES TRANSACTIONS


Name/Routing:  _______________________       For Month of ______________ ,  2000

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a Family Member had, or by reason of which I or a Family Member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a Family Member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

==================================================================================================================================
                                                                                                                    DATE
                                                                                                        -------------------------
                                         Name of                            Number of        Price per
        Name of Security           Broker/Dealer/Bank      Account Number  Shares/Units     Share/Unit   Purchased  Sold    Other
---------------------------------------------------------------------------------------------------------------------------------
CIGNA STOCK FUND (401(k)) --                                                                                        1/26/99*
---------------------------------------------------------------------------------------------------------------------------------

     ACCUMULATED BALANCE
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

*TRANSFERRED 15% FROM CIGNA
---------------------------------------------------------------------------------------------------------------------------------

     STOCK FUND
=================================================================================================================================

     [_] NONE (check if no reportable transactions)

Signature: _______________________  Date: ______________________________________


Compliance Unit Review: __________

EXHIBIT 2 -  Change in Percentage
---------
             of Future Contributions

                  PERSONAL REPORT OF SECURITIES TRANSACTIONS


Name/Routing:  _____________________________   For Month of ____________  , 2000

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a Family Member had, or by reason of which I or a Family Member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a Family Member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

=================================================================================================================================
                                                                                                                   DATE
                                                                                                       --------------------------
                                    Name of                               Number of        Price per
        Name of Security        Broker/Dealer/Bank      Account Number    Shares/Units     Share/Unit   Purchased  Sold   Other
---------------------------------------------------------------------------------------------------------------------------------

CIGNA STOCK FUND (401(k)) --
---------------------------------------------------------------------------------------------------------------------------------
    FUTURE CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
*INCREASED PERCENTAGE OF 401(k)
---------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION ALLOCATED TO
---------------------------------------------------------------------------------------------------------------------------------
CIGNA STOCK FROM 10% TO 15%
=================================================================================================================================

     [_] NONE (check if no reportable transactions)

Signature: _____________________________________ Date: _________________________

Compliance Unit Review:  ______________

EXHIBIT 3 -  Change in Percentage of
---------
             Total 401(k) Contribution

                 PERSONAL REPORT OF SECURITIES TRANSACTIONS


Name/Routing:  ________________________________ For Month of __________  , 2000

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a Family Member had, or by reason of which I or a Family Member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a Family Member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

=================================================================================================================================
                                                                                                                   DATE
                                                                                                       --------------------------
                                    Name of                                 Number of       Price per
        Name of Security       Broker/Dealer/Bank      Account Number      Shares/Units    Share/Unit  Purchased   Sold  Other
---------------------------------------------------------------------------------------------------------------------------------
CIGNA STOCK FUND (401(k)) --                                                                                             *1/26/99
---------------------------------------------------------------------------------------------------------------------------------
   TOTAL 401(k) CONTRIBUTION
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
*INCREASED TOTAL 401(k)
---------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION FROM 10% TO 12%,
---------------------------------------------------------------------------------------------------------------------------------
TO INCLUDE 40% TO CIGNA STOCK
=================================================================================================================================


     [X] NONE (check if no reportable transactions) Other than periodic purchases as previously reported

Signature: ____________________________      Date: _____________________________

Compliance Unit Review: _______________

                                                            EXHIBIT F
                                                            ---------


                       AFFIRMATION/DISCLOSURE STATEMENT


My signature below represents affirmation of the following statements unless otherwise specifically noted in #4 and #5:

1. I have read, understand and agree to comply with the Business Ethics. I realize that my failure to observe the provisions of the Business Ethics may be a basis for dismissal for cause, and that such failure may constitute a violation of Federal or State securities laws and regulations which may subject me to civil liabilities and criminal penalties.

2. I acknowledge receipt of the CIGNA Employee Guide to Corporate Policies ("Policies") which includes Business Ethics and Practices, Antitrust and Material Non-Public Information for the management of CIGNA Corporation and its subsidiaries, and I have read and am in compliance with these Policies.

3. If an officer, employee or director of TSCM, I also acknowledge that these Business Ethics serve as the Code of Ethics required by the Investment Company Act of 1940 and the rules thereunder.

4. I have no existing or proposed outside financial interests, business connections or conflicts of interest, nor have I engaged in any other transactions required to be disclosed except the following:

5. I know of no acceptance of gifts or favors, real estate transactions or other business financial involvement by me or by a member of my immediate family required to be disclosed, except the following:

6. I hereby certify that I have complied with the requirements of the Business Ethics, that I have reported all personal Covered Securities transactions required to be disclosed pursuant to the Business Ethics and if required, have disclosed all personal Covered Securities holdings.


Date ____________________               Signature ____________________________

                                        Name _________________________________
                                                         (Printed)

                                        Department ___________________________


Please return the completed statement to the Compliance Department. Retain a copy for your records.

                                                               EXHIBIT (p)(1.21)




                        TURNER INVESTMENT PARTNERS, INC.
                     PERSONAL TRADING POLICY/CODE OF ETHICS
                                February 17, 2000

A. Personal investments: An employee should consider himself the beneficial owner of those securities held by him, his spouse, his minor children, a relative who shares his house, or persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

B. Employees are barred from purchasing any securities (to include Common Stock and related Options, Convertible securities, Options, or Futures on Indexes) in which the firm has either a long or short position. If an employee owns a position in any security, he must get written pre-clearance from the Chairman or President to add to or sell the position. ALL SECURITY TRANSACTIONS (BUY OR SELL) REQUIRE WRITTEN CLEARANCE IN ADVANCE. Approval is good for 48 hours; if a trade has not been executed, subsequent approvals are necessary until the trade is executed. The Exception Committee (the Chairman, Vice Chairman, President, and Director of Compliance) must approve any exceptions to this rule.

C. Employees may not purchase initial public offerings. Private placements/Limited partnerships require written pre-clearance. Mutual Fund holdings are excluded from pre-clearance and reporting. IRA's, and Rollover IRA's that are self-directed (i.e. stocks or bonds, not mutual funds), and ESOP's (Employee stock ownership plans) require pre-clearance.

D. Blackout Restrictions: Employees are subject to the following restrictions when their purchases and sales of securities coincide with trades of Turner Clients (including investment companies):

     1. Purchases and sales within three days FOLLOWING a client trade. Employees are prohibited from purchasing or selling any security within three calendar days after a client transaction in the same (or a related) security. The Exception Committee must approve exceptions. If an employee makes a prohibited transaction without an exception the employee must unwind the transaction and relinquish any gain from the transaction to charity.

     2. Purchases within seven days BEFORE a client purchase. An employee who purchases a security within seven calendar days before a client purchases the same (or a related) security is prohibited from selling the security of a period of six months following the client's trade. The Exception Committee must approve exceptions. If an employee makes a prohibited sale without an exception within the six month period, the employee must relinquish any gain from the transaction to charity.

     3. Sales within seven days BEFORE a client sale. An employee who sells a security within seven days before a client sells the same (or a related) security must relinquish to charity the difference between the employee's sale price and the client's sale price (assuming the employee's sale price is higher).

                        TURNER INVESTMENT PARTNERS, INC.
                     PERSONAL TRADING POLICY/CODE OF ETHICS
                                February 17, 2000
                                     Page 2

     4. These restrictions do not apply to proprietary investment partnerships for which the firm acts as an adviser in which the officers and employees of the adviser have an equity interest of less than 50%. These accounts may purchase the same or similar securities within the black out period, if the partnership trades with the block or after other clients. Where it is beneficial to client accounts and it is possible to do so, they should be blocked with the partnership account.

E. Short Term Trading Rule - Employees may not take PROFITS in any security in less than 60 days (includes Options, Convertibles and Futures). If an individual must trade with in this period, the Exception Committee must grant approval or the employee must relinquish such profits to charity. The closing of positions at a loss is not prohibited. Options that are out of the money may be exercised in less than 60 days. The proprietary partnerships may take profits in less than 60 days.

F. Reporting: Consistent with the requirements of the Investment Advisers Act of 1940 Rule 204-2 (a)(2) and (a)(3) and with the provisions of Rule 17j-1 of the Investment Company Act of 1940 all employees must submit duplicate statements/disclosures within 10 days following the calendar quarter. Statements are reviewed by one of the firms Series 24 principals. Brokerage, IRA's, Rollover IRA's (which are self-directed), ESOP's, private placement and limited partnerships must all be reported as personal trading. New employees are required to file initial holdings within 10 days of hire.

G. Violation of the Personal Investments/Code of Ethics policy may result in disciplinary action, up to and including termination of employment.

                                                               EXHIBIT (p)(1.22)




                       WESTPEAK INVESTMENT ADVISORS, L.P.

                                 Code of Ethics

                           Adopted as of April 1, 1998

     It is important to remember at all times that the interests of our clients and the shareholders of the funds that we advise must come first. In order to maintain that priority, all personal securities transactions must be conducted in a manner consistent with this Code of Ethics ("Code"). We must be vigilant in maintaining the integrity of our business by avoiding any actual or potential conflicts of interest or any abuse of our position of trust and responsibility. All provisions of this Code will be interpreted in such a way as to give full effect to the principles stated in this preamble.

I.   DEFINITIONS

     (A) "Access person" means any director, officer or advisory person of Westpeak.

     (B) "Advisory person" means (i) any employee of Westpeak (or of any company in a control relationship to Westpeak) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Westpeak who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

     (C) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder from time to time in effect, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. In general, a Westpeak employee is deemed to have beneficial ownership of securities owned by the employee's spouse, by children residing in the employee's household or by children who are financially dependent on the employee, or other securities over which the employee has control. Refer to Appendix A attached to this Code for a fuller explanation of the meaning of "beneficial ownership."

     (D) "Compliance Officer" shall refer to the Westpeak officer holding this title (currently Philip J. Cooper, Executive Vice President - Portfolio Management) or, in the Compliance Officer's absence, Gerald
          H. Scriver, President and Chief Executive Officer.

     (E) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act"). Section 2(a)(9) provides that "control" means, among other things, the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (F) "Fund" means each investment company for which Westpeak Investment Advisors, L.P. ("Westpeak" or the "Company") serves as investment adviser or subadviser and each other client for which Westpeak provides investment advisory services.

     (G) "Purchase or sale of a security" includes, INTER ALIA, the writing of an option to purchase or sell a security.

     (H) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States (including government money market instruments of the type issued by agencies of the federal government or guaranteed by the federal government or its agencies), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1 under the 1940 Act from time to time in effect.

     (I) "Security held or to be acquired" by a Fund means any security which, within the most recent fifteen days, (i) is or has been held by the Fund, or (ii) is being or has been considered by Westpeak for purchase by the Fund.

     (J) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (K) A security is "being purchased or sold" by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

     A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an "advisory person" nor an "access person." A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one for all times an advisory person. Under the definition of "advisory person" in the phrase "makes, participates in, or obtains information regarding the purchase or sale of a security" means someone who places orders or otherwise arranges transactions.

II.  OUTSIDE AFFILIATIONS

     No access person (other than members of the Board of Directors of Westpeak's general partner who are not Westpeak employees) shall become an officer, trustee or director of any company whose shares are publicly traded (except an investment company managed by the Company or an affiliate of the Company) without the approval of the Compliance Officer. This restriction on serving as an officer, trustee or director of a public company is designed to prevent Westpeak from being deemed to possess inside information concerning a company that an access person may learn in serving in one of those capacities. Therefore, exceptions will be made by the Compliance Officer only in unusual situations, with the advice of legal counsel, as appropriate.

     No access person (other than members of the Board of Directors of Westpeak's general partner who are not Westpeak employees) shall accept an appointment as an executor, administrator, trustee, guardian or conservator (other than in family situations) without approval by the Compliance Officer.

III. GIFTS TO OR FROM BROKERS OR CLIENTS

     No access person shall accept or receive on his or her own behalf or on behalf of the Company any gift or other accommodations from a business contact or broker, securities salesman or client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of his or her responsibilities to Westpeak's clients or place the recipient or Westpeak in a difficult or embarrassing position. This prohibition applies equally to gifts to an access person's close relatives or to those who share the same household as an access person.

     No access person shall give on his or her own behalf or on behalf of the Company any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     In no event should gifts to or from any one business contact have a value that exceeds the limitation on gifts established by the NASD from time to time (currently $100). This prohibition does not apply to normal business entertainment.

IV.  USE OF INSIDE INFORMATION

     Access persons agree to adhere to Westpeak's Statement of Policy on Inside Information, which should be read in conjunction with this Code.

V.   PERSONAL SECURITIES TRANSACTIONS

     In furtherance of the principle set out in the preamble to this Code (i.e., that the interests of Westpeak's clients and the shareholders of the Funds Westpeak advises come first), access persons will adhere to the following restrictions and requirements with respect to their personal investing activity; PROVIDED, HOWEVER, that the restrictions and requirements listed below in this Section V do not apply to any member of the Board of Directors of Westpeak's general partner who is not a Westpeak employee and who does not have actual knowledge of purchases or sales of securities by any Fund, or recommendations with regard to purchases or sales of securities by any Fund.

   1. PRE-TRADE CLEARANCE

      No access person will purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership without the prior written approval of the Compliance Officer. Any such approval will be valid for five business days from the date approval is granted or such lesser time period as the Compliance Officer determines. The Compliance Officer will maintain records documenting all pre-trade clearance requests and approvals.

   2. BROKERAGE CONFIRMATION AND STATEMENTS

      Access persons will direct their brokers to routinely supply duplicate copies of all confirmations and periodic account statements to the Compliance Officer.

   3. INVESTMENT OPPORTUNITIES OF LIMITED AVAILABILITY

      If an access person learns of an investment opportunity of limited availability that would be suitable for a client, the access person must make the opportunity available to the client first, and may not invest in that opportunity for his or her own account without the client's consent.

   4. INITIAL PUBLIC OFFERINGS

      No access person may acquire securities in an initial public offering.

   5. PRIVATE PLACEMENTS

      No access person may acquire securities in a private placement without the express prior approval of the Compliance Officer.

      Any access person who now or hereafter owns a privately-placed security and who becomes involved in an investment decision involving the issuer of the security shall disclose his or her ownership of the private placement to the Compliance Officer as soon as practicable after becoming involved in the decision-making process.

      Any access person who owns a private placement of an issuer must refrain from deliberations regarding client purchases or sales of securities issued by the same issuer.

   6. BLACKOUT PERIODS

      Except as set forth below, no access person may purchase or sell securities on any day during which a buy or sell order in the same security is pending for a Fund.

      Except as set forth below, no access person may purchase or sell a security purchased or sold by a Fund within seven calendar days before or after the Fund buys or sells the security; PROVIDED, HOWEVER, that the prohibition on a purchase or sale by an access person seven days BEFORE the Fund buys or sells the same security does not apply if the access person does not have actual knowledge that such security is being considered for purchase or sale by the Company for a Fund.

      Except as set forth below, no access person may buy and sell, or sell and buy, the same securities (including options on securities) at a profit within 60 calendar days. Any profits realized by such access person on such short-term trades shall be disgorged to a charitable organization selected by the Company. The Compliance Officer may allow exceptions to this provision only in cases where the security must be sold involuntarily (such as in the case of a merger involving the issuer).

      The pre-trade clearance and blackout period provisions of this Section (Section V.1. and V.6.) do not apply to transactions in the following securities:

      - Securities that are not eligible (nor are convertible into or exchangeable for securities that are eligible) for purchase by any of the Funds.

      - Securities issued or guaranteed by any government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

      - Common or preferred stocks of a class that is publicly-traded, issued by a company with a stock market capitalization in excess of five billion U.S. dollars (or the equivalent in foreign currency).

      -  Futures and options contracts on indices.

      - Commodity futures contracts, including futures contracts on interest rate instruments or indices, and options on such contracts.

      -  Open-end investment management companies.

     The pre-trade clearance and blackout period provisions of this Section (Section V.1. and V.6.) do not apply to the following transactions:

      - Transactions that occur by operation of law or under any other circumstance in which the access person does not exercise any discretion to buy or sell.

      - Purchases of securities pursuant to an automatic dividend reinvestment plan.

      - Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of securities held by the access person and received by the access person from the issuer.

VI.  ANNUAL CERTIFICATION

     All access persons shall certify annually that they have read and understand this Code and that they have complied with all its provisions. A copy of the form of annual certification is attached hereto as Appendix B. Access persons shall further certify that they have complied with the reporting requirements of Part VII of this Code.

VII. REPORTING

     (A) Every access person shall file with the Compliance Officer a report containing the information described in Section VII(B) of this Code with respect to transactions in any security in which such access person has, or by reason of reason of such transaction acquires, any direct or indirect beneficial ownership; PROVIDED, HOWEVER, that such access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control, and PROVIDED, FURTHER, that the term "security" does not include the savings or demand deposit accounts of access persons with banks or thrifts.

     (B) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) The date of the transaction and the title and number of shares and principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish


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

               any exemption from the restrictions listed in Section V on which the access person has relied;

          (3)  The price at which the transaction was effected; and

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

     (C) The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any transaction reported constitutes a violation of
          Section V hereof.

     (D) Any person required to report a transaction under this Section may satisfy his or her obligation hereunder by providing a duplicate confirmation/ statement of such transaction to the Compliance Officer, as required to be routinely furnished in Section V.2.

VIII. REVIEW AND ENFORCEMENT

     (A)  REVIEW

          (1) The Compliance Officer shall cause the reported personal securities transactions to be compared with completed and contemplated portfolio transactions of the Funds to determine whether any transactions subject to the restrictions in Section V (each a "Reviewable Transaction") may have occurred.

          (2) If the Compliance Officer determines that a Reviewable Transaction may have occurred, he shall then determine whether a violation of this Code may have occurred, taking into account of the exemptions provided under Section V. Before making any determination that a violation has been committed by a person, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     (B)  ENFORCEMENT

          (1) If the Compliance Officer determines that a violation of this Code may have occurred, he shall promptly report the possible violation to the President of Westpeak, who, together with the Compliance Officer, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          (2) No person shall participate in a determination of whether he has committed a violation of this Code or in the imposition of any sanction against himself. If a securities transaction of the Compliance Officer is under consideration, Westpeak's President shall act in all respects in the manner prescribed herein for the Compliance Officer, and, if a securities transaction of the President is under consideration, the Compliance Officer shall report the possible violation to the Chairman of the Board of Directors of Westpeak's general partner.

IX.  REPORTING REQUIREMENT TO INVESTMENT COMPANY CLIENTS

     The Compliance Officer shall, with respect to each Fund that is an investment company, annually furnish a written report to the board of trustees of such Fund (i) describing issues arising under this Code since the last report to the board, including information about violations of the Code, sanctions imposed in response to such violations, changes made to the Code, and any proposed changes to the Code; and (ii) certifying that Westpeak has adopted such procedures as are reasonably necessary to prevent access persons from violating the Code.

X.   RECORDS

     (A) Westpeak shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

          (1) A copy of this Code and any other Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

          (3) A copy of each report made pursuant to this Code by any access person shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     (B)  CONFIDENTIALITY

          All reports of securities transactions and any other information collected or produced pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission of any other authorized governmental body or self-regulatory organization.



APPENDIX A

"BENEFICIAL OWNERSHIP"

     For purposes of the Code of Ethics, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such security.

     You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in such security. You are deemed to have a pecuniary interest in any securities held by members of your immediate family sharing your household. "Immediate family" means your son or daughter (including your legally adopted child) or any descendants of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother and your spouse. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and beneficial ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership at the time of any transaction in such securities. You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control over such portfolio securities. Additionally, certain performance-related fees received by brokers, dealers, banks, insurance companies, investment companies, investment advisors, trustees and others may give rise to pecuniary interests in securities over which such persons have voting or investment control.

     Securities owned of record or held in your name generally are considered to be beneficially owned by you if you have a pecuniary interest in such securities. Beneficial ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but which have not been transferred into your name on the books of a company; and securities which you have pledged) if you have or share a pecuniary interest in such securities.

     With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust).


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

     The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim beneficial ownership of such securities. Any uncertainty as to whether you are the beneficial owner of a security should be brought to the attention of the Compliance Officer.


APPENDIX B

ANNUAL CODE OF ETHICS CERTIFICATION

     I acknowledge that I have received a copy and read the Westpeak Investment Advisors, L.P. Code of Ethics, dated April 1, 1998. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

     I hereby certify that I have complied with the requirements of the Westpeak Investment Advisors, L.P. Code of Ethics, dated April 1, 1998, and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to such Code of Ethics.



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